     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2001



                                                      REGISTRATION NO. 333-60184

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            FLEMING COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             OKLAHOMA                             5141                            48-0222760
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                             1945 LAKEPOINTE DRIVE
                            LEWISVILLE, TEXAS 75057
                                 (972) 906-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

      FOR CO-REGISTRANTS, SEE "TABLE OF CO-REGISTRANTS" ON FOLLOWING PAGE.
                            ------------------------

                              CARLOS M. HERNANDEZ
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            FLEMING COMPANIES, INC.
                             1945 LAKEPOINTE DRIVE
                            LEWISVILLE, TEXAS 75057
                                 (972) 906-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                                 JOHN M. NEWELL
                                LATHAM & WATKINS
                       505 MONTGOMERY STREET, SUITE 1900
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 391-0600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration number for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier, effective registration statement for the same offering. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                          STATE OF        I.R.S. EMPLOYER
                                                       JURISDICTION OF    IDENTIFICATION     PSIC CODE
                        NAME                            ORGANIZATION          NUMBER          NUMBER
                        ----                           ---------------    ---------------    ---------
ABCO Food Group, Inc. ...............................     Nevada            88-0440077        5411
ABCO Markets, Inc. ..................................    Arizona            86-0491500         *
ABCO Realty Corp. ...................................    Arizona            86-0491499         *
AG, L.L.C. ..........................................    Oklahoma                   **         **
American Logistics Group, Inc. ......................    Delaware           13-2656567        5141
Baker's Food Group, Inc. ............................     Nevada            88-0440078        5411
Dunigan Fuels, Inc. .................................     Texas             52-2206478        5172
FAVAR CONCEPTS, LTD..................................    Delaware           73-1570430        5411
Fleming Food Management Co., L.L.C. .................    Oklahoma           73-1577381        5141
Fleming Foods of Texas, L.P. ........................    Oklahoma           73-1577380        5141
Fleming International Ltd. ..........................    Oklahoma           73-1414701        5141
Fleming Supermarkets of Florida, Inc. ...............    Florida            65-0418543        5411
Fleming Transportation Service, Inc. ................    Oklahoma           73-1126039        5141
Fleming Wholesale, Inc. .............................     Nevada            93-1175982        5141
FuelServ, Inc. ......................................    Delaware           75-2894483        5172
Gateway Insurance Agency, Inc. ......................   Wisconsin           39-1346803        5141
LAS, Inc. ...........................................    Oklahoma           73-1410261        5411
Piggly Wiggly Company................................    Oklahoma           73-1477999        6794
Progressive Realty, Inc. ............................    Oklahoma           73-1485750        5141
Rainbow Food Group, Inc. ............................     Nevada            88-0440079        5411
Retail Investments, Inc. ............................     Nevada            86-0900985        5411
Retail Supermarkets, Inc. ...........................     Texas             74-0658440        5411
RFS Marketing Services, Inc. ........................    Oklahoma           73-1489627        5141
Richmar Foods, Inc. .................................   California          68-0095094        5411
Scrivner Transportation, Inc. .......................    Oklahoma           73-1288028         *

-------------------------
*  Inactive entity.

** No I.R.S. Employer Identification Number or PSICC Number -- subsidiary created solely for liquor license.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JULY 13, 2001


PRELIMINARY PROSPECTUS

                            FLEMING COMPANIES, INC.

                               OFFER TO EXCHANGE
                 $355,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS
                         10 1/8% SENIOR NOTES DUE 2008,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
        FOR ANY AND ALL OF ITS OUTSTANDING 10 1/8% SENIOR NOTES DUE 2008

                      MATERIAL TERMS OF THE EXCHANGE OFFER

- The exchange offer expires at 5:00 p.m., New York City time, on             ,
  2001, unless extended.

- We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act.

- The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC.

- You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

- The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

- We will not receive any proceeds from the exchange offer.

- The terms of the new series of notes are substantially identical to the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.

- You may tender outstanding notes only in denominations of $1,000 and multiples of $1,000.

- Our affiliates may not participate in the exchange offer.

   PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS FOR
A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.

                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     We are not making this exchange offer in any state where it is not permitted.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 2001.

     We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. This prospectus does not offer to sell or solicit an offer to buy any securities other than the registered notes to which it relates, nor does it offer to buy any of these notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO YOU UPON WRITTEN OR ORAL REQUEST. IF YOU WOULD LIKE A COPY OF ANY OF THIS INFORMATION, PLEASE SUBMIT YOUR REQUEST TO 1945 LAKEPOINTE DRIVE, BOX 299013, LEWISVILLE, TEXAS 75029, ATTENTION: LEGAL DEPARTMENT, OR CALL (972) 906-8000 AND ASK TO SPEAK TO SOMEONE IN OUR LEGAL DEPARTMENT. IN ADDITION, TO OBTAIN TIMELY DELIVERY OF ANY INFORMATION YOU
REQUEST, YOU MUST SUBMIT YOUR REQUEST NO LATER THAN             , 2001, WHICH IS
FIVE BUSINESS DAYS BEFORE THE DATE THE EXCHANGE OFFER EXPIRES.
                           -------------------------

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................   13
The Exchange Offer..........................................   20
Use of Proceeds.............................................   30
Capitalization..............................................   30
Selected Consolidated Financial Data........................   31
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   33
Business....................................................   44
Management..................................................   58
Principal and Management Shareholders.......................   62
Description of Other Indebtedness...........................   65
Description of Notes........................................   66
Book-Entry; Delivery and Form...............................   98
Plan of Distribution........................................  102
Material United States Federal Income Tax Considerations....  102
Legal Matters...............................................  103
Independent Auditors........................................  103
Available Information.......................................  103
Incorporation by Reference..................................  104
Index to Consolidated Financial Statements..................  F-1

                                 INDUSTRY DATA

     In this prospectus, we rely on and refer to information regarding market data obtained from internal surveys, market research, publicly available information and industry publications. Although we believe the information is reliable, we cannot guarantee the accuracy or completeness of the information and have not independently verified it.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical facts included in this prospectus, including, without limitation, statements in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus regarding our future financial position, business strategy and our management's plans and objectives for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct. Important factors that could cause actual results to differ materially from our expectations are disclosed under the section "Risk Factors" and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

                               PROSPECTUS SUMMARY


     In this prospectus, the words "Fleming," "the Company," "ours," "us" and "we" refer to Fleming Companies, Inc., the issuer of the notes, and its subsidiaries. We will refer to the offering of the private notes as the "private offering." Unless indicated otherwise, the term "notes" refers to both the private notes and the exchange notes. The following summary contains basic information about us and this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.


                               THE EXCHANGE OFFER

The Exchange Offer............   We are offering to exchange our exchange notes
                                 for our outstanding private notes that are properly tendered and accepted. You may tender outstanding notes only in denominations of $1,000 and multiples of $1,000. We will issue the exchange notes on or promptly after the exchange offer expires. As of the date of this prospectus, $355,000,000 principal amount of private notes is outstanding.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on             , 2001,
                                 unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange
Offer.........................   The exchange offer is not subject to any
                                 condition other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange.

Procedures for Tendering
Private Notes.................   If you wish to tender your private notes for
                                 exchange notes pursuant to the exchange offer you must transmit to Bankers Trust Company, as exchange agent, on or before the expiration date, either:

                                 - a computer generated message transmitted
                                   through The Depository Trust Company's
                                   Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

                                 - a properly completed and duly executed letter
                                   of transmittal, which accompanies this
                                   prospectus, or a facsimile of the letter of transmittal, together with your private notes and any other required documentation, to the exchange agent at its address listed in this prospectus and on the front cover of the letter of transmittal.

                                 If you cannot satisfy either of these
                                 procedures on a timely basis, then you should comply with the guaranteed delivery procedures described below. By executing the letter of transmittal, you will make the representations to us described under "The Exchange
                                 Offer -- Procedures for Tendering."

Special Procedures for
Beneficial Owners.............   If you are a beneficial owner whose private
                                 notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your private notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must either (1) make appropriate arrangements to register ownership of the private notes in your name or (2) obtain a properly completed bond power from the registered holder, before completing and executing the letter of transmittal and delivering your private notes.

Guaranteed Delivery
Procedures....................   If you wish to tender your private notes and
                                 time will not permit the documents required by the letter of transmittal to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your private notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."

Acceptance of Private Notes
and Delivery of Exchange
  Notes.......................   Subject to the satisfaction or waiver of the
                                 conditions to the exchange offer, we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn before 5:00 p.m., New
                                 York City time, on the expiration date.

Withdrawal Rights.............   You may withdraw the tender of your private
                                 notes at any time before 5:00 p.m., New York
                                 City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading "The Exchange
                                 Offer -- Withdrawal of Tenders."

Material United States Federal
Income Tax Considerations.....   The exchange of notes will not be a taxable
                                 event for United States federal income tax purposes. For a discussion of the material federal income tax consequences relating to the exchange of notes, see "Material United States
                                 Federal Income Tax Considerations."

Exchange Agent................   Bankers Trust Company, the trustee under the
                                 indenture governing the private notes, is serving as the exchange agent.

Consequences of Failure to
Exchange Notes................   If you do not exchange your private notes for
                                 exchange notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the private notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the private notes under the Securities Act.

Registration Rights
Agreement.....................   You are entitled to exchange your private notes
                                 for exchange notes with substantially identical terms. The exchange offer satisfies this right.
                                 After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your private notes.

     We explain the exchange offer in greater detail beginning on page 20.

                               THE EXCHANGE NOTES

     The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes and both the private notes and the exchange notes, which we will collectively refer to as the "notes," are governed by the same indenture.

Securities Offered............   $355,000,000 principal amount of 10 1/8% senior
                                 subordinated notes due 2008.

Issuer........................   Fleming Companies, Inc.

Maturity Date.................   April 1, 2008.


Interest......................   The exchange notes will bear interest at the
                                 rate of 10 1/8% per year (calculated using a 360-day year), payable every six months on April 1 and October 1, beginning October 1,
                                 2001. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the private notes or, if no interest was paid on the private notes, from the date of issuance of the private notes, which was March 15, 2001. Holders whose private notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the private notes.



Ranking.......................   The notes are our unsecured senior obligations
                                 and rank senior to all of our subordinated debt and pari passu with all of our other senior debt except to the extent of collateral. The guarantees of the notes by our subsidiaries are unsecured senior obligations of such subsidiaries and rank senior to all subordinated debt and pari passu with all other senior debt of such subsidiaries except to the extent of collateral. As of April 21, 2001, we and our subsidiaries had $987 million of senior debt (including capital leases), of which $636 million was secured, excluding approximately
                                 $425 million that we had available to borrow under our credit facility.


Guarantees....................   Our wholly-owned domestic subsidiaries as of
                                 March 15, 2001 are unconditionally guaranteeing the notes.

                                 If we create or acquire a new wholly-owned subsidiary or if any subsidiary guarantees certain other debt, it will guarantee the notes unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture.

Optional Redemption...........   On and after April 1, 2005, we may redeem some
                                 or all of the notes at the redemption prices listed in the "Description of Notes" section under the heading "Optional Redemption," plus accrued interest.

Optional Redemption After
Equity Offerings..............   At any time (which may be more than once) on or
                                 prior to April 1, 2004, we can choose to redeem up to 35% of the original principal amount of the notes with money that we raise in one or more equity offerings, as long as:

                                 - we pay 110.125% of the face amount of the
                                   notes, plus interest;

                                 - we redeem the notes within 90 days of
                                   completing the equity offering; and

                                 - at least 65% of the aggregate principal
                                   amount of the notes issued remains
                                   outstanding afterwards.

Change of Control Offer.......   If a change of control of our company occurs,
                                 we must give holders of the notes the
                                 opportunity to sell to us their notes at 101% of their face amount, plus accrued interest.

                                 We might not be able to pay you the required price for notes you present to us at the time of a change of control, because:

                                 - we might not have enough funds at that time;

                                 - the terms of our other senior debt may
                                   prevent us from paying; or

                                 - our bylaws may prevent us from paying.

Asset Sale Proceeds...........   If we or our subsidiaries engage in asset
                                 sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay the debt under our credit facility or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued interest.

Certain Indenture
Provisions....................   The indenture governing the notes contains
                                 covenants limiting our (and most or all of our subsidiaries') ability to:

                                 - incur additional debt;

                                 - pay dividends or distributions on our capital
                                   stock or repurchase our capital stock;

                                 - issue stock of subsidiaries;

                                 - make certain investments;

                                 - create liens on our assets to secure debt;

                                 - enter into transactions with affiliates;

                                 - merge or consolidate with another company; or

                                 - transfer and sell assets.

                                 These covenants are subject to a number of important limitations and exceptions.

Form of Exchange Notes........   The exchange notes will be represented by one
                                 or more permanent global certificates, in fully registered form, deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, as depositary. You will not receive exchange notes in certificated form unless one of the events described in the section entitled "Book-Entry;
                                 Delivery
                                 and Form" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these notes will be effected only through, records maintained in book-entry form by The Depository Trust Company and its participants.

Use of Proceeds...............   We will not receive any cash proceeds in the
                                 exchange offer.

Risk Factors..................   Investing in the notes involves substantial
                                 risks. See the section entitled "Risk Factors" for a description of certain of the risks you should consider before investing in the notes.


     We explain the exchange notes in greater detail beginning on page 66.

                                  THE COMPANY

INTRODUCTION


     Fleming is an industry leader in the distribution of consumable goods, and also has a growing presence in operating "price impact" supermarkets. Through our distribution group, we distribute products to customers that operate approximately 3,000 supermarkets, 5,000 convenience stores and nearly 1,000 supercenters, discount stores, limited assortment stores, drug stores, specialty stores and other stores across the U.S. We expect to substantially increase our distribution volume in connection with, among other things, our recently announced ten-year, $4.5 billion per year strategic alliance with our largest customer, Kmart Corporation. In addition, as of April 23, 2001, our retail group operated 103 supermarkets. In the fiscal year ended December 30, 2000, we generated total net sales of $14.4 billion.


     Our distribution group net sales were $11.2 billion for 2000, a 5.8% increase over the prior year, and represented approximately 77% of total net sales in 2000. To supply our customers, we have a network of 32 distribution centers that have a total of approximately 19 million square feet of warehouse space. To support our new business from Kmart, we expect to add up to four new distribution centers over the next several months. Once that infrastructure is in place, we believe that we will be the only distributor of consumable goods serving customers in all 50 states. In addition to product storage, handling and distribution functions, we also provide our customers with an offering of advertising, store development, accounting, pricing and retail technology services.


     Our retail group net sales were $3.3 billion for 2000, which represented approximately 23% of total net sales. Of that amount, $1.9 billion was attributable to continuing chains, which represents a 4.8% increase over the prior year. As of April 23, 2001, our continuing chains included 38 price impact supermarkets under the Food 4 Less banner and ten additional supermarkets which we intend to convert to the price impact format. Price impact supermarkets offer deep-discount, everyday low prices in a warehouse-style format. These stores typically cost less to build, maintain and operate than conventional supermarkets. We also operated 44 supermarkets that are adopting certain elements of the price impact format under the Rainbow Foods banner. In addition, we operated 11 limited assortment stores under the Yes!Less banner. Limited assortment stores offer a narrow selection of low-price, private label food and other consumable goods, as well as general merchandise.


     In recent years, consumers have been shifting their purchases of food and other consumable goods away from conventional full-service grocery stores towards other retail channels, such as price impact supermarkets, discount stores, supercenters, convenience stores, drug stores and ethnic food stores. Since 1998, we have repositioned our distribution group to become a highly-efficient supplier to these retail channels, and as a result, our distribution group has experienced renewed sales growth. In addition, we believe price-sensitive consumers are underserved in the retail grocery market, so we have repositioned our retail group to expand our presence in the price impact format.

REPOSITIONING OF FLEMING

     In late 1998, Mark Hansen joined Fleming as our Chairman and Chief Executive Officer. Together with other new members of senior management, he established the following strategic initiatives in order to reposition us for growth:

     - lower the cost of goods sold and the cost of our distribution services in order to increase sales to existing customers and attract new customers;

     - diversify our customer base by appealing to retailers beyond our traditional conventional supermarket customers; and

     - reposition our retail group by selling or closing most of our conventional format supermarkets and opening additional price impact supermarkets.

     In the course of implementing our strategic initiatives, since 1998, we have, among other accomplishments:

     - closed or consolidated 12 of our distribution centers, which resulted in:

       -- increased average sales per full-line distribution center by more than 40% from $390 million in 1998 to $550 million in 2000, and

       -- increased average sales per full-line distribution center employee by more than 12% from 1998 to 2000;

     - centralized the majority of our purchasing operations in our customer support center near Dallas, Texas;

     - centralized our accounting, human resources, information technology and other support services in our shared services center in Oklahoma City, Oklahoma;


     - sold or closed 207 conventional supermarkets through the end of the first quarter of 2001, with 31 more to be sold or closed in the next few months;


     - opened 22 additional price impact supermarkets; and

     - instituted a "culture of thrift" among our employees, in part through our Low Cost Pursuit Program.

     We believe these initiatives have lowered our cost structure, improved the economics we can offer our traditional retail customers and strengthened our appeal to new channel retailers. We believe these improvements have been the key to our ability to increase distribution group sales for the last five consecutive quarters (year-over-year comparisons). In 2000, we added approximately $1.2 billion in gross annualized distribution group sales from both new channel retailers and our traditional supermarket customers.

COMPETITIVE STRENGTHS

     Low-Cost, High-Volume National Distribution System: We have consolidated our smaller distribution centers into high-volume distribution centers. Our distribution centers produce average annual sales that are among the highest in the consumable goods distribution industry. Our procurement and logistics capabilities, combined with the scale of our distribution centers, have enhanced our ability to provide customers with lower-cost merchandise and services that improve customer acquisition and retention. Our larger, super-regional distribution centers are able to conduct profitable operations at an extended range, thereby increasing our potential market reach.

     Efficient Centralized Purchasing: Category management decisions and vendor negotiations for the majority of our merchandise procurement are conducted in one location. Our customer support center is one of the largest buyer locations of consumable goods in the U.S. Centralized purchasing generates economies of scale because it enables us in one location to purchase goods more efficiently by eliminating redundancy involved in purchasing through multiple locations, which we believe increases our leverage with vendors. We believe that our centralized purchasing capabilities are valuable to national retailers such as Kmart as well as the smaller, independent retailers that make up our traditional customer base because we offer greater convenience and lower cost.

     Diverse Distribution Customer Base: We distribute to approximately 2,500 companies that operate almost 7,000 retail store locations under a wide variety of formats across the U.S. Other than Kmart, no customer accounted for more than 2% of our fiscal 2000 net sales.

     Successful Price Impact Retail Format: Our price impact supermarkets offer name-brand and private label consumable goods at significantly lower prices than conventional supermarkets. We keep prices low by leveraging our existing distribution and procurement capabilities and maintaining a lower cost structure associated with operating these stores. We believe this format is profitable because we offer a reduced number of product selections, focus on high-turnover products and product categories, employ flow-through distribution methods which reduce product storage and handling expense, and minimize store operating costs through a warehouse-style operation.

BUSINESS STRATEGY

     Our business strategy is to use our competitive strengths to achieve sales and earnings growth in both our distribution group and retail group. As principal elements of our strategy, we intend to:

     Grow Sales to New Channel Retailers: We are rapidly moving beyond our historic market position and have targeted three key growth sectors. First, we are focusing on broad assortment/destination retailers, including supercenters and discount stores, and have demonstrated significant penetration in this market as evidenced by our distribution arrangements with Kmart and Target, Inc. Second, we are concentrating on precision assortment/neighborhood retailers such as convenience stores, drug stores and ethnic food stores. Our recent efforts in these markets include distribution agreements with significant customers such as Clark Retail Enterprises. Finally, we intend to focus on precision assortment/destination retailers typified by large-store formats such as cash-and-carries and price impact stores.

     Grow Sales to Traditional Format Customers: Despite being the second largest distributor in the $110 billion wholesale grocery industry, we account for approximately 10% of this traditional core market, representing substantial room for additional growth. Our repositioned distribution group has already enabled us to increase sales to existing and new customers, and we expect to be able to continue this trend. We routinely conduct detailed market studies to identify potential new customers in areas contiguous to existing customers, as we have capacity in our high-volume distribution centers to serve additional local independent stores or chains. Many potential customers are currently served by local or regional wholesalers that do not have the efficiencies associated with our procurement scale and do not provide the full scope of retail services that we provide.


     Expand Price Impact Format: We believe we have a substantial opportunity to grow our retail group's price impact supermarket operations. Because price impact stores cost less to build, maintain and operate than conventional supermarkets, we expect to be able to grow our price impact supermarket operations while incurring fewer capital expenditures than operators of conventional retail stores. As of April 23, 2001, we owned and operated 38 price impact supermarkets, and we intend to add up to 17 price impact supermarkets in 2001 through a combination of construction of new stores, conversion of existing stores and acquisitions.


     Leverage Efficiencies Created by Our Kmart Distribution Agreement: We believe our new distribution agreement with Kmart and the resulting substantial increase in our distribution volume will provide us with increased economic and purchasing leverage that will benefit all of our existing and potential new customers. We have established a "best practices" team with Kmart based in Troy, Michigan that focuses on reducing costs and achieving greater efficiencies in our product supply chain. In addition, we believe that the increased volume of candy and tobacco that we will distribute as a result of the Kmart distribution agreement will enable us to compete more effectively for convenience store distribution business.

     Continue to Improve Working Capital Management and Reduce Costs: We intend to improve our working capital management primarily by improving inventory turns. To do this, we will continue to improve vendor inventory management practices, further develop our central procurement operations, improve ad forecasting with our customers, effectively manage alternative channels of product delivery to retail locations and invest in systems enhancements. In addition, to strengthen our position as a low-cost supplier to our customers and increase our profitability, we have instituted a "culture of thrift" among our employees and developed initiatives to reduce our expenses through our Low Cost Pursuit Program.

RECENT DEVELOPMENTS

New Kmart Strategic Alliance

     On February 7, 2001, we announced a ten-year strategic alliance under which we will supply to Kmart substantially all of the food and consumable products in all current and future Kmart and Kmart supercenter stores in the U.S. and the Caribbean. We expect annual sales to Kmart to increase from approximately $1.4 billion in 2000 to approximately $2.6 billion in 2001 and approximately $4.5 billion in 2002. This new supply arrangement includes grocery, frozen, dairy, packaged meat and seafood, produce, bakery/deli, fresh meat, cigarettes, tobacco and candy. This strategic alliance may be further expanded to include an agreement on health and beauty products and related categories. It is planned that certain aspects of our price impact retail format could be incorporated into Kmart's merchandising programs, which could extend our combined procurement leverage. In addition, Kmart will offer us access to its strengths in general merchandise and seasonal goods. Kmart will adopt our "BestYet" private label program and pay fees to us based on brand management.

Yucaipa Investment

     On March 22, 2001, an affiliate of The Yucaipa Companies, an investment group controlled by Ron Burkle, completed a $50 million investment in our common stock. Through this investment, Yucaipa acquired approximately 3.8 million newly issued shares, representing approximately 8.7% of our outstanding common stock. Yucaipa has substantial experience in the retailing and distribution sectors, including past investments in such food retailers as Food 4 Less Supermarkets, Inc., Ralph's Grocery Company, Dominick's Finer Foods and Fred Meyer, Inc. Yucaipa also acquired a 12-month option to invest an additional $50 million in our common stock at the then-current average market price.


Furrs Asset Purchase



     On June 27, 2001, we bid $57 million to purchase certain assets of 66 Furrs Supermarkets stores in New Mexico and Texas and approximately $43 million for related inventory. Our bid was accepted by Furrs' board of directors on June 27, 2001 and was approved by a U.S. Bankruptcy Court on June 29, 2001. We anticipate that the majority of these stores will be purchased directly from Furrs by independent supermarkets and chain supermarket retailers, most of whom we would serve as their supplier.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


     The table below includes summary historical consolidated financial information for our company. You should read the information set forth below together with the other financial information contained in and incorporated by reference into this prospectus.



                                                       FISCAL YEAR ENDED(1)                 16 WEEKS ENDED
                                            ------------------------------------------   ---------------------
                                            DECEMBER 26,   DECEMBER 25,   DECEMBER 30,   APRIL 15,   APRIL 21,
                                              1998(2)        1999(3)        2000(4)       2000(5)     2001(6)
                                            ------------   ------------   ------------   ---------   ---------
                                                                                              (UNAUDITED)
INCOME STATEMENT DATA:
Net sales(7)..............................    $14,678        $14,272        $14,444       $4,331      $4,161
Costs and expenses:
  Cost of sales(7)........................     13,228         12,835         13,097        3,915       3,795
  Selling and administrative..............      1,251          1,262          1,185          372         317
  Interest expense........................        161            165            175           53          58
  Interest income.........................        (37)           (40)           (33)         (10)         (9)
  Equity investment results...............         12             10              8            2          --
  Litigation charges......................          8             --             --           --          --
  Impairment/restructuring charge.........        653            103            213           42         (27)
                                              -------        -------        -------       ------      ------
     Total costs and expenses.............     15,276         14,335         14,645        4,374       4,134
                                              -------        -------        -------       ------      ------
Earnings (loss) before taxes..............       (598)           (63)          (201)         (43)         27
Taxes on income (loss)....................        (87)           (18)           (79)         (17)         12
                                              -------        -------        -------       ------      ------
Earnings (loss) before extraordinary
  charge..................................       (511)           (45)          (122)         (26)         15
Extraordinary charge from early retirement
  of debt (net of taxes)..................         --             --             --           --          (3)
                                              -------        -------        -------       ------      ------
     Net earnings (loss)..................    $  (511)       $   (45)       $  (122)      $  (26)     $   12
                                              =======        =======        =======       ======      ======
Diluted earnings (loss) per share.........    $(13.48)       $ (1.17)       $ (3.15)      $(0.67)     $ 0.29
BALANCE SHEET DATA (AT END OF PERIOD):
  Cash and cash equivalents...............    $     6        $     7        $    30       $   21      $   27
  Total assets............................      3,491          3,573          3,403        3,313       3,176
  Total debt (including current maturities
     and capital leases)..................      1,566          1,694          1,669        1,647       1,636
  Shareholders' equity....................        570            561            427          535         494
OTHER FINANCIAL DATA:
  EBITDA(8)...............................    $  (237)       $   281        $   154       $   69      $  137
  Depreciation and amortization(9)........        180            158            169           54          51
  Capital expenditures....................        200            166            151           38          48


-------------------------
(1) Fiscal 2000 is a 53 week year; all other years are 52 weeks.

(2) The results in 1998 reflect an impairment/restructuring charge with related costs totaling $668 million ($543 million after-tax) related to the strategic plan.

(3) The results in 1999 reflect an impairment/restructuring charge with related costs totaling $137 million ($92 million after-tax) related to our strategic plan. Such period also reflects one-time items ($31 million charge to close ten conventional retail stores, income of $22 million from extinguishing a portion of the self-insured workers' compensation liability, interest income of $9 million related to refunds in federal income taxes from prior years, and $6 million in gains from the sale of distribution facilities) netting to $6 million of income ($3 million after-tax).

(4) The results in 2000 reflect an impairment/restructuring charge with related costs totaling $309 million ($183 million after-tax) relating to our strategic plan. Such period also reflects one-time items ($10 million charge related primarily to asset impairment on retail stores, income of $2 million relating to litigation settlements, and $9 million in gains from the sale of distribution facilities) netting to less than $1 million of income ($1 million loss after-tax).


(5)The results for the 16 weeks ended April 15, 2000, reflect an impairment/restructuring charge with related costs totaling $64 million ($38 million after-tax) relating to our strategic plan. There were no one-time adjustments for such period.



(6)The results for the 16 weeks ended April 21, 2001, reflect pre-tax income of $1 million (less than $1 million after-tax) relating to our strategic plan, primarily resulting from the recovery of previously recorded asset impairment charges. Such period also reflects one-time items (approximately $2 million in charges from litigation settlements, net additional interest expense of approximately $2 million due to early retirement of debt, and approximately $1 million in income from the sale of retail facilities) netting to $3 million of expense ($2 million after-tax).



(7) During the fourth quarter of 2000 we adopted EITF 99-19 and restated sales and cost of sales for all prior periods. The adoption had no effect on gross margins or earnings.



(8) EBITDA is earnings before extraordinary items, interest expense, income taxes, depreciation and amortization, equity investment results and LIFO provision. EBITDA should not be considered as an alternative measure of our net income, operating performance, cash flow or liquidity. We provide it as additional information related to our ability to service debt; however, conditions may require conservation of funds for other uses. Although we believe EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not necessarily a better indicator of any trend as compared to conventionally computed measures (e.g., net sales, net earnings, net cash flows, etc.). Amounts presented may not be comparable to similar measures disclosed by other companies.



(9) Depreciation and amortization expense includes goodwill amortization and excludes amortization of debt cost which is reflected in interest expense.

                                  RISK FACTORS

     You should read and carefully consider the risks described below, together with the other information contained in or incorporated by reference into this prospectus, before making a decision to tender your private notes in the exchange offer. The risk factors set forth below, other than the first risk factor set forth below, are generally applicable to the private notes as well as the exchange notes. If any of the following risks actually occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes.

IF YOU DO NOT EXCHANGE YOUR NOTES PURSUANT TO THIS EXCHANGE, YOU MAY NEVER BE ABLE TO SELL YOUR NOTES.

     It may be difficult for you to sell notes that are not exchanged in the exchange offer. Those notes may not be offered or sold unless they are registered or they are exempt from the registration requirements under the Securities Act and applicable state securities laws. The restrictions on transfer of your private notes arise because we issued the private notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. We do not intend to register the private notes under the Securities Act.

     If you do not tender your private notes or if we do not accept some of your private notes, those notes will continue to be subject to the transfer and exchange restrictions in:

     - the indenture;

     - the legend on the private notes; and

     - the offering memorandum relating to the private notes.

     Moreover, to the extent private notes are tendered and accepted in the exchange offer, the trading market, if any, for the private notes would be adversely affected.

WE HAVE A SUBSTANTIAL AMOUNT OF DEBT AND DEBT SERVICE OBLIGATIONS, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.


     We have a substantial amount of debt outstanding. The following chart shows certain important credit statistics as of April 21, 2001.



                                                    AS OF APRIL 21, 2001
                                                    ---------------------
Total debt (including capital leases).............     $1,636 million
Shareholders' equity..............................     $  494 million
Debt to equity ratio..............................               3.3x



     Our substantial amount of debt could have important consequences to you. For example, it could:


     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - require us to dedicate a substantial portion of our cash flow to payments on our debt;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures and other general corporate requirements;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

     - limit, along with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds. If we fail to comply with those covenants, it could result in an event of default which, if not cured or waived, could have a material adverse effect on our financial condition.

     We and our subsidiaries may be able to incur substantial additional debt in the future, including secured debt. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. As of April 21, 2001, our credit facility would have permitted additional borrowings of up to $425 million and all of those borrowings would be effectively senior to the notes to the extent of any collateral securing those borrowings. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.


     Our ability to make payments on and to refinance our debt, including the notes, will depend on our financial and operating performance, which may fluctuate significantly from quarter to quarter and is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

     We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facility and the notes, on commercially reasonable terms or at all.

WE NOW DEPEND ON KMART FOR A SUBSTANTIAL PORTION OF OUR BUSINESS. IF WE ARE UNABLE TO REALIZE ANTICIPATED COST SAVINGS RESULTING FROM THE ADDITIONAL VOLUME REPRESENTED BY OUR AGREEMENT, IT COULD HARM OUR FINANCIAL CONDITION, WHICH COULD JEOPARDIZE OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

     Kmart is our largest customer, accounting for 9.8% of our net sales in 2000. On February 7, 2001, we announced a ten-year agreement with Kmart Corporation, pursuant to which we agreed to supply substantially all of the food and consumable products in all current and future Kmart and Kmart supercenter stores in the U.S. and the Caribbean. As a result of this agreement, we currently anticipate that Kmart will account for a significantly greater percentage of our net sales in 2001. Accordingly, we now depend on Kmart for a substantial portion of our business.

     We will be required to commit substantial capital expenditures and management resources in order to perform our obligations under the Kmart agreement. If we or Kmart are unable to successfully fulfill our respective obligations under the agreement, it will harm our financial condition, which could jeopardize our ability to fulfill our obligations under the notes. More specifically, the bulk of the benefits that we anticipate receiving from the Kmart agreement depend on Kmart's achievement of certain sales projections. If Kmart fails to meet these sales projections, the benefits that we will receive as a result of the agreement will decrease. Kmart can also elect to terminate the agreement if we materially breach our obligations under the agreement, if we experience certain types of changes of control or if the volume of Kmart's purchases under the agreement declines by certain amounts. Finally, if we are unable to capture anticipated cost savings resulting from our increased purchasing power due to the Kmart agreement, it could adversely affect our results of operations and financial condition.

THE INDENTURE, OUR CREDIT FACILITY AND OUR OTHER EXISTING INDEBTEDNESS CONTAIN PROVISIONS THAT COULD MATERIALLY RESTRICT OUR BUSINESS.

     The indenture, our credit facility and our other existing indebtedness contain a number of significant covenants that, among other things, restrict our ability to:

     - dispose of assets;

     - incur additional debt;

     - guarantee third-party obligations;

     - repay other debt or amend other debt instruments;

     - create liens on assets;

     - enter into capital leases;

     - make investments, loans or advances;

     - make acquisitions or engage in mergers or consolidations;

     - make capital expenditures; and

     - engage in certain transactions with our subsidiaries and affiliates.

     In addition, under our credit facility, we are required to meet a number of financial ratios and tests.

     Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of these covenants or restrictions, it could result in an event of default under our credit facility, the indenture or the documents governing our other existing indebtedness, which would permit our lenders to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and our senior lenders could terminate their commitments to make further extensions of credit under our credit facility. If we were unable to repay debt to our secured lenders, they could proceed against the collateral securing the debt.

NOT ALL OF OUR SUBSIDIARIES ARE GUARANTEEING THE NOTES, AND YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE OR REORGANIZE.

     Not all of our subsidiaries are guaranteeing the notes. In the event any of our non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of their indebtedness and their trade creditors will generally be entitled to payment on their claims from the assets of those subsidiaries before any of those assets are made available to us. Consequently, your claims in respect of the notes will be effectively subordinated to all of the liabilities of our non-guarantor subsidiaries.

IF THE CUSTOMERS TO WHOM WE LEND MONEY OR FOR WHOM WE GUARANTEE STORE LEASE OBLIGATIONS FAIL TO REPAY US, IT COULD HARM OUR FINANCIAL CONDITION.

     We provide subleases, extend loans to and make investments in many of our retail store customers, often in conjunction with the establishment of long-term supply contracts. Our loans to our customers are generally not investment grade and, along with our equity investments in our customers, are highly illiquid. We also make investments in our customers through direct financing leases, lease guarantees, operating leases, credit extensions for inventory purchases and the recourse portion of notes sold evidencing such loans. We also invest in real estate to assure market access or to secure supply points. Although we have strict credit policies and apply cost/benefit analyses to these investment decisions, we face the risk that credit losses from existing or future investments or commitments could adversely affect our financial condition.

VARIOUS CHANGES IN THE DISTRIBUTION AND RETAIL MARKETS IN WHICH WE OPERATE HAVE LED AND MAY CONTINUE TO LEAD TO REDUCED SALES AND MARGINS AND LOWER PROFITABILITY FOR OUR CUSTOMERS AND, CONSEQUENTLY, FOR US.

     The distribution and retail markets in which we operate are undergoing accelerated change as distributors and retailers seek to lower costs and provide additional services in an increasingly competitive environment. An example of this is the growing trend of large self-distributing chains consolidating to reduce costs and gain efficiencies. Eating away from home and alternative format food stores, such as warehouse stores and supercenters, have taken market share from traditional supermarket operators, including independent grocers, many of whom are our customers. Vendors, seeking to ensure that more of their promotional fees and allowances are used by retailers to increase sales volume, increasingly direct promotional dollars to large self-distributing chains. We believe that these changes have led to reduced sales, reduced margins and lower profitability among many of our customers and, consequently, for us. If the strategies we have developed in response to these changing market conditions are not successful, it could harm our financial condition and business prospects.

CONSUMABLE GOODS DISTRIBUTION IS A LOW-MARGIN BUSINESS AND IS SENSITIVE TO ECONOMIC CONDITIONS.

     We derive most of our revenues from the consumable goods distribution industry. This industry is characterized by a high volume of sales with relatively low profit margins. A significant portion of our sales are at prices that are based on product cost plus a percentage markup. Consequently, our results of operations may be negatively impacted when the prices of consumable goods go down, even though our percentage markup may remain constant. The consumable goods industry is also sensitive to national and regional economic conditions, and the demand for our consumable goods has been adversely affected from time to time by economic downturns. Additionally, our distribution business is sensitive to increases in fuel and other transportation-related costs.

WE FACE INTENSE COMPETITION IN BOTH OUR DISTRIBUTION AND RETAIL MARKETS, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY IN THESE MARKETS, IT COULD HARM OUR BUSINESS.

     Our distribution group operates in a highly competitive market. We face competition from local, regional and national food distributors on the basis of price, quality and assortment, schedules and reliability of deliveries and the range and quality of services provided. We also compete with retail supermarket chains that self-distribute, purchasing directly from vendors and distributing products to their supermarkets for sale to the consumer. Consolidation of self-distributing chains may produce even stronger competition for our distribution group.

     Our retail group competes with other food outlets on the basis of price, quality and assortment, store location and format, sales promotions, advertising, availability of parking, hours of operation and store appeal. Traditional mass merchandisers have gained a growing foothold in food marketing and distribution with alternative store formats, such as warehouse stores and supercenters, which depend on concentrated buying power and low-cost distribution technology. We expect that stores with alternative formats will continue to increase their market share in the future. Retail consolidations not only produce stronger competition for our retail group, but may also result in declining sales in our distribution group if our existing customers are acquired by self-distributing chains.

     Some of our competitors have greater financial and other resources than we do. In addition, consolidation in the industry, heightened competition among our vendors, new entrants and trends toward vertical integration could create additional competitive pressures that reduce our margins and adversely affect our business. If we fail to successfully respond to these competitive pressures or to implement our strategies effectively, it could have a material adverse effect on our financial condition and prospects.

BECAUSE WE OWN AND OPERATE REAL ESTATE, WE FACE THE RISK OF BEING HELD LIABLE FOR ENVIRONMENTAL DAMAGES THAT MAY OCCUR ON OUR PROPERTIES.

     Our facilities and operations are subject to various laws, regulations and judicial and administrative orders concerning protection of the environment and human health, including provisions regarding the transportation, storage, distribution, disposal or discharge of certain materials. In conformity with these provisions, we have a comprehensive program for testing, removal, replacement or repair of our underground fuel storage tanks and for site remediation where necessary. Although we have established reserves that we believe will be sufficient to satisfy the anticipated costs of all known remediation requirements, we cannot assure you that these reserves will be sufficient.

     We and others have been designated by the U.S. Environmental Protection Agency and by similar state agencies as potentially responsible parties under the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, or similar state laws, as applicable, with respect to EPA-designated Superfund sites. While liability under CERCLA for remediation at these sites is generally joint and several with other responsible parties, we believe that, to the extent we are ultimately determined to be liable for the expense of remediation at any site, such liability will not result in a material adverse effect on our consolidated financial position or results of operations. We are committed to maintaining the environment and protecting natural resources and human health and to achieving full compliance with all applicable laws, regulations and orders.

WE ARE CURRENTLY SUBJECT TO A NUMBER OF MATERIAL LITIGATION PROCEEDINGS. IF ANY OF THESE PROCEEDINGS IS RESOLVED AGAINST US, IT COULD HARM OUR FINANCIAL CONDITION AND BUSINESS PROSPECTS.

     We are currently subject to a number of material litigation proceedings, the costs and other effects of which are impossible to predict with any certainty. An unfavorable outcome in any one of these cases could have a material adverse effect on our financial condition and prospects. From time to time, we are also party to or threatened with litigation in which claims against us are made, or are threatened to be made, by present and former customers, sometimes in situations involving financially troubled or failed customers. We are a party to various other litigation and contingent loss situations arising in the ordinary course of our business including:

     - disputes with customers and former customers;

     - disputes with owners and former owners of financially troubled or failed customers;

     - disputes with employees and former employees regarding labor conditions, wages, workers' compensation matters and alleged discriminatory practices;

     - disputes with insurance carriers;

     - tax assessments; and

     - other matters,

some of which are for substantial amounts. The current environment for litigation involving food distributors may increase the risk of litigation being commenced against us. We would incur the costs of defending any such litigation whether or not any claim had merit. For more information regarding the legal proceedings to which we are currently subject, see the section "Business" under the subheading "Legal Proceedings."

BECAUSE WE SELL FOOD AND OTHER PRODUCTS, WE ARE SUBJECT TO PRODUCT LIABILITY CLAIMS.

     Like any other seller of food and other products, we face the risk of exposure to product liability claims in the event that people who purchase products we sell become injured or experience illness as a result. We believe that we have sufficient primary and excess umbrella liability insurance to protect us against any product liability claims that may arise. However, this insurance may not continue to be available at a reasonable cost, or, even if it is available, it may not be adequate to cover our liabilities. We generally seek contractual indemnification and insurance coverage from parties supplying our products, but this indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the policy limits of any insurance provided by suppliers. If we do not have adequate insurance or contractual indemnification to cover our liabilities, product liability claims relating to defective food and other products could materially reduce our earnings.

WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN INTEGRATING NEWLY ACQUIRED STORES AND DISTRIBUTION CENTERS. IF WE DO NOT ACHIEVE THE BENEFITS WE EXPECT FROM ANY OF THESE ACQUISITIONS, IT COULD HARM OUR BUSINESS AND FINANCIAL CONDITION.

     Part of our growth strategy for our retail group involves selective strategic acquisitions of stores operated by others. In addition, our distribution group intends to seek strategic acquisitions of other distribution centers on a limited basis. Achieving the benefits of these acquisitions will depend in part on our ability to integrate those businesses with our business in an efficient manner. We cannot assure you that this will happen or that it will happen in an efficient manner. Our consolidation of operations following these acquisitions may require substantial attention from our management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on our ability to achieve expected net sales, operating expenses and operating results for the acquired business. We cannot assure you that we will realize any of the anticipated benefits of any acquisition, and if we fail to realize these anticipated benefits, our operating performance could suffer.

WE OPERATE IN A COMPETITIVE LABOR MARKET, AND THE MAJORITY OF OUR EMPLOYEES ARE COVERED BY COLLECTIVE BARGAINING AGREEMENTS.

     Our continued success will depend on our ability to attract and retain qualified personnel in both our distribution and retail groups. We compete with other businesses in our markets with respect to attracting and retaining qualified employees. The labor market is currently tight and we expect the tight labor market to continue. A shortage of qualified employees would require us to enhance our wage and benefits packages in order to compete effectively in the hiring and retention of qualified employees or to hire more expensive temporary employees. In addition, about half of our employees are covered by collective bargaining agreements, most of which expire at various times over the course of the next five years. We cannot assure you that we will be able to renew our collective bargaining agreements, that our labor costs will not increase, that we will be able to recover any increases through increased prices charged to customers or that we will not suffer business interruptions as a result of strikes or other work stoppages. If we fail to attract and retain qualified employees, to control our labor costs, or to recover any increased labor costs through increased prices charged to our customers, it could harm our business.

UNDER CERTAIN CIRCUMSTANCES, FEDERAL AND STATE LAWS MAY ALLOW COURTS TO VOID THE NOTES AND THE GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS THEY RECEIVE FROM US.

     Under the federal Bankruptcy Code and comparable provisions of state fraudulent transfer laws, a court could void the notes and guarantees or subordinate claims in respect of the notes and guarantees to all of our other debts if, among other things, we or any of the guarantors, at the time we incurred the indebtedness evidenced by the notes or guarantees:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such notes or guarantees; and

     - were insolvent or rendered insolvent by reason of the incurrence; or

     - were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they became due.

In addition, a court could void any payment by us or a guarantor or require a noteholder to return the payment to us or a guarantor, or to a fund for the benefit of our creditors.

     The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

     - the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all of our assets; or

     - the present fair saleable value of our assets was less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature; or

     - we could not pay our debts as they become due.

     On the basis of our historical financial information, recent operating history and other factors, we believe that after giving effect to the issuance of the notes and the guarantees, neither we nor any of the guarantors will be insolvent, have unreasonably small capital for the respective businesses in which we are engaged or have incurred debts beyond our respective abilities to pay debts as they mature. However, we cannot assure you that a court making these determinations would agree with our conclusions in this regard.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE. IN ADDITION, OUR BYLAWS MAY NOT PERMIT US TO MAKE THE CHANGE OF CONTROL PAYMENT EVEN IF WE DO HAVE THE FUNDS.

     Upon the occurrence of a change of control of Fleming, we will be required to offer to repurchase all outstanding notes and other outstanding debt. If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the repurchase price for all the notes tendered by the holders. Our existing credit agreement and indentures contain, and any future other agreements relating to other indebtedness to which we become a party may contain, restrictions or prohibitions on our ability to repurchase notes or may provide that an occurrence of a change of control constitutes an event of default under, or otherwise requires payment of amounts borrowed under those agreements. If a change of control occurs at a time when we are prohibited from repurchasing the notes, we could seek the consent of our then existing lenders and note holders to the repurchase of the notes or could attempt to refinance the borrowings that contain the prohibition. If we do not obtain such a consent or repay the borrowings, we would remain prohibited from repurchasing the notes. In that case, our failure to repurchase tendered notes would constitute an event of default under the indenture and may constitute a default under the terms of other indebtedness that we may enter into from time to time. In addition, our bylaws contain a provision that prohibits us from adopting a shareholder rights plan or any other form of "poison pill" without the prior approval of holders of at least a majority of the shares of our outstanding capital stock. It is unclear whether this provision of our bylaws would prohibit us from repurchasing the notes in the event of a change of control. If a court concluded that the change of control provisions of the indenture were inconsistent with or prohibited by our bylaws, we may not be able to repurchase the notes.

     For more details, see the section "Description of Notes" under the heading "Repurchase of Notes at the Option of Holders Upon a Change of Control."

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE NOTES.

     Before this exchange offer, there was no established trading market for the exchange notes. We have been informed by the initial purchasers of the private notes that they intend to make a market in the exchange notes. However, they may cease their market-making at any time. In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for these notes.

VOLATILE TRADING PRICES MAY REQUIRE YOU TO HOLD THE NOTES FOR AN INDEFINITE PERIOD OF TIME.

     If a market develops for the notes, the notes might trade at prices higher or lower than their initial offering price. The trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuation in the prices of these securities. The market for the notes may be subject to such disruptions, which could have an adverse effect on the price of the notes. You should be aware that you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     We issued the private notes on March 15, 2001 to Deutsche Banc Alex. Brown Inc., Bear, Stearns & Co. Inc., Lehman Brothers Inc., Chase Securities Inc. and UBS Warburg LLC, the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the private notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on March 15, 2001. Pursuant to the registration rights agreement, we agreed that we would:

          (1) file a registration statement with the SEC with respect to the exchange notes on or before June 13, 2001;

          (2) use all reasonable efforts to cause the registration statement to be declared effective by the SEC on or before September 11, 2001;

          (3) use all reasonable efforts to keep the registration statement effective until the closing of the exchange offer;

          (4) use all reasonable efforts to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the notes; and

          (5) use our best efforts to consummate the exchange offer on or before October 26, 2001.

     Upon the effectiveness of the registration statement, we will offer the exchange notes in exchange for the private notes. We filed a copy of the registration rights agreement as an exhibit to the registration statement.

RESALE OF THE EXCHANGE NOTES

     Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange private notes for exchange notes in the ordinary course of business. For further information on the SEC's position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell exchange notes to the public without further registration under the Securities Act and without delivering to purchasers of the exchange notes a prospectus that satisfies the requirements of
Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the exchange notes. However, the foregoing does not apply to you if you are:

     - a broker-dealer who purchased the exchange notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or

     - you are an "affiliate" of Fleming within the meaning of Rule 405 under the Securities Act.

     In addition, if:

     - you are a broker-dealer; or

     - you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes,

you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives exchange notes for its own account in exchange for private notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for private notes which the broker-dealer acquired as a result of market-making or other trading activities.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in integral multiples of $1,000.

     The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

     - we will register the exchange notes under the Securities Act and, therefore, the exchange notes will not bear legends restricting their transfer; and

     - holders of the exchange notes will not be entitled to any of the rights of holders of private notes under the registration rights agreement, which rights will terminate upon the completion of the exchange offer.

The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.

     As of the date of this prospectus, $355,000,000 in aggregate principal amount of the private notes are outstanding and registered in the name of Cede & Co., as nominee for The Depository Trust Company. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.

     You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

     We will be deemed to have accepted validly tendered private notes when, as and if we had given oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

     If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term expiration date will mean 5:00 p.m., New York City time on
            , 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term expiration date will mean the latest date and time to which we extend the exchange offer.

     To extend the exchange offer, we will:

     - notify the exchange agent of any extension orally or in writing; and

     - mail to each registered holder an announcement that will include disclosure of the approximate number of private notes deposited to date,

each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our reasonable discretion:

     - to delay accepting any private notes:

     - to extend the exchange offer; or

     - if any conditions listed below under "-- Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent.

     We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 10 1/8% per annum (calculated using a 360-day year). Interest will be payable semi-annually on each April 1 and October 1, commencing October 1, 2001.

     You will receive interest on October 1, 2001 from the date of initial issuance of the exchange notes, plus an amount equal to the accrued interest on the private notes from the date of delivery to the date of exchange. We will deem the right to receive any interest accrued on the private notes waived by you if we accept your private notes for exchange.

PROCEDURES FOR TENDERING

     You may tender private notes in the exchange offer only if you are a registered holder of private notes. To tender in the exchange offer, you must:

     - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

     - have the signatures guaranteed if required by the letter of transmittal; and

     - mail or otherwise deliver the letter of transmittal or the facsimile to the exchange agent at the address listed below under "-- Exchange Agent" for receipt before the expiration date.

     In addition, either:

     - the exchange agent must receive certificates for the private notes along with the letter of transmittal into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date;

     - the exchange agent must receive a timely confirmation of a book-entry transfer of the private notes, if the procedure is available, into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date; or

     - you must comply with the guaranteed delivery procedures described below.

     Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send letters of transmittal or private notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the transactions described above for you.

     If you are a beneficial owner of private notes whose private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing and executing the letter of transmittal and delivering the private notes you must either:

     - make appropriate arrangements to register ownership of the private notes in your name; or

     - obtain a properly completed bond power from the registered holder.

     The transfer of registered ownership may take considerable time. Unless the private notes are tendered:

          (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

          (2) for the account of:

        - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

        - a commercial bank or trust company having an office or correspondent in the United States; or

        - an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, an eligible guarantor institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under "-- Withdrawal of Tenders."

     If the letter of transmittal is signed by a person other than the registered holder, the private notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the private notes.

     If the letter of transmittal or any private notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

     The exchange agent and the depositary have confirmed that any financial institution that is a participant in the depositary's system may utilize the depositary's Automated Tender Offer Program to tender notes.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered private notes, which determination will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of private notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until you cure the defects or irregularities.

     While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under "-- Conditions," and, to the extent permitted by applicable law, purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

     If you wish to tender private notes in exchange for exchange notes in the exchange offer, we will require you to represent that:

     - you are not an affiliate of ours;

     - you will acquire any exchange notes in the ordinary course of your business; and

     - at the time of completion of the exchange offer, you have no arrangement with any person to participate in the distribution of the exchange notes.

     In addition, in connection with the resale of exchange notes, any participating broker-dealer who acquired the private notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with this prospectus.

RETURN OF NOTES

     If we do not accept any tendered private notes for any reason described in the terms and conditions of the exchange offer or if you withdraw or submit private notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged notes without expense to you as promptly as practicable. In the case of private notes tendered by book-entry transfer into the exchange agent's account at the depositary pursuant to the book-entry transfer procedures described below, we will credit the private notes to an account maintained with the depositary as promptly as practicable.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the private notes at the depositary for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the depositary's systems may make book-entry delivery of private notes by causing the depositary to transfer the private notes into the exchange agent's account at the depositary in accordance with the depositary's procedures for transfer. However, although delivery of private notes may be effected through book-entry transfer at the depositary, you must transmit and the exchange agent must receive, the letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees and any other required documents, at the address below under "-- Exchange Agent" on or before the expiration date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your private notes and (1) the notes are not immediately available or (2) you cannot deliver the private notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may effect a tender if:

          (a) the tender is made through an eligible guarantor institution;

          (b) before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, that:

        - states your name and address, the certificate number(s) of the private notes and the principal amount of private notes tendered,

        - states that the tender is being made by that notice of guaranteed delivery, and

        - guarantees that, within three New York Stock Exchange trading days after the expiration date, the eligible guarantor institution will deposit with the exchange agent the letter of transmittal, together with the certificate(s) representing the private notes in proper form for transfer or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal; and

          (c) within five New York Stock Exchange trading days after the expiration date, the exchange agent receives a properly executed letter of transmittal, as well as the certificate(s) representing all tendered private notes in proper form for transfer and all other documents required by the letter of transmittal.

     Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of private notes at any time before 5:00 p.m. on the expiration date.

     To withdraw a tender of private notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address listed in this prospectus before the expiration date. Any notice of withdrawal must:

     - specify the name of the person who deposited the private notes to be withdrawn;

     - identify the private notes to be withdrawn, including the certificate number(s) and principal amount of the private notes; and

     - be signed in the same manner as the original signature on the letter of transmittal by which the private notes were tendered, including any required signature guarantees.

     We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following one of the procedures described above under "-- Procedures for Tendering" at any time before the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the private notes, if, in our reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

     If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

     - refuse to accept any private notes and return all tendered private notes to you;

     - extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or

     - waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.

     If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

TERMINATION OF RIGHTS

     All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer except with respect to our continuing obligations:

     - to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

     - to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.

SHELF REGISTRATION

     If (1) applicable law or SEC policy does not permit us to consummate the exchange offer, (2) we do not consummate the exchange offer on or before October 26, 2001 or (3) you notify us before the 60th day following the completion of the exchange offer that:

     - you are prohibited by law or SEC policy from participating in the exchange offer;

     - you may not resell the exchange notes acquired by you in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the registration statement is not appropriate or available for resales by you; or

     - you are a broker-dealer and hold notes acquired directly from us,

we will file with the SEC a shelf registration statement to register for public resale the registrable notes held by you if you provide us with the necessary information for inclusion in the shelf registration statement.

     For the purposes of the registration rights agreement, "registrable notes" means each private note until the earliest date on which:

     - a registration statement covering the private note has been declared effective by the SEC and the note has been disposed of in accordance with such effective registration statement;

     - the private note has been exchanged pursuant to the exchange offer for an exchange note or exchange notes that may be resold without restriction under state and federal securities laws;

     - such private note ceases to be outstanding; or

     - the private note may be resold without restriction pursuant to Rule 144 under the Securities Act.

ADDITIONAL INTEREST

     If:

          (1)(A) we do not file the registration statement with the SEC on or before June 13, 2001, or (B) we are obligated to file a shelf registration statement and we fail to file the shelf registration statement with the SEC on or before the 90th day after the obligation to file a shelf registration statement arises, then, commencing on the day after either required filing date, we agree to pay additional interest on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days immediately following the required filing date, with the additional interest increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (2)(A) the SEC does not declare the registration statement effective on or before September 11, 2001, or (B) we are obligated to file a shelf registration statement and the SEC does not declare the shelf registration statement effective on or before the 180th day after the obligation to file a shelf registration statement arises, then, commencing on the day after either required effective date, we agree to pay additional interest on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days immediately following the required effective date, with the additional interest increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (3)(A) we do not complete the exchange offer on or before the 45th day after the SEC declares the registration statement effective, or (B) if applicable, a shelf registration statement has been declared effective but thereafter ceases to be effective at any time prior to March 15, 2003 (unless all of the notes have already been disposed of or all of the notes are eligible to be sold pursuant to Rule 144(k)), then we agree to pay additional interest on the principal amount of the notes at a rate of 0.50% per annum for the first 90 days commencing on (x) the 46th day after the effective date, in the case of (A) above, or (y) the day the shelf registration statement ceases to be effective, in the case of (B) above, with the additional interest rate increasing by an additional 0.50% per year at the beginning of each subsequent 90-day period;

provided, however, that the additional interest rate on the notes may not accrue under more than one of the foregoing clauses (1) through (3) at any one time and at no time will the aggregate amount of additional interest accruing exceed in the aggregate 1.00% per annum; provided, further, however, that when (i) we file the registration statement or the shelf registration statement (in the case of clause (1) above), (ii) the SEC declares the registration statement or the shelf registration statement effective (in the case of clause (2) above), or (iii) we complete the exchange offer (in the case of clause (3)(A) above), or upon the effectiveness of the shelf registration statement which had ceased to remain effective (in the case of clause (3)(B) above), additional interest on the notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     We agree to pay any amount of additional interest due pursuant to clause
(1), (2) or (3) above in cash on the same original interest payment dates as the notes.

EXCHANGE AGENT

     We have appointed Bankers Trust Company as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:


       By Registered or Certified Mail:                      By Hand Delivery:

            Bankers Trust Company                          Bankers Trust Company
     Corporate Trust and Agency Services            Corporate Trust and Agency Services
        Four Albany Street, 4th Floor                  Four Albany Street, 4th Floor
           New York, New York 10006                       New York, New York 10006
          Attention: Safet Kalabovic                     Attention: Safet Kalabovic

            By Overnight Delivery:                             By Facsimile:

            Bankers Trust Company                              (212) 250-6727
     Corporate Trust and Agency Services                   Attn: Safet Kalabovic
        Four Albany Street, 4th Floor               Confirm by Telephone: (212) 250-6378
           New York, New York 10006
          Attention: Safet Kalabovic


     Delivery to an address other than the one stated above or transmission via a facsimile number other than the one stated above will not constitute a valid delivery.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail; however, our officers and regular employees may make additional solicitations by facsimile, telephone or in person.

     We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

     We will pay the cash expenses incurred in connection with the exchange offer which we estimate to be approximately $250,000. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If you do not submit satisfactory evidence of payment of the taxes or exemption from payment with the letter of transmittal, we will bill the amount of the transfer taxes directly to you.

CONSEQUENCE OF FAILURES TO EXCHANGE

     Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

     - to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     - in a transaction meeting the requirements of Rule 144 under the Securities Act;

     - outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

     - in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

     - to us; or

     - pursuant to an effective registration statement.

     In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                                USE OF PROCEEDS

     The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

                                 CAPITALIZATION


     The following table sets forth our consolidated capitalization at April 21, 2001.



                                                              AT APRIL 21, 2001
                                                            ----------------------
                                                            (DOLLARS IN THOUSANDS)
Current maturities of long-term debt and capital leases...        $   56,470
                                                                  ----------
Long-term debt:
  Revolving Credit Facility(1)............................           130,000
  Term Loan Facility......................................           110,002
  10 1/8% Senior Notes due 2008...........................           355,000
  Long-term obligations under capital leases..............           339,988
  10.5% Senior Subordinated Notes due 2004................           250,000
  10.625% Senior Subordinated Notes due 2007..............           250,000
  5.25% Convertible Senior Subordinated Notes due 2009....           150,000
  Other long-term debt (including discounts)..............            (5,575)
                                                                  ----------
     Total long-term debt.................................         1,579,415
                                                                  ----------
     Total shareholders' equity...........................           493,894
                                                                  ----------
     Total capitalization (including current
       maturities)........................................        $2,129,779
                                                                  ==========


-------------------------

(1) The Revolving Credit Facility provides for a total commitment of $600 million. As of April 21, 2001, the Company had $45 million of outstanding letters of credit under the Revolving Credit Facility.

                      SELECTED CONSOLIDATED FINANCIAL DATA


                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



     The information presented below for, and as of the end of, each of the fiscal years in the five-year period ended December 30, 2000 is derived from our audited consolidated financial statements. In the opinion of our management, the unaudited consolidated interim financial data presented below provides all adjustments, which include only normal recurring adjustments, necessary for a fair presentation of the results of operations for the periods specified. Such results, however, are not necessarily indicative of the results which may be expected for the full fiscal year. The following information should be read in conjunction with the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated condensed financial statements included elsewhere in and incorporated by reference into this prospectus.



                                                           FISCAL YEAR ENDED(1)                                16 WEEKS ENDED
                                 ------------------------------------------------------------------------   ---------------------
                                 DECEMBER 28,   DECEMBER 27,   DECEMBER 26,   DECEMBER 25,   DECEMBER 30,   APRIL 15,   APRIL 21,
                                   1996(2)        1997(3)        1998(4)        1999(5)        2000(6)       2000(7)     2001(8)
                                 ------------   ------------   ------------   ------------   ------------   ---------   ---------
                                                                                                                 (UNAUDITED)
INCOME STATEMENT DATA:
Net sales(9)...................    $16,051        $14,966        $14,678        $14,272        $14,444       $4,331      $4,161
Costs and expenses:
  Cost of sales(9).............     14,594         13,558         13,228         12,835         13,097        3,915       3,795
  Selling and administrative...      1,250          1,172          1,251          1,262          1,185          372         317
  Interest expense.............        163            163            161            165            175           53          58
  Interest income..............        (49)           (47)           (37)           (40)           (33)         (10)         (9)
  Equity investment results....         18             17             12             10              8            2          --
  Litigation charges...........         20             21              8             --             --           --          --
  Impairment/restructuring
    charge.....................         --             --            653            103            213           42         (27)
                                   -------        -------        -------        -------        -------       ------      ------
    Total costs and expenses...     15,996         14,884         15,276         14,335         14,645        4,374       4,134
                                   -------        -------        -------        -------        -------       ------      ------
Earnings(loss) before taxes....         55             82           (598)           (63)          (201)         (43)         27
Taxes on income(loss)..........         28             44            (87)           (18)           (79)         (17)         12
                                   -------        -------        -------        -------        -------       ------      ------
Earnings(loss) before
  extraordinary charge.........         27             38           (511)           (45)          (122)         (26)         15
Extraordinary charge from early
  retirement of debt(net of
  taxes).......................         --            (13)            --             --             --           --          (3)
                                   -------        -------        -------        -------        -------       ------      ------
    Net earnings(loss).........    $    27        $    25        $  (511)       $   (45)       $  (122)      $  (26)     $   12
                                   =======        =======        =======        =======        =======       ======      ======
Diluted earnings(loss) per
  share........................    $  0.71        $  0.67        $(13.48)       $ (1.17)       $ (3.15)      $(0.67)     $ 0.29
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Cash and cash equivalents....    $    64        $    30        $     6        $     7        $    30       $   21      $   27
  Total assets.................      4,055          3,924          3,491          3,573          3,403        3,313       3,176
  Total debt(including current
    maturities and capital
    leases)....................      1,598          1,563          1,566          1,694          1,669        1,647       1,636
  Shareholders' equity.........      1,076          1,090            570            561            427          535         494
OTHER FINANCIAL DATA:
  Cash flows from operating
    activities.................    $   327        $   113        $   141        $   118        $   127       $   55      $ (116)
  Cash flows from investing
    activities.................        (45)           (54)          (163)          (213)           (48)          14          84
  Cash flows from financing
    activities.................       (223)           (92)            (2)            96            (55)         (55)         29
  EBITDA(10)...................        417            441           (237)           281            154           69         137
  Depreciation and
    amortization(11)...........        175            173            180            158            169           54          51
  Capital expenditures.........        129            129            200            166            151           38          48
  Ratio of earnings to fixed
    charges(12)................      1.27x          1.41x             --             --             --           --       1.43x


-------------------------

 (1)Fiscal 2000 is a 53 week year; all other years are 52 weeks.



 (2)Results in 1996 include a charge of $20 million ($10 million after-tax) related to the settlement of two related lawsuits against us.



 (3)The results in 1997 reflect a charge of $19 million ($9 million after-tax) related to the settlement of a lawsuit against us. Such period also reflects an extraordinary charge of $22 million ($13 million after-tax) related to a recapitalization.

 (4)The results in 1998 reflect an impairment/restructuring charge with related costs totaling $668 million ($543 million after-tax) related to the strategic plan.



 (5)The results in 1999 reflect an impairment/restructuring charge with related costs totaling $137 million ($92 million after-tax) related to our strategic plan. Such period also reflects one-time items ($31 million charge to close 10 conventional retail stores, income of $22 million from extinguishing a portion of the self-insured workers' compensation liability, interest income of $9 million related to refunds in federal income taxes from prior years, and $6 million in gains from the sale of distribution facilities) netting to $6 million of income ($3 million after-tax).



 (6)The results in 2000 reflect an impairment/restructuring charge with related costs totaling $309 million ($183 million after-tax) relating to our strategic plan. Such period also reflects one-time items ($10 million charge related primarily to asset impairment on retail stores, income of $2 million relating to litigation settlements, and $9 million in gains from the sale of distribution facilities) netting to less than $1 million of income ($1 million loss after-tax).



 (7)The results for the 16 weeks ended April 15, 2000, reflect an impairment/restructuring charge with related costs totaling $64 million ($38 million after-tax) relating to our strategic plan. There were no one-time adjustments for such period.



 (8)The results for the 16 weeks ended April 21, 2001, reflect pre-tax income of $1 million (less than $1 million after-tax) relating to our strategic plan, primarily resulting from the recovery of previously recorded asset impairment charges. Such period also reflects one-time items (approximately $2 million in charges from litigation settlements, net additional interest expense of approximately $2 million due to early retirement of debt, and approximately $1 million in income from the sale of retail facilities) netting to $3 million of expense ($2 million after-tax).



 (9)During the fourth quarter of 2000 we adopted EITF 99-19 and restated sales and cost of sales for all prior periods. The adoption had no effect on gross margins or earnings.



(10)EBITDA is earnings before extraordinary items, interest expense, income taxes, depreciation and amortization, equity investment results and LIFO provision. EBITDA should not be considered as an alternative measure of our net income, operating performance, cash flow or liquidity. We provide it as additional information related to our ability to service debt; however, conditions may require conservation of funds for other uses. Although we believe EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not necessarily a better indicator of any trend as compared to conventionally computed measures (e.g., net sales, net earnings, net cash flows, etc.). Amounts presented may not be comparable to similar measures disclosed by other companies.



(11)Depreciation and amortization expense includes goodwill amortization and excludes amortization of debt cost which is reflected in interest expense.



(12)For purposes of computing this ratio, earnings consist of earnings before income taxes and fixed charges. Fixed charges consist primarily of interest expense, including amortization of deferred debt issuance costs and one-third of rental expense (the portion considered representative of the interest factor). Earnings were insufficient to cover fixed charges by $598 million, $62 million, $202 million, and $43 million for the fiscal year ended December 26, 1998, the fiscal year ended December 25, 1999, the fiscal year ended December 30, 2000, and the 16 weeks ended April 15, 2000, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     In early 1998, our board of directors and senior management began an extensive strategic planning process that evaluated all aspects of our business. In December 1998, the strategic plan was approved and implementation efforts began. In the course of implementing our strategic initiatives, since 1998 we have, among other accomplishments:


     - closed or consolidated 12 of our distribution centers, which resulted in:

       -- increased average sales per full-line distribution center by more than 40% from $390 million in 1998 to $550 million in 2000, and

       -- increased average sales per full-line distribution center employee by more than 12% from 1998 to 2000;

     - centralized the majority of our purchasing operations in our customer support center near Dallas, Texas;

     - centralized our accounting, human resources, information technology and other support services in our shared services center in Oklahoma City, Oklahoma;


     - sold or closed 207 conventional supermarkets through the end of the first quarter of 2001, with 31 more to be sold or closed in the next few months;


     - opened 22 additional price impact supermarkets; and


     - instituted a "culture of thrift" among our employees, in part through our Low Cost Pursuit Program.



     The plan, as expected, took two years to implement and is now substantially complete. Additional charges of approximately $20 million are estimated in 2001. The remaining charges represent severance related expenses, inventory markdowns for clearance for closed operations and other exit costs that cannot be expensed until incurred. Charges after 2001 are expected to be minimal.



     The first quarter of 2001 included pre-tax income of approximately $1 million (less than $1 million after-tax or $.01 per share) related to the strategic plan, including non-cash impairment adjustments of asset values, inventory markdowns for clearance for closed operations, and cash restructuring costs for severance related and other expenses. The first quarter of 2000 included a pre-tax charge of $64 million ($38 million after-tax or $.98 per share) related to the strategic plan, including non-cash impairments of asset values, inventory markdowns for clearance for closed operations, and cash restructuring cost for severance related expenses, lease terminations, and other expenses.



     The first quarter of 2001 also included one-time adjustments, including approximately $2 million in charges from litigation settlements and net additional interest expense of approximately $2 million due to the early retirement of debt, netting to a $3 million charge ($2 million after-tax or $.05 per share). There were no one-time adjustments for the first quarter of 2000.



     We recorded net income of $12 million or $.29 per share for the first quarter of 2001. Excluding the after-tax extraordinary charge of $3 million, or $.08 per share, related to the early retirement of debt and the strategic plan and one-time items, our net income was $17 million or $.41 per share. Net earnings for the first quarter of 2000 after excluding strategic plan charges was $12 million or $.30 per share.

RESULTS OF OPERATIONS


     Set forth in the following table is information regarding our net sales and certain components of earnings expressed as a percent of sales which are referred to in the accompanying discussion:



                                                                          16 WEEKS ENDED
                                                                      ----------------------
                                                                      APRIL 15,    APRIL 21,
                                         1998      1999      2000       2000         2001
                                        ------    ------    ------    ---------    ---------
Net sales.............................  100.00%   100.00%   100.00%    100.00%      100.00%
Gross margin..........................    9.88     10.07      9.33       9.62         8.80
Less:
  Selling and administrative..........    8.52      8.84      8.21       8.60         7.63
  Interest expense....................    1.10      1.16      1.21       1.23         1.38
  Interest income.....................    (.25)     (.28)     (.23)      (.22)        (.22)
  Equity investment results...........     .08       .07       .06        .04          .01
  Litigation charges..................     .05        --        --
  Impairment/restructuring charge.....    4.45       .72      1.47        .97         (.65)
                                        ------    ------    ------     ------       ------
     Total expenses...................   13.95     10.51     10.72      10.62         8.15
                                        ------    ------    ------     ------       ------
Income (loss) before taxes............   (4.07)     (.44)    (1.39)     (1.00)         .65
Taxes on income (loss)................    (.59)     (.13)     (.54)      (.40)         .28
                                        ------    ------    ------     ------       ------
Earnings (loss) before extraordinary
  items...............................   (3.48)%    (.31)%    (.85)%     (.60)%        .37%
                                        ======    ======    ======     ======       ======



Quarters Ended April 21, 2001 and April 15, 2000



     Net Sales



     Sales for the first quarter (16 weeks) of 2001 decreased by $0.2 billion, or 4%, to $4.2 billion from the same period in 2000.



     Net sales for the distribution segment were $3.32 billion in 2001 compared to $3.27 billion in 2000. The increase in sales was due to growth in sales to both conventional food retail and new retail channel customers, offset partially by the loss of sales to United Supermarkets during the second quarter of 2000. In 2000, sales to United accounted for less than 3% of our total company sales. Kmart Corporation, our largest customer, accounted for 10.2% (or $424 million) and 9.7%(or $420 million) of our total net sales in the first quarter of 2001 and 2000, respectively. We expect annual sales to Kmart for 2001 to be approximately $2.6 billion, with an increase to approximately $4.5 billion annually in 2002.



     Retail segment sales decreased $0.2 billion, or 20%, in 2001 to $0.8 billion from the same period in 2000. The decrease in sales was due to the continued disposition of conventional retail stores in order to increase focus on our price impact retail stores. During the first quarter, we sold or closed 66 retail stores and reached agreements to sell 29 of the 31 remaining to sell or close. This is in addition to the 70 stores sold or closed during 2000. During the first quarter of 2001, we opened five Yes!Less stores and a Food 4 Less store with an additional seven Food 4 Less stores acquired early in the second quarter of 2001.



     Gross Margin



     Gross margin for the first quarter of 2001 decreased by $50 million, or 12%, to $366 million from $417 million for the same period in 2000, and also decreased as a percentage of net sales to 8.80% from 9.62% for the same period in 2000. After excluding the strategic plan charges and one-time items, gross margin for the first quarter of 2001 decreased by $45 million, or 10%, compared to the same period in 2000, and decreased as a percentage of net sales to 9.27% from 9.94% for the same period in 2000. The decrease in dollars was due primarily to the overall sales decrease, but was partly offset by positive results from centralizing procurement which leverages our buying power and improving warehouse productivity.

     After excluding the strategic plan charges and one-time items for the distribution segment, gross margin as a percentage of net sales improved slightly in the first quarter of 2001 compared to the same period in 2000 reflecting the benefits of the centralization of procurement. For the retail segment, gross margin as a percentage of net sales also improved in the first quarter of 2001 compared to the same period in 2000 due to the divesting or closing of underperforming stores and the centralization of procurement. The strategic plan charges and one-time items were lower in the first quarter of 2001 compared to the same period in 2000 for the distribution segment primarily due to additional depreciation and amortization on assets to be disposed of but not yet held for sale in 2000, but were higher for the retail segment primarily due to higher inventory markdowns for clearance for closed operations.



     Selling and Administrative Expenses



     Selling and administrative expenses for the first quarter of 2001 decreased by $55 million, or 15%, to $317 million from $372 million for the same period in 2000 and decreased as a percentage of net sales to 7.63% for 2001 from 8.60% in 2000. After excluding the strategic plan charges and one-time items, selling and administrative expenses for the first quarter of 2001 decreased as a percentage of net sales to 7.43% from 8.41% for the same period in 2000. The decreases were due to rationalization of assets, centralization of administrative functions, and reduction of the significance of retail. The sales of the distribution segment represent a larger portion of total company sales than the retail segment and the distribution segment has lower operating expenses as a percentage of sales versus the retail segment.



     After excluding the strategic plan charges and one-time items for the distribution segment, selling and administrative expenses as a percentage of net sales improved in the first quarter of 2001 compared to the same period in 2000 due to the centralization of administrative functions and low cost pursuit initiatives. For the retail segment, selling and administrative expenses as a percentage of net sales decreased in the first quarter of 2001 compared to the same period in 2000 primarily due to selling and closing higher cost retail operations, reflecting the lower cost structure of our continuing retail operations. The strategic plan charges and one-time items were lower in the first quarter of 2001 compared to the same period in 2000 for the distribution segment due primarily to moving, recruitment, and training costs incurred during the first quarter of 2000 that were not incurred in 2001, but were higher for the retail segment due to costs of selling and closing 66 retail stores in the first quarter of 2001 compared to 24 retail stores in the first quarter of 2000.



     Operating Earnings



     Operating earnings for the distribution segment for the first quarter of 2001 increased $26 million, or 31%, to $109 million from $83 million in the same period of 2000. After excluding the strategic plan charges and one-time items, operating earnings increased by $21 million, or 22%, to $115 million from $94 million for the same period of 2000. Operating earnings improved primarily due to the benefits of consolidating distribution operating units, reducing costs partially due to warehouse productivity improvements, and centralizing certain procurement and administrative functions in support services.



     Operating earnings for the retail segment increased by $4 million to $16 million for the first quarter of 2001 from $12 million for the same period of 2000. After excluding the strategic plan charges and one-time items, operating earnings increased by $17 million to $35 million in the first quarter of 2001 from $18 million for the same period of 2000. Operating earnings were improved by the performance in continuing retail operations and the divesting or closing of underperforming retail operations. Operating earnings were also improved by centralizing certain administrative functions in support services.



     Support services expenses increased in the first quarter of 2001 compared to the same period of 2000 by approximately $26 million to $77 million from $51 million. After excluding the strategic plan charges and one-time items, support services expenses increased by $27 million to $73 million in the first quarter of 2001 from $46 million for the same period of 2000. The increase in expense was primarily due to centralizing certain procurement and administrative functions from the distribution and retail segments.

Strategic plan charges were lower in 2001 due to moving and training expenses associated with the centralization of the procurement and administrative functions in 2000.



     Interest Expense



     Interest expense for the first quarter of 2001 increased approximately $5 million, or 8%, to $58 million for the first quarter of 2001 from $53 million for the same period in 2000 due primarily to $3 million of additional interest expense related to the early retirement of debt. The remaining increase was due to higher average debt balances and slightly higher rates.



     Interest Income



     Interest income of $9 million for the first quarter of 2001 was slightly lower than the same period of 2000 primarily due to lower average balances for direct financing leases with customers.



     Equity Investment Results



     Our portion of operating losses from equity investments decreased to less than $1 million for the first quarter of 2001 from $2 million for the first quarter of 2000 primarily due to improved results of operations in certain of the underlying equity investments.



     Impairment/Restructuring Charge



     The net pre-tax amount recorded in the Consolidated Condensed Statements of Operations (associated with the implementation of our strategic plan announced in 1998) was income of less than $1 million for the first quarter of 2001 compared to a $64 million charge for the same period of 2000. The amount in 2001 was recorded with income of $27 million reflected to the Impairment/restructuring line and the balance reflected in other financial statement lines. The $64 million charge in 2000 was recorded with $42 million reflected in the Impairment/restructuring charge line and the balance reflected in other financial statement lines. See "Overview" above, the notes to the consolidated financial statements and Note 9 in the notes to the consolidated condensed financial statements on page F-52 for further discussion regarding the strategic plan.



     Taxes on Income



     The effective tax rates used for the first quarters of 2001 and 2000 were 43.2% and 40.2%, respectively. These were both blended rates taking into account operations activity, strategic plan activity, write-offs of non-deductible goodwill and the timing of these items during the year.



     Extraordinary Charge



     We reflected an extraordinary after-tax charge of $3 million ($6 million pre-tax) in the first quarter of 2001 due to the early retirement of debt. See
Note 7 in the notes to the consolidated condensed financial statements on page F-46 for further discussion regarding the debt retirement.



     Certain Accounting Matters



     The Financial Accounting Standards Board (FASB) issued an exposure draft for Business Combinations and Intangible Assets in late 2000. One of the provisions of this exposure draft is to require use of a non-amortization approach to account for purchased goodwill. Under that approach, goodwill would not be amortized to earnings over a period of time. Instead, it would be reviewed for impairment and expensed against earnings only in the periods in which the recorded value of goodwill is more than its implied fair value. Goodwill amortization impacted the basic and diluted per share amount for the quarter by $0.12 and $0.13 in 2001 and 2000, respectively. This exposure draft is not final and may change before any new accounting standard is adopted.

     The FASB Emerging Issues Task Force (EITF) has recently reached a consensus on EITF 00-25-Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products. EITF 00-25 provides guidance on income statement classification on consideration paid to a reseller of a vendor's products. We anticipate this statement will provide for reclassifications of revenues and cost of sales within our financial statements with no effect on gross margin or earnings.


Years Ended December 30, 2000 and December 25, 1999

     Net Sales

     Our net sales for 2000 increased by 1% to $14.44 billion from $14.27 billion for 1999. 2000 was a 53-week year; 1999 was a 52-week year.

     Net sales for the distribution segment were $11.2 billion in 2000 compared to $10.6 billion in 1999, an increase of 5.8%. The sales increase was primarily due to new business added from independent retailers, convenience stores, e-tailers, and supercenter customers, including such customers as Clark Retail Enterprises, Inc and additional Super Target stores. This increase was partially offset by a loss of previously announced sales from Randall's (in 1999) and United (in 2000). Sales have also been impacted by the planned closing and consolidation of certain distribution operating units. In 1999, sales to Randall's and United accounted for less than 4% of our total sales. The distribution segment had strategic plan charges and one-time items (e.g., gain on sale of facilities) that affected sales for both years with no significant effect on total distribution sales. Recently, we announced a 10-year agreement to become the sole supplier of food and consumable products to Kmart Corporation's more that 2,100 stores and supercenters. We expect annual sales to Kmart to increase from approximately $1.4 billion in 2000 to approximately $2.6 billion in 2001 and approximately $4.5 billion in 2002.

     Retail segment sales were $3.3 billion in 2000 compared to $3.7 billion in 1999. The decrease in sales was due primarily to the divestiture of under-performing and non-strategic stores. Decreases in same-store sales also contributed to the sales decline. The decrease was offset partially by sales from new stores opened during 1999 and 2000. As additional conventional retail stores are sold or closed, sales will continue to decrease in the retail segment.

     Food price inflation for our product mix was not significant in 2000 or 1999.

     Gross Margin

     Gross margin for 2000 decreased to $1.35 billion from $1.44 billion for 1999, and decreased as a percentage of net sales to 9.33% in 2000 from 10.07% for 1999. After excluding the strategic plan charges and one-time items, gross margin dollars in 2000 decreased to $1.40 billion from $1.45 billion for 1999 and gross margin as a percentage of net sales decreased to 9.68% in 2000 from 10.16% in 1999. The decrease in dollars was due partly to the sales decrease in the retail segment, but was offset by positive results from leveraging our buying power and cutting costs. The decrease in percentage of net sales was due to a change in mix between the distribution and retail segments. The sales of the distribution segment represented a larger portion of total company sales in 2000 compared to 1999 and the distribution segment has lower margins as a percentage of sales versus the retail segment.

     For the distribution segment, gross margin as a percentage of gross distribution sales was down in 2000 compared to 1999. This was due to competitive pricing actions and increased transportation costs which were partially offset by the benefits of asset rationalization and the centralization of procurement.

     For the retail segment, gross margin as a percentage of net retail sales improved for 2000 compared to 1999 due to the divesting or closing of under-performing stores. The strategic plan charges and one-time items increased in 2000 compared to the same periods in 1999. The increased charges were primarily due to inventory markdowns for clearance for closed operations, additional depreciation and amortization of assets to be disposed of but not yet held for sale, and periodic costs recorded as incurred such as recruiting and training.

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

     Selling and Administrative Expenses

     Selling and administrative expenses for 2000 decreased by 6% to $1.19 billion from $1.26 billion for 1999, and decreased as a percentage of net sales to 8.21% for 2000 from 8.84% for 1999. Excluding the strategic plan charges and one-time items, selling and administrative expenses for 2000 decreased by 8% to $1.14 billion from $1.24 billion for 1999. The decreases were due to asset rationalization, our low cost pursuit program, and centralizing administrative functions, but also due to a reduction in the volume of the retail segment. The sales of the distribution segment represented a larger portion of total company sales in 2000 compared to 1999 and the distribution segment has lower selling and administrative expenses as a percentage of sales versus the retail segment.

     The strategic plan charges and one-time items were significantly higher in 2000 compared to 1999. The strategic charges were primarily made up of moving and training costs incurred in connection with the consolidation of the accounting and human resource functions. The one-time items in both years included costs relating to the closing of certain retail stores. An additional one-time item in 2000 was income from net litigation settlements. An additional one-time item recorded in 1999 was income from extinguishing a portion of our self-insured workers' compensation liability.

     For the distribution segment on an adjusted basis, selling and administrative expenses as a percentage of net sales improved for 2000 compared to 1999 due to asset rationalization and the centralization of administrative functions. For the retail segment on an adjusted basis selling and administrative expenses as a percentage of retail sales improved for 2000 compared to 1999 due to the divestiture or closing of under-performing stores, the centralization of administrative functions, and operating cost reductions. This was offset by costs associated with closing certain retail stores.

     We have extended credit to certain customers through various methods. These methods include customary and extended credit terms for inventory purchases and equity investments in and secured and unsecured loans to certain customers. Secured loans generally have terms up to 10 years. Credit loss expense is included in selling and administrative expenses and for 2000 increased to $29 million from $25 million for 1999.

     Operating Earnings

     Operating earnings for 2000 decreased to $162 million from $176 million in 1999. Excluding the strategic plan charges and one-time items, operating earnings increased by 22% to $257 million from $212 million in 1999. We measure operating earnings for segment reporting as sales less cost of sales less selling and administrative expenses.

     Operating earnings for the distribution segment increased to $297 million in 2000 from $290 million for 1999. Excluding the costs relating to the strategic plan and one-time items, operating earnings increased by approximately $44 million, or 14%, to $346 million in 2000 from $302 million for the same period of 1999. Operating earnings improved primarily due to the benefits of consolidating distribution operating units, reducing costs, centralizing certain procurement and administrative functions in support services and improving sales. The strategic plan charges were primarily due to inventory markdowns for clearance for closed operations, moving and training costs associated with the consolidation of the accounting and human resource functions, and additional depreciation and amortization on assets to be disposed of but not yet held for sale. The one-time items were gains on sales of facilities in both years.

     Operating earnings for the retail segment increased by approximately $64 million to an income of $62 million in 2000 from a loss of $2 million for 1999. Excluding the costs relating to the strategic plan and one-time items, operating earnings increased by $47 million to $89 million from $42 million for the same period of 1999. The increase was due to divesting or closing under-performing chains and centralizing certain administrative functions in support services. The strategic charges were primarily made up of inventory markdowns for clearance for closed operations and moving costs in both years. The one-time items in both years included costs relating to the closing of certain retail stores.

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

     Support services increased in 2000 to $197 million compared to $113 million for 1999. Excluding the costs relating to the strategic plan and one-time items, support services increased in 2000 to $177 million compared to $133 million for 1999. The increase was due primarily to centralizing certain procurement and administrative functions from the distribution and retail segments. Strategic plan charges were higher in 2000 due to moving and training expenses associated with the centralization of the procurement and administrative functions. One-time items included income from net litigation settlements in 2000 and income from extinguishing a portion of our self-insured workers' compensation liability in 1999.

     Interest Expense

     Interest expense of $175 million in 2000 was $9 million higher than 1999 due primarily to higher average debt balances for revolver loans and capitalized lease obligations, and higher average interest rates for revolver and term loans.

     For 2000, interest rate hedge agreements contributed $0.9 million of net interest expense compared to $4.8 million in 1999. The decrease occurred because the hedge agreements matured by mid-year 2000 and were not renewed or replaced. These derivative agreements consisted of simple "floating-to-fixed rate" interest rate swaps. In these transactions, we paid to the hedge counterparty a cash flow stream equal to a designated fixed interest rate times a notional principal amount as a proxy for a portion of our debt which carries variable interest rates. In exchange, the hedge counterparty paid us a cash flow stream equal to a variable or floating interest rate times the same notional principal amount. These kind of interest rate swap transactions are designed to provide a hedge against variable interest rates.

     Interest Income

     Interest income of $33 million for 2000 was $8 million lower than 1999 due to a one-time item in 1999 related to interest on refunds of federal income taxes from prior years. This was partially offset by lower average balances for our investment in direct financing leases with customers.

     Equity Investment Results

     Our portion of net operating losses from equity investments for 2000 decreased by $2 million to $8 million from $10 million for 1999. The reduction in losses is due to improved results of operations in certain of the underlying equity investments.

     Impairment/Restructuring Charge

     The pre-tax charge for our strategic plan totaled $309 million for 2000 and $137 million for 1999. Of these totals, $213 million and $103 million were reflected in the Impairment/restructuring charge line with the balance of the charges reflected in other financial statement lines.

     Taxes on Income

     The effective tax rates used for 2000 and 1999 were 39.2% and 28.5%, respectively, both representing a tax benefit. These are blended rates taking into account operations activity, strategic plan activity, write-offs of non-deductible goodwill and the timing of these transactions during the year.

     Certain Accounting Matters

     The Financial Accounting Standards Board issued SFAS No. 133 -- Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and became effective on January 1, 2001. We revised our written policies regarding financial derivatives, as needed, prior to the effective date. There was no significant impact on our financial statements upon adopting the new standard.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 -- Revenue Recognition. SAB No. 101 provides guidance on recognition, presentation and disclosure of revenue in financial statements. In July 2000, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF
99-19 -- Reporting Revenue Gross as a Principal versus Net as an Agent. EITF 99-19 provides further guidance on reflecting revenue gross or net. We adopted SAB No. 101 and EITF 99-19 in the fourth quarter of 2000. The implementation had an impact on the classification of previously reported net sales and cost of goods sold (ranging annually from $350 million to $400 million), but had no impact on earnings. Net sales and cost of goods sold have been restated for all prior periods presented.

     The Financial Accounting Standards Board has recently issued an exposure draft for Business Combinations and Intangible Assets. One of the provisions of this exposure draft is to require use of a non-amortization approach to account for purchased goodwill. Under that approach, goodwill would not be amortized to earnings over a period of time. Instead, it would be reviewed for impairment and expensed against earnings only in the periods in which the recorded value of goodwill is more that its implied fair value. Goodwill amortization increased the basic and diluted net loss per share by $0.47 and $0.54 in 2000 and 1999, respectively. This exposure draft is not final and may change before any new accounting standard is adopted.


Years Ended December 25, 1999 and December 26, 1998


     Net Sales

     Our net sales for 1999 decreased by 3% to $14.27 billion from $14.68 billion for 1998.

     Net sales for the distribution segment were $10.6 billion in 1999 compared to $11.1 billion in 1998. The sales decrease was primarily due to the previously announced loss of sales to Furr's (in 1998) and Randall's (in 1999) and the disposition of the Portland division (in 1999). These sales losses were partially offset by the increase in sales to Kmart Corporation. Sales during 1999 were also impacted by the planned closing and consolidation of certain distribution operating units. These sales losses plus the loss of sales to United in 2000 were partially offset by the increase in sales to Kmart Corporation. In 1999 and 1998, sales to Furr's, Randall's and United accounted for approximately 4% and 8%, respectively, of our total sales.

     Retail segment sales were $3.7 billion in 1999 compared to $3.6 billion in 1998. The increase in sales was due primarily to new stores added in 1999. This was offset partially by a decrease in same-store sales and the closing of non-performing stores.

     We measure inflation using data derived from the average cost of a ton of product we sell. For 1999, food price inflation was 1.0%, compared to 2.1% in 1998.

     Gross Margin

     Gross margin for 1999 decreased by 1% to $1.44 billion from $1.45 billion for 1998, and increased as a percentage of net sales to 10.07% from 9.88% for 1998. After excluding the strategic plan charges and one-time items, gross margin dollars still decreased compared to the same period in 1998 and gross margin as a percentage of net sales still increased compared to the same period in 1998. The decrease in dollars was due primarily to the overall sales decrease, but was partly offset by positive results from leveraging our buying power and cutting costs. The increase in percentage of net sales was due to the impact of the growing retail segment compared to the distribution segment. The retail segment has the higher margins of the two segments. This increase was partly offset by lower margins in the retail segment due to competitive pricing at company-owned new stores.

     Selling and Administrative Expenses

     Selling and administrative expenses for 1999 increased by 1% to $1.26 billion from $1.25 billion for 1998, and increased as a percentage of net sales to 8.84% for 1999 from 8.52% for 1998. The increase in both dollars and percentage of net sales was primarily due to one-time items recorded in 1999: a charge to close conventional retail stores which was partially offset by income from extinguishing a portion of our self-insured workers' compensation liability at a discount. The increase in percentage to net sales was also partly due to the impact of the growing retail segment compared to the distribution segment -- the retail segment has higher operating expenses as a percent to sales compared to the distribution segment.

     We have extended a significant amount of credit to certain customers through various methods. These methods include customary and extended credit terms for inventory purchases and equity investments in and secured and unsecured loans to certain customers. Secured loans generally have terms up to 10 years. Credit loss expense is included in selling and administrative expenses and for 1999 increased to $25 million from $23 million for 1998.

     Operating Earnings

     Operating earnings for 1999 decreased to $176 million from $199 million in 1998. Excluding the strategic plan charges and one-time items, operating earnings decreased to $212 million from $214 million in 1998.

     Operating earnings for the distribution segment increased by 12% to $290 million from $259 million for 1998, and increased as a percentage of distribution net sales to 2.75% for 1999 from 2.34% for 1998. Excluding the costs relating to the strategic plan and one-time items, operating earnings still increased by $29 million to $302 million from $273 million for the same period of 1998. Operating earnings improved primarily due to the benefits of the consolidation of distribution operating units and cost reduction.

     Operating earnings for the retail segment decreased by $64 million to a loss of $2 million from earnings of $62 million for 1998. Excluding the costs relating to the strategic plan and one-time items (primarily a charge to close conventional retail stores), operating earnings still decreased by $20 million to $42 million from $62 million for the same period of 1998. The decrease was due to the impact of new store start-up expenses plus expenses related to the divestiture and closing of stores. Operating earnings for the retail segment were also adversely affected by a 1.9% decrease in same-store sales.

     Support services decreased in 1999 to $112 million compared to $122 million for 1998. Excluding the costs relating to the strategic plan and one-time items (primarily income from extinguishing a portion of our self-insured workers' compensation liability at a discount), support services increased in 1999 to $132 million compared to $121 million for 1998. The increase was due primarily to an increase in lease termination and real estate disposition expenses and higher incentive compensation.

     Interest Expense

     Interest expense in 1999 was $4 million higher than 1998 due primarily to 1998's low interest expense as a consequence of a favorable settlement of tax assessments. The higher 1999 expense was also due to higher average debt balances.

     Our derivative agreements consisted of simple "floating-to-fixed rate" interest rate swaps. For 1999, interest rate hedge agreements contributed $4.8 million of net interest expense compared to $4.3 million in 1998, or $0.5 million higher. This was due to slightly higher average net interest rates underlying the hedge agreements.

     Interest Income

     Interest income for 1999 was $4 million higher than 1998 due to a one-time item related to interest on refunds of federal income taxes from prior years. This was partially offset by lower average balances for our investment in direct financing leases.

     Equity Investment Results

     Our portion of net operating losses from equity investments for 1999 decreased by approximately $2 million to $10 million from $12 million for 1998. The reduction in losses is due to improved results of operations in certain of the underlying equity investments.

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

     Litigation Charges

     In October 1997, we began paying Furr's $800,000 per month as part of a settlement agreement which ceased in October 1998. Payments to Furr's totaled $7.8 million in 1998.

     Impairment/Restructuring Charge

     The pre-tax charge for our strategic plan totaled $137 million for 1999 and $668 million for 1998. Of these totals, $103 million and $653 million were reflected in the Impairment/restructuring charge line with the balance of the charges reflected in other financial statement lines.

     Taxes on Income

     The effective tax rates used for 1999 and 1998 were 28.5% and 14.6%, respectively, both representing a tax benefit. These are blended rates taking into account operations activity, strategic plan activity, write-offs of non-deductible goodwill and the timing of these transactions during the year.

LIQUIDITY AND CAPITAL RESOURCES


     In the first quarter ended April 21, 2001, our principal sources of liquidity were borrowings under our credit facility and the sale of certain assets. Our principal sources of capital, excluding shareholders' equity, was generated by issuing bonds in the capital markets.



     Net cash provided by (used in) operating activities



     Net cash expended by operating activities was $116 million in the first quarter of 2001 compared to a net inflow of $55 million for the same period in 2000. The primary use of funds was for working capital.



     Operating activities generated $127 million of net cash flows for fiscal year 2000, compared to the $118 million for the same period in 1999. Included in fiscal year 2000 net operating cash flows were $312 million in gross cash flows from operations, which were reduced by a $67 million increase primarily in working capital and $118 million in payments for strategic plan-related cash expenditures.



     Cash requirements related to the implementation and completion of the strategic plan (on a pre-tax basis) were $23 million in the first quarter of 2001 and are currently estimated to be $73 million for the full year 2001. We believe working capital reductions, proceeds from asset sales, and continued positive earnings will provide adequate cash flows to cover all of these costs.



     Net cash provided by investing activities



     Total investment-related activity resulted in $84 million of positive net cash flow for the first quarter ended April 21, 2001, compared to $14 million in the same period of 2000. Cash provided by asset sales, collections on notes receivable and other investing-related activities was only partially offset by capital expenditures.



     Net cash used in investing activities totaled $48 million in fiscal year 2000 compared to $213 million for fiscal year 1999. Included in fiscal year 2000 net investment expenditures were $151 million for capital expenditures and $7 million for acquisition of retail stores. Offsetting these expenditures in part were sales of assets and investments totaling $100 million.



     Net cash provided by (used in) financing activities



     Financing activities generated $29 million of net cash flows for the quarter ended April 21, 2001, compared to a $55 million use of cash flows for the same period of 2000. Total debt, including capital leases, decreased slightly in the first quarter of 2001.



     For fiscal year 2000, net cash used in financing activities was $55 million, compared to fiscal year 1999 when our financing activities resulted in a $96 million net source of cash. Included in fiscal year 2000 net cash used in financing activities was a net decrease in long-term debt of $35 million since the end of 1999.



     On March 22, 2001, we received approximately $50 million of proceeds from the sale of common stock to Yucaipa Companies, a transaction which gave Yucaipa 8.7% ownership of Fleming's outstanding common stock.



     On March 15, 2001, we sold $355 million of new 10 1/8% senior notes due 2008, and we deposited $315 million with the trustee to redeem all of the 10 5/8% senior notes due 2001, including an amount to cover accrued interest and the redemption premium. On April 16, 2001, our obligations under the indenture were discharged. The balance of the net proceeds was used to pay down our revolver loans. An extraordinary after-tax charge of approximately $3 million was recorded in connection with the early redemption. On March 15, 2001, we also sold $150 million of new 5.25% convertible senior subordinated notes due 2009 with a conversion price of $30.27 per share. The net proceeds of $146 million were used to pay down our revolver loans. At the end of the first quarter of 2001, outstanding loans and letters of credit under the credit facility totaled $146 million of term loans, $130 million of revolver loans, and $45 million of letters of credit. As of April 21, 2001, we could have borrowed an additional $425 million under the revolver.



     For the foreseeable future, our principal sources of liquidity and capital are expected to be cash flows from operating activities, our ability to borrow under our credit facility, and asset sale proceeds. In addition, lease financing may be employed for new retail stores and certain equipment. We believe these sources will be adequate to meet working capital needs, capital expenditures, strategic plan costs and other capital needs in the normal course of business for the next 12 months.



     Contingencies



     From time to time we face litigation or other contingent loss situations resulting from owning and operating our assets, conducting our business or complying (or allegedly failing to comply) with federal, state and local laws, rules and regulations which may subject us to material contingent liabilities. In accordance with applicable accounting standards, we record as a liability amounts reflecting such exposure when a material loss is deemed to be both "probable" and "quantifiable" or "reasonably estimable." Furthermore, we disclose material loss contingencies in the notes to our financial statements when the likelihood of a material loss has been determined to be greater than "remote" but less than "probable." Such contingent matters are discussed in "Legal Proceedings" starting on page 54. An adverse outcome experienced in one or more of such matters, or an increase in the likelihood of such an outcome, could have a material adverse effect.

                                    BUSINESS

INTRODUCTION


     Fleming is an industry leader in the distribution of consumable goods, and also has a growing presence in operating "price impact" supermarkets. Through our distribution group, we distribute products to customers that operate approximately 3,000 supermarkets, 5,000 convenience stores and nearly 1,000 supercenters, discount stores, limited assortment stores, drug stores, specialty stores and other stores across the U.S. We expect to substantially increase our distribution volume in connection with, among other things, our recently announced ten-year, $4.5 billion per year strategic alliance with our largest customer, Kmart Corporation. In addition, as of April 23, 2001, our retail group operated 103 supermarkets. In the fiscal year ended December 30, 2000, we generated total net sales of $14.4 billion.


     Our distribution group net sales were $11.2 billion for 2000, a 5.8% increase over the prior year, and represented approximately 77% of total net sales in 2000. To supply our customers, we have a network of 32 distribution centers that have a total of approximately 19 million square feet of warehouse space. To support our new business from Kmart, we expect to add up to four new distribution centers over the next several months. Once that infrastructure is in place, we believe that we will be the only distributor of consumable goods serving customers in all 50 states. In addition to product storage, handling and distribution functions, we also provide our customers with an offering of advertising, store development, accounting, pricing and retail technology services.


     Our retail group net sales were $3.3 billion for 2000, which represented approximately 23% of total net sales. Of that amount, $1.9 billion was attributable to continuing chains, which represents a 4.8% increase over the prior year. As of April 23, 2001, our continuing chains included 38 price impact supermarkets under the Food 4 Less banner and ten additional supermarkets which we intend to convert to the price impact format. Price impact supermarkets offer deep-discount, everyday low prices in a warehouse-style format. These stores typically cost less to build, maintain and operate than conventional supermarkets. We also operated 44 supermarkets that are adopting certain elements of the price impact format under the Rainbow Foods banner. In addition, we also operated 11 limited assortment stores under the Yes!Less banner. Limited assortment stores offer a narrow selection of low-price, private label food and other consumable goods, as well as general merchandise.


     In recent years, consumers have been shifting their purchases of food and other consumable goods away from conventional full-service grocery stores towards other retail channels, such as price impact supermarkets, discount stores, supercenters, convenience stores, drug stores and ethnic food stores. Since 1998, we have repositioned our distribution group to become a highly-efficient supplier to these retail channels, and as a result, our distribution group has experienced renewed sales growth. In addition, we believe price-sensitive consumers are underserved in the retail grocery market, so we have repositioned our retail group to expand our presence in the price impact format.

REPOSITIONING OF FLEMING

     In late 1998, Mark Hansen joined Fleming as our Chairman and Chief Executive Officer. Together with other new members of senior management, he established the following strategic initiatives in order to reposition us for growth:

     - lower the cost of goods sold and the cost of our distribution services in order to increase sales to existing customers and attract new customers;

     - diversify our customer base by appealing to retailers beyond our traditional conventional supermarket customers; and

     - reposition our retail group by selling or closing most of our conventional format supermarkets and opening additional price impact supermarkets.

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

     In the course of implementing our strategic initiatives, since 1998, we have, among other accomplishments:

     - closed or consolidated 12 of our distribution centers, which resulted in:

      -- increased average sales per full-line distribution center by more than 40% from $390 million in 1998 to $550 million in 2000, and

      -- increased average sales per full-line distribution group employee by more than 12% from 1998 to 2000;

     - centralized the majority of our purchasing operations in our customer support center near Dallas, Texas;

     - centralized our accounting, human resources, information technology and other support services in our shared services center in Oklahoma City, Oklahoma;


     - sold or closed 207 conventional supermarkets through the end of the first quarter of 2001, with 31 more to be sold or closed in the next few months;


     - opened 22 additional price impact supermarkets; and

     - instituted a "culture of thrift" among our employees, in part through our Low Cost Pursuit Program.

     We believe these initiatives have lowered our cost structure, improved the economics we can offer our traditional retail customers and strengthened our appeal to new channel retailers. We believe these improvements have been the key to our ability to increase distribution group sales for the last five consecutive quarters (year-over-year comparisons). In 2000, we added approximately $1.2 billion in gross annualized distribution group sales from both new channel retailers and our traditional supermarket customers.

COMPETITIVE STRENGTHS

     Low-Cost, High-Volume National Distribution System: We have consolidated our smaller distribution centers into high-volume distribution centers. Our distribution centers produce average annual sales that are among the highest in the consumable goods distribution industry. Our procurement and logistics capabilities, combined with the scale of our distribution centers, have enhanced our ability to provide customers with lower-cost merchandise and services that improve customer acquisition and retention. Our larger, super-regional distribution centers are able to conduct profitable operations at an extended range, thereby increasing our potential market reach.

     Efficient Centralized Purchasing: Category management decisions and vendor negotiations for the majority of our merchandise procurement are conducted in one location. Our customer support center is one of the largest buyer locations of consumable goods in the U.S. Centralized purchasing generates economies of scale because it enables us in one location to purchase goods more efficiently by eliminating redundancy involved in purchasing through multiple locations, which we believe increases our leverage with vendors. We believe that our centralized purchasing capabilities are valuable to national retailers such as Kmart as well as the smaller, independent retailers that make up our traditional customer base because we offer greater convenience and lower cost.


     Diverse Distribution Customer Base: We distribute to approximately 2,500 companies that operate almost 9,000 retail store locations under a wide variety of formats across the U.S. Other than Kmart, no customer accounted for more than 2% of our fiscal 2000 net sales.


     Successful Price Impact Retail Format: Our price impact supermarkets offer name-brand and private label consumable goods at significantly lower prices than conventional format supermarkets. We keep prices low by leveraging our existing distribution and procurement capabilities and maintaining a lower cost structure associated with operating these stores. We believe this format is profitable because we offer a reduced number of product selections, focus on high-turnover products and product categories, employ flow-through distribution methods which reduce product storage and handling expense, and minimize store operating costs through a warehouse-style operation.

BUSINESS STRATEGY

     Our business strategy is to use our competitive strengths to achieve sales and earnings growth in both our distribution group and retail group. As principal elements of our strategy, we intend to:

     Grow Sales to New Channel Retailers: We are rapidly moving beyond our historic market position and have targeted three key growth sectors. First, we are focusing on broad assortment/destination retailers, including supercenters and discount stores, and have demonstrated significant penetration in this market as evidenced by our distribution arrangements with Kmart and Target, Inc. Second, we are concentrating on precision assortment/neighborhood retailers such as convenience stores, drug stores and ethnic food stores. Our recent efforts in these markets include distribution agreements with significant customers such as Clark Retail Enterprises. Finally, we intend to focus on precision assortment/destination retailers typified by large-store formats such as cash-and-carries and price impact stores.

     Grow Sales to Traditional Format Customers: Despite being the second largest distributor in the $110 billion wholesale grocery industry, we account for approximately 10% of this traditional core market, representing substantial room for additional growth. Our repositioned distribution group has already enabled us to increase sales to existing and new customers, and we expect to be able to continue this trend. We routinely conduct detailed market studies to identify potential new customers in areas contiguous to existing customers, as we have capacity in our high-volume distribution centers to serve additional local independent stores or chains. Many potential customers are currently served by local or regional wholesalers that do not have the efficiencies associated with our procurement scale and do not provide the full scope of retail services that we provide.


     Expand Price Impact Format: We believe we have a substantial opportunity to grow our retail group's price impact supermarket operations. Because price impact stores cost less to build, maintain and operate than conventional supermarkets, we expect to be able to grow our price impact supermarket operations while incurring fewer capital expenditures than operators of conventional retail stores. As of April 23, 2001, we owned and operated 38 price impact supermarkets, and we intend to add up to 17 price impact supermarkets in 2001 through a combination of construction of new stores, conversion of existing stores and acquisitions.


     Leverage Efficiencies Created by Our Kmart Distribution Agreement: We believe our new distribution agreement with Kmart and the resulting substantial increase in our distribution volume will provide us with increased economic and purchasing leverage that will benefit all of our existing and potential new customers. We have established a "best practices" team with Kmart based in Troy, Michigan that focuses on reducing costs and achieving greater efficiencies in our product supply chain. In addition, we believe that the increased volume of candy and tobacco that we will distribute as a result of the Kmart distribution agreement will enable us to compete more effectively for convenience store distribution business.

     Continue to Improve Working Capital Management and Reduce Costs: We intend to improve our working capital management primarily by improving inventory turns. To do this, we will continue to improve vendor inventory management practices, further develop our central procurement operations, improve ad forecasting with our customers, effectively manage alternative channels of product delivery to retail locations and invest in systems enhancements. In addition, to strengthen our position as a low-cost supplier to our customers and increase our profitability, we have instituted a "culture of thrift" among our employees and developed initiatives to reduce our expenses through our Low Cost Pursuit Program.

RECENT DEVELOPMENTS

New Kmart Strategic Alliance

     On February 7, 2001, we announced a ten-year strategic alliance under which we will supply to Kmart substantially all of the food and consumable products in all current and future Kmart and Kmart supercenter stores in the U.S. and the Caribbean. We expect annual sales to Kmart to increase from approximately $1.4 billion in 2000 to approximately $2.6 billion in 2001 and approximately $4.5 billion in 2002. This new supply arrangement includes grocery, frozen, dairy, packaged meat and seafood, produce, bakery/deli, fresh meat, cigarettes, tobacco and candy. This strategic alliance may be further expanded to include an agreement on health and beauty products and related categories. It is planned that certain aspects of our price impact retail format could be incorporated into Kmart's merchandising programs, which could extend our combined procurement leverage. In addition, Kmart will offer us access to its strengths in general merchandise and seasonal goods. Kmart will adopt our "BestYet" private label program and pay fees to us based on brand management.

Yucaipa Investment

     On March 22, 2001, an affiliate of The Yucaipa Companies, an investment group controlled by Ron Burkle, completed a $50 million investment in our common stock. Through this investment, Yucaipa acquired approximately 3.8 million newly issued shares, representing approximately 8.7% of our outstanding common stock. Yucaipa has substantial experience in the retailing and distribution sectors, including past investments in such food retailers as Food 4 Less Supermarkets, Inc., Ralph's Grocery Company, Dominick's Finer Foods and Fred Meyer, Inc. Yucaipa also acquired a 12-month option to invest an additional $50 million in our common stock at the then-current average market price.


Furrs Asset Purchase



     On June 27, 2001, we bid $57 million to purchase certain assets of 66 Furrs Supermarkets stores in New Mexico and Texas and approximately $43 million for related warehouse inventory. Our bid was accepted by Furrs' board of directors on June 27, 2001 and was approved by a U.S. Bankruptcy Court on June 29, 2001. We anticipate that the majority of these stores will be purchased directly from Furrs by independent supermarkets and chain supermarket retailers, most of whom we would serve as their supplier.


OUR DISTRIBUTION GROUP

     Our distribution group sells food and non-food products to supermarkets, convenience stores, supercenters, discount stores, limited assortment stores, drug stores, specialty stores and other stores across the U.S. We also offer a variety of retail support services to independently-owned and company-owned retail stores. Net sales for our distribution segment were $11.2 billion for fiscal 2000, excluding sales to our own retail stores. Sales to our own retail stores totaled $1.8 billion during fiscal 2000.

     In the course of implementing our strategic plan, since 1998 we have closed or consolidated 12 of our distribution centers, which has increased volumes at our remaining 32 distribution centers. As a result, we now have four distribution divisions with net sales for 2001 expected to be over $1 billion each. We have a total of 26 distribution divisions, some of which encompass multiple distribution centers that have common management.

     Customers Served. During 2000, our distribution group served a wide variety of retail operations located in 41 states. The group serves customers operating as conventional supermarkets (averaging approximately 23,000 total square feet), superstores (supermarkets of 30,000 square feet or more), supercenters (a combination of discount store and supermarket encompassing 110,000 square feet or more), warehouse stores ("no-frills" operations of various large sizes), combination stores (which have a high percentage of non-food offerings) and convenience stores (generally under 4,000 square feet and offering only a limited assortment of products).

     Our top ten customers accounted for approximately 17% of our total net sales during 2000. Kmart Corporation, our largest customer, represented approximately 10% of our total net sales in 2000, which we project will increase to a significantly greater percentage of our total net sales in 2001. No other single customer represented more than 2% of our fiscal 2000 net sales.

     Pricing. The distribution group uses market research and cost analyses as a basis for pricing its products and services. In all operating units, retail services are individually and competitively priced. We have three basic marketing programs for our distribution business: FlexMate, FlexPro and FlexStar.

     The FlexMate marketing program prices product to customers at a quoted sell price, a selling price established by us that may include a mark-up. The FlexMate marketing program is available as an option in all operating units for grocery, frozen and dairy products. In all operating units, a quoted sell price method is used for meat, produce, bakery goods, delicatessen products, tobacco supplies, general merchandise and health and beauty care products. A distribution fee is usually added to the quoted sell price based upon the product category. Under some marketing programs, freight charges are also added to offset in whole or in part our cost of delivery services provided. Any cash discounts, certain allowances, and service income earned from vendors may be retained by the distribution group. This has generally been referred to as the "traditional pricing" method.

     Under FlexPro, grocery, frozen and dairy products are priced at their net acquisition value which is generally comparable to the net cash price paid by the distribution group. Vendor allowances and service income are passed through to the customer. Service charges are established using the principles of activity-based pricing modified by marketing considerations. Activity-based pricing attempts to identify our cost of providing certain services in connection with the sale of products such as transportation, storage and handling. Based on these identified costs, and with a view to market responses, we establish charges for these activities designed to recover our cost and provide us with a reasonable profit. These charges are then added to the net product price. We also charge a fee for administrative services provided to arrange and manage certain allowances and service income offered by vendors and earned by the distribution group and its customers.

     FlexStar uses the same product pricing as FlexPro, but generally uses a less complex presentation for distribution service charges. FlexStar averages the charges across items and orders and provides the customer a more consistent percentage base charge by department.

     Kmart product pricing for grocery, frozen, dairy, produce, package meat, bakery and deli products will follow the FlexPro/FlexStar pricing methodology, priced at their net acquisition value, with vendor allowances passed through. Random weight meat and deli products will be priced at our last received cost. Certain other items will be priced at net acquisition value plus a negotiated fee. In addition, Kmart will pay us a logistics fee equal to a percentage of purchases based on volume, and a negotiated fixed annual procurement fee.

     Fleming Brands. Fleming Brands are Fleming-owned brands that we offer exclusively to our customers. Fleming Brands, which include BestYet, Nature's Finest, SuperTru, Marquee, Rainbow and Exceptional Value, are positioned to compete with national brand products and value brand products. As part of our recent Kmart strategic alliance, Kmart has agreed to adopt our BestYet private label program in its Kmart and Kmart supercenter stores.

     Controlled labels are offered only in stores operating under specific banners (which may or may not be controlled by us). Controlled labels are products to which we have exclusive distribution rights to a particular customer or in a specific region. We offer two controlled labels, IGA and Piggly Wiggly brands, which are national quality brands.

     Procurement. We have centralized the majority of our merchandise procurement. This makes more efficient use of our procurement staff, improves buying efficiency and reduces the cost of goods. Our customer support center near Dallas is one of the largest buyer locations of consumable goods in the U.S. We believe that our centralized purchasing capabilities are valuable to national retailers such as Kmart as well as the smaller, independent retailers that make up our traditional customer base.

     Retail Services. Retail services are marketed, priced and delivered separately from other distribution operations. Our retail services marketing and sales personnel look for opportunities to cross-sell additional retail services as well as other distribution group products to their customers. Through our recently established retail account executive, or RAE, programs, we offer consulting, strategic planning, administrative and information technology services to customers to assist them in improving store performance. Incentive compensation for our RAEs is based on the performance of the customers they serve.


     Facilities and Transportation. As of April 23, 2001 our distribution group operated 22 full-line distribution centers which are responsible for the distribution of national brands and Fleming Brands, including groceries, meat, dairy and delicatessen products, frozen foods, produce, bakery goods and a variety of related food and non-food items. Six general merchandise and specialty food operating units distributed health and beauty care items and other items of general merchandise and specialty foods. Four warehouse facilities served convenience stores. All facilities are equipped with modern material handling equipment for receiving, storing and shipping large quantities of merchandise. Our distribution centers comprise approximately 19 million square feet of warehouse space. Additionally, the distribution group rents, on a short-term basis, approximately 432,000 square feet of off-site temporary storage space. To support our new business from Kmart, we expect to add up to four new distribution centers over the next few months.


     Transportation arrangements and operations vary by distribution center and may vary by customer. Some customers prefer to handle product delivery themselves, others prefer us to deliver products, and still others ask us to coordinate delivery with a third party. Accordingly, many of our distribution centers maintain a truck fleet to deliver products to customers, and several of our distribution centers also engage dedicated contract carriers to deliver products. We increase the utilization of our truck fleet by back-hauling products from suppliers and others, thereby reducing the number of empty miles traveled. To further increase our fleet utilization, we have made our truck fleet available to other firms on a for-hire carriage basis.

     Capital Invested in Customers. As part of our services to retailers, we provide capital to certain customers by extending credit for inventory purchases, by becoming primarily or secondarily liable for store leases, by leasing equipment to retailers, by making secured loans and by making equity investments in customers:

     - Extension of Credit for Inventory Purchases. Customary trade credit terms are usually the day following statement date for customers on FlexPro or FlexStar and up to seven days for other marketing plan customers.

     - Store and Equipment Leases. We lease stores for sublease to certain customers. At year-end 2000, we were the primary lessee of approximately 600 retail store locations subleased to and operated by customers. We also lease a substantial amount of equipment to retailers.

     - Secured Loans and Lease Guarantees. We make loans to customers primarily for store expansions or improvements. These loans are typically secured by inventory and store fixtures, bear interest at rates above the prime rate, and are for terms of up to ten years. Loans are approved by our business development committee following written approval standards. We believe our loans to customers are illiquid and would not be investment grade if rated. From time to time, we also guarantee the lease obligations of certain of our customers.

     In making credit and investment decisions, we consider many factors, including estimated return on capital, assumed risks and benefits (including our ability to secure long-term supply contracts with these customers).

     At year-end 2000, we had loans outstanding to customers totaling $110 million. We also have investments in customers through direct financing leases of real property and equipment, lease guarantees, operating leases or credit extensions for inventory purchases. The present values of our obligations under such direct financing leases and lease guarantees were $182 million and $14 million, respectively, at year-end 2000. Our credit loss expense from receivables as well as from investments in customers was $29 million in 2000 which is comparable to prior years.

     Franchising. We also license or grant franchises to retailers to use certain registered trade names such as Piggly Wiggly, Food 4 Less (a registered servicemark and trademark that we are authorized to use pursuant to a restricted license granted by Ralph's Grocery Company, a subsidiary of Kroger Co.), Sentry, Super 1 Foods, Festival Foods, Jubilee Foods, Jamboree Foods, MEGAMARKET, Shop 'N Kart, American Family, Big Star, Big T, Buy for Less, County Pride Markets, Red Fox, Shop N Bag, Super Duper, Super Foods, Super Thrift, Thriftway and Value King.

     We encourage independents and small chains to join one of the Fleming Banner Groups to receive many of the same marketing and procurement efficiencies available to larger chains. The Fleming Banner Groups are retail stores operating under one of a number of banners representing either a conventional or price impact retail format.

     Cost-Reduction Initiatives. To strengthen our position as a low-cost supplier to our retail customers and increase our profitability, we instituted a "culture of thrift" among our employees and developed initiatives to reduce our expenses through our Low Cost Pursuit Program. This program focuses on five areas: merchandising and procurement, logistics and distribution, shared services and finance, retail operations, and customer relations. In the merchandising and procurement functions, we have lowered cost of goods and administrative costs by centralizing most of our procurement functions, which were conducted in individual distribution centers, into one national procurement center near Dallas, which is now one of the largest procurement locations in the U.S. The logistics and distribution functions have removed costs associated with back-haul, in-bound transportation and other logistics functions. In addition, we established a new shared services center in Oklahoma City where we have centralized the management of our accounting, human resources, information technology and other support services. Retail operations have implemented best demonstrated practices to reduce labor costs and reduce store operating costs, and certain administrative functions have also been centralized for retail operations. Finally, customer relations has established a single point of contact for each customer to eliminate many paper-based processes and improve customer communications.

OUR RETAIL GROUP


     As of April 23, 2001, our retail group operated 103 supermarkets under a variety of formats. Our continuing chains included 38 price impact supermarkets under the Food 4 Less banner, and ten additional supermarkets which we intend to convert to the price impact format in 2001 and 2002. We also operated 44 supermarkets that are adopting certain elements of the price impact format under the Rainbow Foods banner. Price impact supermarkets offer deep-discount, everyday low prices in a warehouse-style format. In addition, we operated 11 limited assortment stores under the Yes!Less banner, five of which we opened in 2001. Our limited assortment stores offer a narrow selection of low-price, private label food and other consumable goods, as well as general merchandise.



     Price Impact Supermarkets. As of April 23, 2001, our retail group owned and operated 38 Food 4 Less price impact supermarkets, of which 26 are located in Northern California, seven in the Salt Lake City, Utah area, four in the Phoenix, Arizona area and one in Wisconsin. Of these 38 stores, 22 have opened since the beginning of 1999. These stores offer deep-discount, everyday low prices well below those offered by conventional supermarkets and carry prices for grocery products which are also generally lower than supercenters. Our price impact supermarkets are also known for their quality meat and produce offerings. These supermarkets average 55,000 square feet in size, generate average weekly sales of more than $450,000.


     Our price impact supermarkets serve price-sensitive middle-income consumers who may have larger-than-average families. These stores have a wider trade area than conventional supermarkets yet are generally more convenient to shop than supercenters.

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

     Our price impact supermarkets offer name-brand food and consumable goods at significantly lower prices than conventional format retail store operators because of the many low-cost features of our stores. These features include: offering a reduced number of product selections, focusing on popular, name-brand products and product categories; employing flow-through distribution methods which reduce product storage and handling expense; and minimizing store operating costs by presenting a warehouse-style operation.

     These stores do not cost as much as conventional stores to construct and maintain, as price impact stores typically feature cement floors, cinder block walls, exposed ceiling and walk-in freezers and coolers which combine the typically separate storage and display areas. In addition, price impact stores produce lower operating expenses, primarily as a result of less labor content due to pallet or case-loading display racks, fewer product categories offered due to focusing on the more popular items, self bagging, and elimination of on-site service departments such as a bakery or butcher shop.

     We believe price-sensitive consumers are underserved on a nationwide basis. Because price impact stores cost less to build and maintain than conventional supermarkets, we expect to be able to grow our price impact supermarket operations while incurring fewer capital expenditures. We believe the success of our price impact stores is based on an underserved trade area and does not require significant market share. Consequently, we believe the typical advertising and marketing expenditure requirements do not apply.

     In 2001, we intend to convert seven of our conventional format supermarkets located in the greater Milwaukee, Wisconsin area to the price impact format, and an additional three in early 2002. We also plan to open an additional ten price impact stores in 2001 through new store construction and acquisitions. New price impact stores that our retail group opens may be opened under trade names other than Food 4 Less.


     Conventional Supermarkets with Price Impact Elements. As of April 23, 2001, we also operated 44 Rainbow Foods supermarkets, with 42 stores in Minnesota and two in Wisconsin. Our Rainbow Foods stores are conventional supermarkets which we are beginning the process of retrofitting with an increasing degree of price impact elements. As part of this repositioning process, labor-intensive service departments will be reduced or eliminated, and some of the merchandising strategies of our price impact format will be implemented. Purchasing decisions will be coordinated with our price impact stores, which should also help to increase operating margins. We expect that the repositioning of the Rainbow Foods chain will be complete by the end of 2002.



     Limited Assortment Stores. In 2000, we began to develop our limited assortment retail concept operating under the Yes!Less trade name, operating stores averaging 12,000 to 15,000 square feet of selling space. Our Yes!Less concept is designed to appeal to a needs-based consumer, primarily with low price private label food and other consumables and an attractive selection of general merchandise products at opening price points. With five stores opened in 2001, as of April 23, 2001 there were 11 Yes!Less retail stores open, ten in Texas and one in Louisiana. We are currently evaluating the concept with a view toward appropriate expansion.



     Divestiture of Conventional Format Supermarkets. In addition to the 103 supermarkets described above, as of April 23, 2001 we also owned and operated 31 conventional format supermarkets. As part of our strategic repositioning, we decided to sell or close these 31 conventional format supermarkets in order to focus resources on growing our price impact stores and improving financial results.


     Since 1998, we have divested 207 conventional supermarkets and we are in the process of selling or closing the remaining 31 stores. These conventional format supermarkets are operating primarily under the ABCO Desert Market trade name, and are in various stages of divestiture.


     As of April 23, 2001, we have sold or closed 66 stores, including the sale of the assets of 11 ABCO Desert Market stores located in Arizona to Safeway, Inc. and the assets of a 16-store chain of Baker's Supermarkets located in the Omaha, Nebraska area to Kroger Co. Of the remaining 31 stores to be divested, we are in various stages of discussions with numerous parties with respect to the sale of the majority of these stores, and we currently expect that all of these stores will either be sold or closed by the end of 2001. We expect to retain a substantial level of the distribution business for the majority of stores that are sold.

PRODUCTS

     We supply a full line of national brands and Fleming Brands, including groceries, meat, dairy and delicatessen products, frozen foods, produce, bakery goods and a variety of general merchandise, health and beauty care and other related items. During 2000, the average number of stock keeping units, or SKUs, carried in full-line distribution centers was approximately 15,000. General merchandise and specialty food operating units carried an average of approximately 17,500 SKUs. Product sales account for over 97% of our consolidated sales. During 2000, our product mix as a percentage of product sales was approximately 54% groceries, 39% perishables and 7% general merchandise.

SUPPLIERS

     We purchase our products from numerous vendors and growers. As a large customer, we are able to secure favorable terms and volume discounts on many of our purchases, leading to lower unit costs. We purchase products from a diverse group of suppliers and believe we have adequate sources of supply for substantially all of our products.

COMPETITION

     The distribution segment operates in a competitive market. Our primary competitors are regional and local food distributors, national chains which perform their own distribution and national food distributors. The principal factors on which we compete include price, quality and assortment of product lines, schedules and reliability of delivery and the range and quality of customer services.

     The primary competitors of our retail segment supermarkets and distribution segment customers are national, regional and local grocery chains, as well as supercenters, independent supermarkets, convenience stores, drug stores, restaurants and fast food outlets. Principal competitive factors include price, quality and assortment, store location and format, sales promotions, advertising, availability of parking, hours of operation and store appeal.

INTELLECTUAL PROPERTY


     We or our subsidiaries have many trade names registered at either the federal or state level or a combination of both, such as Piggly Wiggly, Super 1 Foods, Festival Foods, Jubilee Foods, Jamboree Foods, MEGAMARKET, Shop 'N Kart, ABCO Desert Market, American Family, Big Star, Big T, Buy for Less, County Pride Markets, Rainbow Foods, Red Fox, Sentry, Shop N Bag, Super Duper, Super Foods, Super Thrift, Thriftway and Value King.


     We license the Food 4 Less service mark and trade name from Ralph's Grocery Company, a subsidiary of Kroger Co., and have the exclusive right to use and sublicense the name in certain areas of California. We also have the exclusive license to use and sublicense the name in all other states, excluding certain areas of Southern California and certain areas in various other states previously licensed to others by Ralph's or its predecessors. Additionally, should the rights to such a previously licensed area terminate, we would automatically obtain the exclusive license for that area. The Food 4 Less license agreement generally provides for protected trade area status for five years after the date that we, our franchisees or Ralph's commit to entering a new market area under the Food 4 Less banner. However, we are not prohibited by the licensing agreement from opening stores under a different trade name in any of these areas.

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

EMPLOYEES

     At December 30, 2000, we had 29,567 full-time and part-time employees, with 9,667 employed by the distribution group, 17,829 by the retail group and 2,071 employed in shared services, customer support and other functions.

     Approximately half of our employees are covered by collective bargaining agreements with the International Brotherhood of Teamsters; Chauffeurs, Warehousemen and Helpers of America; the United Food and Commercial Workers; the International Longshoremen's and Warehousemen's Union; the Retail, Wholesale and Department Store Union; and the International Union of Operating Engineers. Most of these agreements expire at various times throughout the next five years. We consider our employee relations in general to be satisfactory.

PROPERTIES

     The following table sets forth facilities information with respect to our distribution group.

                                                          APPROXIMATE
                       LOCATION                           SQUARE FEET      OWNED OR LEASED
                       --------                          --------------    ---------------
                                                         (IN THOUSANDS)
FULL-LINE FOOD DISTRIBUTION CENTERS:
Ewa Beach, HI..........................................         361            Leased
Fresno, CA.............................................         828         Owned/Leased
Garland, TX............................................       1,190             Owned
Geneva, AL.............................................         643            Leased
Kansas City, KS........................................       1,136            Leased
La Crosse, WI..........................................         907             Owned
Lafayette, LA..........................................         437             Owned
Lincoln, NE............................................         515            Leased
Lubbock, TX............................................         763         Owned/Leased
Massillon, OH..........................................         874             Owned
Memphis, TN............................................       1,071         Owned/Leased
Miami, FL..............................................         764             Owned
Milwaukee, WI..........................................         600             Owned
Minneapolis, MN........................................         480             Owned
Nashville, TN..........................................         941            Leased
North East, MD.........................................         591         Owned/Leased
Oklahoma City, OK......................................         529            Leased
Phoenix, AZ............................................       1,642         Owned/Leased
Sacramento, CA.........................................         787         Owned/Leased
Salt Lake City, UT.....................................         555         Owned/Leased
Superior, WI...........................................         371             Owned
Warsaw, NC.............................................         672         Owned/Leased
                                                             ------
  Total................................................      16,657
GENERAL MERCHANDISE DISTRIBUTION CENTERS:
Dallas, TX.............................................         262         Owned/Leased
King of Prussia, PA....................................         377            Leased
La Crosse, WI..........................................         163             Owned
Memphis, TN............................................         495         Owned/Leased
Sacramento, CA.........................................         438            Leased
Topeka, KS.............................................         223            Leased
                                                             ------
  Total................................................       1,958

                                                          APPROXIMATE
                       LOCATION                           SQUARE FEET      OWNED OR LEASED
                       --------                          --------------    ---------------
                                                         (IN THOUSANDS)
CONVENIENCE STORES:
Altoona, PA............................................         172             Owned
Marshfield, WI.........................................         157             Owned
Plymouth, MN...........................................         239            Leased
Romeoville, IL.........................................         124            Leased
                                                             ------
  Total................................................         692
OUTSIDE STORAGE:
Outside storage facilities -- Typically rented on a
  short-term basis.....................................         432
                                                             ------
  Total for Distribution...............................      19,739
                                                             ======

     To support our new business from Kmart, recently we leased a warehouse facility in Fort Wayne, Indiana. Pursuant to our repositioning strategy, we have five closed facilities in various states and we are actively marketing them.


     As of April 23, 2001, our retail group operated 103 supermarkets in a variety of formats in California, Utah, Arizona, Wisconsin, Minnesota, Texas and Louisiana. Our continuing chains included 38 price impact supermarkets, ten supermarkets to be converted to the price impact format, 11 limited assortment stores and 44 conventional supermarkets which are adopting certain elements of the price impact format. In addition, we are in the process of selling or closing an additional 31 conventional supermarkets that our retail segment owns and operates in Arizona and Illinois. For more information, see the subsection "Our Retail Group."


     Our shared service center office is located in Oklahoma City, Oklahoma. The shared service center occupies leased office space totaling approximately 232,000 square feet. Our customer support center near Dallas, Texas occupies leased office space totaling approximately 136,000 square feet.

     We own and lease other significant assets, such as inventories, fixtures and equipment and capital leases.

LEGAL PROCEEDINGS

     The following describes various pending legal proceedings to which we are subject:

     Class Action Suits. In 1996, we and certain of our present and former officers and directors were named as defendants in nine purported class action suits filed by certain stockholders and one purported class action suit filed by two noteholders. All cases were filed in the United States District Court for the Western District of Oklahoma. In 1997, the court consolidated the stockholder cases; the noteholder case was also consolidated, but only for pre-trial purposes. The plaintiffs in the consolidated cases sought undetermined but significant damages, and asserted liability for our alleged "deceptive business practices," and our alleged failure to properly account for and disclose the contingent liability created by the David's Supermarkets case, a lawsuit we settled in April 1997 in which David's sued us for allegedly overcharging for products. The plaintiffs claimed that these alleged practices led to the David's case and to other material contingent liabilities, caused us to change our manner of doing business at great cost and loss of profit and materially inflated the trading price of our common stock.


     During 1998 the complaint in the noteholder case was dismissed, and during 1999 the complaint in the consolidated stockholder case was also dismissed, each without prejudice. The court gave the plaintiffs the opportunity to restate their claims in each case, and they did so in amended complaints. We again filed motions to dismiss all claims in both cases. On February 4, 2000, the court dismissed the amended complaint in the stockholder case with prejudice. The stockholder plaintiffs filed a notice of appeal on March 3, 2000. Briefing is complete in the Court of Appeals for the Tenth Circuit, and oral argument was conducted on May 15, 2001. The Tenth Circuit has not yet issued an opinion.

     On August 1, 2000, the court dismissed the claims in the noteholder complaint alleging violations of the Securities Exchange Act of 1934, but the court determined that the noteholder plaintiffs have stated a claim under
Section 11 of the Securities Act of 1933. On September 15, 2000, defendants filed a motion to allow an immediate appeal of the court's denial of their motion to dismiss plaintiffs' claim under Section 11. That motion was denied on January 8, 2001. The case was set for a status and scheduling conference on January 30, 2001. The court has entered an order setting this case for trial in October 2001.

     On April 30, 2001, a Memorandum of Understanding was signed which provides, among other things, for the parties in the noteholder case to proceed to agree on a Settlement Agreement which will include a payment by defendants and our insurer of $2.5 million in full satisfaction of the claim. The settlement will require court and class approval.

     In 1997, we won a declaratory judgment against certain of our insurance carriers regarding policies issued to us for the benefit of our officers and directors. On motion for summary judgment, the court ruled that our exposure, if any, under the class action suits is covered by D&O policies written by the insurance carriers, aggregating $60 million in coverage, and that the "larger settlement rule" will apply to the case. According to the trial court, under the larger settlement rule, a D&O insurer is liable for the entire amount of coverage available under a policy even if there is some overlap in the liability created by the insured individuals and the uninsured corporation. If a corporation's liability is increased by uninsured parties beyond that of the insured individuals, then that portion of the liability is the sole obligation of the corporation. The court also held that allocation is not available to the insurance carriers as an affirmative defense. The insurance carriers appealed. In 1999, the appellate court affirmed the decision that the class actions were covered by D&O policies aggregating $60 million in coverage but reversed the trial court's decision as to allocation as being premature.

     We intend to vigorously defend against the claims in these class action suits and pursue the issue of insurance discussed above, but we cannot predict the outcome of the cases. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.


     Don's United Super (and related cases). We and two of our retired executives have been named in a suit filed in 1998 in the United States District Court for the Western District of Missouri by several of our current and former customers (Don's United Super, et al. v. Fleming, et al.). The 19 plaintiffs operate retail grocery stores in the St. Joseph and Kansas City metropolitan areas. The plaintiffs in this suit allege product overcharges, breach of contract, breach of fiduciary duty, misrepresentation, fraud and RICO violations, and they are seeking actual, punitive and treble damages, as well as a declaration that certain contracts are voidable at the option of the plaintiffs.


     During the fourth quarter of 1999, plaintiffs produced reports of their expert witnesses calculating alleged actual damages of approximately $112 million. During the first quarter of 2000, plaintiffs revised a portion of these damage calculations, and although it is not clear what the precise damage claim will be, it appears that plaintiffs will claim approximately $120 million, exclusive of any punitive or treble damages.

     On May 2, 2000, the court granted partial summary judgment to the defendants, holding that plaintiffs' breach of contract claims that relate to events that occurred more than four years before the filing of the litigation are barred by limitations, and that plaintiffs' fraud claims based upon fraudulent inducement that occurred more than 15 years before the filing of the lawsuit likewise are barred. It is unclear what impact, if any, these rulings may have on the damage calculations of the plaintiffs' expert witnesses.

     The court has set August 13, 2001 as the date on which trial of the Don's case will commence.

     In October 1998, we and the same two retired executives were named in a suit filed by another group of retailers in the same court as the Don's case (Coddington Enterprises, Inc., et al. v. Fleming, et al.). Currently, 16 plaintiffs are asserting claims in the Coddington case, all but one of which have arbitration agreements with us. The plaintiffs assert claims virtually identical to those set forth in the Don's case, and although plaintiffs have not yet quantified the damages in their pleadings, it is anticipated that they will claim actual damages approximating the damages claimed in the Don's case.

     In July 1999, the court ordered two of the plaintiffs in the Coddington case to arbitration, and otherwise denied arbitration as to the remaining plaintiffs. We appealed the court's denial of arbitration to the United States Court of Appeals for the Eighth Circuit.



     In June 2001, the Eighth Circuit ruled that all of the claims made by each plaintiff in Coddington that has an arbitration agreement with us are subject to arbitration. The Eighth Circuit remanded the case to the district court for entry of an order compelling arbitration of such claims. The plaintiffs have filed a motion for rehearing by the Eighth Circuit.


     Two other cases had been filed before the Don's case in the same court (R&D Foods, Inc., et al. v. Fleming, et al.; and Robandee United Super, Inc., et al.
v. Fleming, et al.) by 10 customers, some of whom are also plaintiffs in the Don's case. The earlier two cases, which principally seek an accounting of our expenditure of certain joint advertising funds, have been consolidated. All proceedings in these cases have been stayed pending the arbitration of the claims of those plaintiffs who have arbitration agreements with us.

     In March 2000, we and one former executive were named in a suit filed in the United States District Court for the Western District of Missouri by current and former customers that operated five retail grocery stores in and around Kansas City, Missouri, and four retail grocery stores in and around Phoenix, Arizona (J&A Foods, Inc., et al. v. Dean Werries and Fleming Companies, Inc.). The plaintiffs have alleged product overcharges, fraudulent misrepresentation, fraudulent nondisclosure and concealment, breach of contract, breach of duty of good faith and fair dealing and RICO violations, and they are seeking actual, punitive and treble damages, as well as other relief. The damages have not been quantified by the plaintiffs; however, we anticipate that substantial damages will be claimed.

     On August 8, 2000, the Judicial Panel on Multidistrict Litigation granted our motion and ordered the related Missouri cases (Don's United Super, Coddington Enterprises, Inc. and J&A Foods, Inc.) and the Storehouse Markets case (described below) transferred to the United States District Court for the Western District of Missouri for coordinated or consolidated pre-trial proceedings.


     On March 2, 2001, the court ordered the parties in the related Missouri cases, the Storehouse Markets case and the Welsh case (described below) to mediate their claims within 45 days of the order. On April 9 - 11, 2001, the parties to the related Missouri cases participated in a mediation process held in Kansas City, Missouri pursuant to the court's order. Although the precise details of the mediation are subject to a confidentiality agreement among the parties and may not be disclosed, the mediation confirmed our expectation that the plaintiffs in the related Missouri cases will claim substantial damages. In addition, based on discussions with plaintiffs' counsel during the mediation, it appears unlikely that these cases will be resolved before trial.


     We intend to vigorously defend against the claims in these related cases, but we are currently unable to predict the outcome of the cases. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.


     Storehouse Markets. In 1998, we and one of our former executives were named in a suit filed in the United States District Court for the District of Utah by several current and former customers of the company (Storehouse Markets, Inc., et al. v. Fleming Companies, Inc., et al.). The plaintiffs have alleged product overcharges, fraudulent misrepresentation, fraudulent nondisclosure and concealment, breach of contract, breach of duty of good faith and fair dealing and RICO violations, and they are seeking actual, punitive and treble damages.



     The plaintiffs have made these claims on behalf of a class that would purportedly include approximately 250 current and former customers of our Salt Lake City division covering a four-state region. On June 12, 2000, the court entered an order certifying the case as a class action. On July 11, 2000, the United States Court of Appeals for the Tenth Circuit granted our request for a discretionary appeal of the class certification order, and we are pursuing that appeal on an expedited basis.


     On August 8, 2000, the Judicial Panel on Multidistrict Litigation granted our motion and ordered the Storehouse Markets case and the related Missouri cases (described above) transferred to the United States District Court for the Western District of Missouri for coordinated or consolidated pre-trial proceedings.

     On March 2, 2001, the court ordered the parties in the related Missouri cases, the Storehouse Markets case and the Welsh case to mediate their claims within 45 days of the order. On April 9 - 11, 2001, the parties to the Storehouse Markets case participated in mediation process held in Kansas City, Missouri pursuant to the court's order. Although the precise details of the mediation remain subject to a confidentiality agreement among the parties and may not be disclosed, the mediation confirmed our expectation that the plaintiffs in Storehouse Markets would claim substantial damages.



     In June 2001, counsel for the parties in the Storehouse Markets case informed the court that they had reached an agreement in principle to settle all claims for a total payment of $16 million. The settlement is subject to a number of conditions, including the final court approval. On July 9, 2001, the parties executed a definitive settlement agreement and the court preliminarily approved the settlement subject to final court approval at a hearing scheduled for September 10, 2001.



     If the settlement is not approved by the district court or if the Storehouse Markets case otherwise goes forward, we intend to vigorously defend against these claims but we cannot predict the outcome of the case. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.


     Welsh. In April 2000, the operators of two grocery stores in Van Horn and Marfa, Texas filed an amended complaint in the United States District Court for the Western District of Texas, Pecos Division (Welsh v. Fleming Foods of Texas, L.P.). The amended complaint alleges product overcharges, breach of contract, fraud, conversion, breach of fiduciary duty, negligent misrepresentation and breach of the Texas Deceptive Trade Practices Act. The amended complaint seeks unspecified actual damages, punitive damages, attorneys' fees and pre-judgment and post-judgment interest. Pursuant to the order of the Judicial Panel on Multidistrict Litigation, the Welsh case has been transferred to the Western District of Missouri for pre-trial proceedings. No trial date has been set in this case.

     On March 2, 2001, the court ordered the parties in the related Missouri cases, the Storehouse Markets case and the Welsh case to mediate their claims within 45 days of the order. The parties in the Welsh case have not yet mediated their claims.

     Other. Our facilities and operations are subject to various laws, regulations and judicial and administrative orders concerning protection of the environment and human health, including provisions regarding the transportation, storage, distribution, disposal or discharge of certain materials. In conformity with these provisions, we have a comprehensive program for testing, removal, replacement or repair of our underground fuel storage tanks and for site remediation where necessary. We have established reserves that we believe will be sufficient to satisfy the anticipated costs of all known remediation requirements.

     We and others have been designated by the U.S. Environmental Protection Agency and by similar state agencies as potentially responsible parties under the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, or similar state laws, as applicable, with respect to EPA-designated Superfund sites. While liability under CERCLA for remediation at these sites is generally joint and several with other responsible parties, we believe that, to the extent we are ultimately determined to be liable for the expense of remediation at any site, such liability will not result in a material adverse effect on our consolidated financial position or results of operations. We are committed to maintaining the environment and protecting natural resources and human health and to achieving full compliance with all applicable laws, regulations and orders.

     We are a party to or threatened with various other litigation and contingent loss situations arising in the ordinary course of our business including: disputes with customers and former customers; disputes with owners and former owners of financially troubled or failed customers; disputes with landlords and former landlords; disputes with employees and former employees regarding labor conditions, wages, workers' compensation matters and alleged discriminatory practices; disputes with insurance carriers; tax assessments and other matters, some of which are for substantial amounts. Except as noted in this prospectus, we do not believe that any such claim will have a material adverse effect on us.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our Executive Officers and Directors are as follows:


              NAME                 AGE                        PRESENT POSITION
              ----                 ---                        ----------------
Executive Officers:
Mark S. Hansen...................  46     Chairman and Chief Executive Officer
Thomas G. Dahlen.................  47     Executive Vice President and President, Retail and
                                          Corporate Marketing
E. Stephen Davis.................  60     Executive Vice President and President, Wholesale
Dennis C. Lucas..................  54     Executive Vice President and President, Retail
William H. Marquard..............  41     Executive Vice President, Business Development and Chief
                                          Knowledge Officer
Scott M. Northcutt...............  39     Executive Vice President, Human Resources
Neal J. Rider....................  39     Executive Vice President and Chief Financial Officer
Ronald C. Anderson...............  58     Senior Vice President, Central Operations
Mark K. Batenic..................  52     Senior Vice President, Northeast Operations
Michael J. Carey.................  54     Senior Vice President, Western Operations
Charles L. Hall..................  51     Senior Vice President, Real Estate and Store Development
Carlos M. Hernandez..............  46     Senior Vice President, General Counsel and Secretary
Matthew H. Hildreth..............  35     Senior Vice President, Finance and Treasurer
Leonard Kaye.....................  62     Senior Vice President, Eastern Operations
William A. Merrigan..............  56     Senior Vice President, Logistics
Philip B. Murphy.................  52     Senior Vice President, Procurement
Mark D. Shapiro..................  41     Senior Vice President, Finance and Operations Control
Thomas A. Zatina.................  49     Senior Vice President, Northern Operations

Directors:
Mark S. Hansen...................  46     Chairman and Chief Executive Officer
Herbert M. Baum..................  64     Director
Kenneth M. Duberstein............  57     Director
Archie R. Dykes..................  70     Director
Carol B. Hallett.................  63     Director
Robert S. Hamada.................  63     Director
Edward C. Joullian III...........  71     Director
Guy A. Osborn....................  65     Director
Alice M. Peterson................  48     Director


     Mark S. Hansen joined us as Chairman and Chief Executive Officer in November 1998. Prior to joining us, Mr. Hansen served as President and Chief Executive Officer of SAM'S Club, a division of Wal-Mart Stores, Inc., from 1997 through 1998. Prior to joining Wal-Mart, Mr. Hansen served in multiple capacities at PETsMart Inc., a retailer of pet food, pet supplies and related products, including as President and Chief Executive Officer from 1989 to 1997. Prior to 1989, Mr. Hansen served in various management capacities in the supermarket industry. He serves as an executive advisory board member of Swander Pace Capital and is a director of Applebee's Restaurants.

     Thomas G. Dahlen joined us as our Executive Vice President and President, Retail and Corporate Marketing in April 2001. From 1999 until joining us, Mr. Dahlen served as President and Chief Executive Officer of Furrs Supermarkets, Inc. From 1994 until 1999, Mr. Dahlen served in multiple capacities at Ralph's Supermarkets Division of the Yucaipa Companies, including Executive Vice President from 1998 to 1999, and Senior Vice President, Sales and Marketing from 1994 to 1998.

     E. Stephen Davis joined us in 1960 and has served as our Executive Vice President and President, Wholesale since February 2000. Prior to that, Mr. Davis has served us in various positions, including Executive Vice President, Food Distribution from 1998 to February 2000, Executive Vice President, Operations from 1997 to 1998, Executive Vice President, Food Operations from 1996 to 1997 and Executive Vice President, Distribution from 1995 to 1996.

     Dennis C. Lucas joined us as Executive Vice President and President, Retail in July 1999. From 1992 until joining us, Mr. Lucas served in multiple capacities at Albertson's, including Regional President from 1998 to July 1999, Senior Vice President and Regional Manager from 1996 to 1998, and various Vice President positions from 1992 to 1996.

     William H. Marquard joined us as Executive Vice President, Business Development and Chief Knowledge Officer in June 1999. From 1991 until joining us, Mr. Marquard was a partner in the consulting practice of Ernst & Young.

     Scott M. Northcutt joined us as Senior Vice President, Human Resources in January 1999 and he became Executive Vice President, Human Resources in February 2000. From 1997 until joining us, Mr. Northcutt was Vice President-People Group at SAM's Club, a division of Wal-Mart Stores, Inc. From 1988 to 1995, he served as Vice President-Human Resources and from 1995 to 1996, he served as Vice President-Store Operations at Dollar General Corporation.

     Neal J. Rider joined us as Executive Vice President and Chief Financial Officer in January 2000. From 1999 until joining us, Mr. Rider was Executive Vice President and Chief Financial Officer at Regal Cinemas, Inc. From 1980 to 1999, Mr. Rider served in multiple capacities at American Stores Company, including Treasurer and Controller responsibilities from 1994 to 1997 before becoming Chief Financial Officer in 1998.

     Ronald C. Anderson joined us in 1995 and has served as our Senior Vice President, Central Operations since June 2000. Prior to that, Mr. Anderson served as our Senior Vice President, Operating Group President from 1998 to June 2000, and our Senior Vice President, General Merchandise from 1995 to 1998.


     Mark K. Batenic joined us in 1973 and has served as our Senior Vice President, Northeast Operations since December 2000. Prior to that, Mr. Batenic has served us in various Senior Vice President positions since 1994, including Senior Vice President, Sales and Business Development Food Distribution, Senior Vice President, Customer Management, and Senior Vice President, Operations.


     Michael J. Carey joined us in 1983 and has served as our Senior Vice President, Western Operations since June 2000. Prior to that, Mr. Carey served as our Operating Group President from 1998 to June 2000, our President, LaCrosse Division from 1996 to 1998, and our Director of IGA Marketing from 1994 to 1996.

     Charles L. Hall joined us as Senior Vice President, Real Estate and Store Development in June 1999. From 1998 until joining us, he was Senior Vice President-Real Estate and Store Development at Eagle Hardware and Garden, Inc. From 1992 to 1998, he served as Vice President of Real Estate Development at PETsMART, Inc.

     Carlos M. Hernandez joined us in March 2000 as Associate General Counsel and Assistant Secretary and has served as our Senior Vice President, General Counsel and Secretary since February 2001. Prior to joining us, Mr. Hernandez was employed in various capacities at Armco Inc. from 1981 to 1999, and then as an attorney at AK Steel Holding Corporation from October to December 1999.


     Matthew H. Hildreth joined us as Senior Vice President, Finance and Treasurer in May 2001. Prior to joining us, Mr. Hildreth served in various positions at JPMorgan since 1989, including most recently as Vice President and Sector Head of North American Trucking for JPMorgan's Transportation and Logistics Group.

     Leonard Kaye joined us in 1963 and has served as our Senior Vice President, Eastern Operations since June 2000. Prior to that, Mr. Kaye served us in various positions, including Operating Group President, President, Memphis Division and Operations Manager.


     William A. Merrigan joined us in November 2000 and has served as our Senior Vice President, Logistics since May 2001. Prior to joining us, Mr. Merrigan served as Senior Vice President of Logistics at Nash Finch Company from 1998 to November 2000. Prior to that, Mr. Merrigan served in various senior positions at Wakefern Food Corporation from 1986 to 1998, including most recently as Vice President of Logistics and Transportation.



     Philip B. Murphy joined us in October 2000 as Vice President of Grocery, and has served as our Senior Vice President, Procurement since May 2001. Prior to that, Mr. Murphy served as Senior Vice President and General Manager of Services at PETsMART, Inc. from 1995 to 2000.



     Mark D. Shapiro joined us in June 2001 as Senior Vice President, Finance. Prior to joining us, Mr. Shapiro served in various positions at Big Lots, Inc. since 1992, including most recently as Senior Vice President and Chief Financial Officer.



     Thomas A. Zatina joined us in June 2001 as Senior Vice President, Northern Operations. Prior to joining us, Mr. Zatina served in various positions at Bozzuto's, Inc., a Connecticut-based wholesale distributor, since 1986, including most recently as Executive Vice President and Chief Operating Officer.


     Herbert M. Baum joined us as a director in 1998. He is Chairman, president and chief executive officer of The Dial Corporation (a consumer products company). Prior to joining The Dial Corporation in August 2000, Mr. Baum served as president and chief operating officer of Hasbro, Inc. from January 1999. From 1993 to 1998, Mr. Baum served as chairman and chief executive officer of Quaker State Corporation. From 1978 to 1993, Mr. Baum served in a variety of positions for Campbell Soup Company where his last position held was President Campbell North and South America. Mr. Baum is a director of Grocery Manufacturers of America, The Dial Corporation, Midas, Inc., Meredith Corporation, and PepsiAmerica, Inc. (formerly Whitman Corporation).


     Kenneth M. Duberstein joined us as a director in May 2001. He is Chairman and CEO of The Duberstein Group, Inc., an independent strategic planning and consulting company. Prior to that, Mr. Duberstein served President Reagan in various capacities, including Chief of Staff from 1988 to 1989, Deputy Chief of Staff from 1987 to 1988 and Assistant and Deputy Assistant to the President for Legislative Affairs from 1981 to 1983. Mr. Duberstein is a director of The Boeing Company, Conoco, Inc., Fannie Mae, GVG, The St. Paul Companies, Inc., and serves on the Board of Governors for the American Stock Exchange and the National Association of Securities Dealers. He also serves as Vice Chairman of the Kennedy Center for Performing Arts, Chairman of Ethics Oversight Committee for the U.S. Olympics Committee, Trustee of Franklin & Marshall College and Johns Hopkins University, and serves on the Council on Foreign Relations, the Institute of Politics at the John F. Kennedy School of Government at Harvard University and the National Alliance to End Homelessness.


     Archie R. Dykes joined us as a director in 1981. He is chairman and chief executive officer of Capital City Holdings, Inc. (a venture capital organization). He is nonexecutive chairman and a director of PepsiAmerica, Inc. (formerly Whitman Corporation), Midas, Inc. and the Employment Corporation. A former chancellor of the University of Kansas and of the University of Tennessee, Mr. Dykes also serves as a trustee of the Kansas University Endowment Association and of the William Allen White Foundation.

     Carol B. Hallett joined us as a director in 1993. She is president and chief executive officer of the Air Transport Association of America, Washington, D.C. (the nation's oldest and largest airline trade organization). Prior to joining the Air Transport Association in April 1995, Mrs. Hallett served as senior government relations advisor with Collier, Shannon, Rill & Scott from February 1993 to March 1995. From November 1989 through January 1993, Mrs. Hallett served as the Commissioner of the United States Customs Service. From September 1986 to May 1989, she served as the U.S. Ambassador to The Commonwealth of the Bahamas. From July 1983 to August 1986, Mrs. Hallett served as the national vice chairman and field director of Citizens for America. Mrs. Hallett also served three terms in the California legislature and as minority leader in the State Assembly. Mrs. Hallett is a director of Litton Industries, Inc. and Mutual of Omaha Insurance Company. She is a trustee for the Junior Statesmen of America. Mrs. Hallett also serves on the President's Cabinet of California Polytechnic State University.

     Robert S. Hamada joined us as a director in February 2001. Mr. Hamada is Dean of the University of Chicago Graduate School of Business where he also serves as the Edward Eagle Brown Distinguished Service Professor of Finance. An internationally known authority in finance, Mr. Hamada has been a member of the faculty of the University of Chicago since 1966, during which time he has served as director of the Center for International Business and Research from 1992 to 1993, as deputy dean for the faculty at the Graduate School of Business from 1985 to 1990, and as director of the Center for Research in Security Prices from 1980 to 1985. Mr. Hamada is a director of Northern Trust Corporation, A.M. Castle & Co., Flying Food Fare, Window to the World Communications, Inc., and the National Bureau of Economic Research.

     Edward C. Joullian III joined us as a director in 1984. He has been chairman of Mustang Fuel Corp. (energy development and services) since 1964. He also served as chief executive officer of that company until his retirement in 1998. Mr. Joullian also served Fleming as interim chairman of the board of directors from July 18, 1998 until November 30, 1998. He is a director of The LTV Corp.

     Guy A. Osborn joined us as a director in 1992. He retired as chairman of Universal Foods Corp. in April 1997. He joined that company in 1971, became president in 1984 and chairman in 1990. He serves on the boards of Boys and Girls Club of Greater Milwaukee and Alverno College and is a trustee of Northwestern Mutual Life Insurance Company.

     Alice M. Peterson joined us as a director in 1998. She has been President of RIM Finance, LLC (a wholly-owned subsidiary of the Canadian company, Research In Motion Limited, the maker of BlackBerry wireless handheld devices), since December 2000. From April 2000 to September 2000, Ms. Peterson served as Chief Executive Officer of GuidanceResources.com (an Internet-based service that employers provide as a value-added benefit to enhance employee productivity). From October 1998 to February 2000, Ms. Peterson served as vice president and general manager of Sears Online, the unit of Sears, Roebuck and Co. where all business-to-consumer Internet activities are conducted, including interactive marketing. Ms. Peterson was vice president and treasurer of Sears, Roebuck and Co. from 1993 to 1998. She joined that company in 1989 as corporate director of finance, became managing director -- corporate finance in 1992, and vice president -- treasurer in 1993. Prior to joining Sears, Ms. Peterson served as assistant treasurer of Kraft, Inc. from 1988 to 1989. From 1984 to 1988, Ms. Peterson served in a variety of financial positions for PepsiCo, Inc. where her last position held was director of capital markets. Ms. Peterson is a director of RIM Finance, LLC and she serves on the Ravinia Festival Board of Trustees.

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS


     This table indicates how much of our common stock was beneficially owned as of May 18, 2001, by our directors and each of our five most highly compensated executive officers and by beneficial owners of more than 5% as of the dates indicated in the footnotes. Beneficial ownership of directors and executive officers as a group (25 persons) represents 3.01% of the total outstanding shares. No director or executive officer beneficially owns in excess of 1% of the outstanding shares except for Mr. Hansen who beneficially owns 1.07% of the outstanding shares. As of May 18, 2001, 43,817,882 shares of our common stock were issued and outstanding.



                                                       SHARES OF COMMON STOCK    PERCENT OF
                        NAME                           BENEFICIALLY OWNED(1)       CLASS
                        ----                           ----------------------    ----------
Mark S. Hansen(2)(3).................................          474,998              1.07%
Herbert M. Baum(3)(4)................................            6,250                --
Kenneth M. Duberstein(3).............................               --                --
Archie R. Dykes(4)(5)................................           14,967                --
Carol B. Hallett(3)(4)...............................            8,422                --
Robert S. Hamada(3)..................................            4,000                --
Edward C. Joullian III(4)(5).........................           29,105                --
Guy A. Osborn(3)(4)..................................           23,450                --
Alice M. Peterson(4).................................           12,750                --
E. Stephen Davis(2)(3)(4)(5).........................          140,708                --
Dennis C. Lucas(2)(4)................................          108,450                --
William H. Marquard(2)(4)............................           96,625                --
Neal J. Rider(2)(3)(5)...............................          121,423                --
All directors and executive officers
  As a group(2)(3)(4)(5).............................        1,345,728              3.01%
Dimensional Fund Advisors, Inc.(6)...................        2,432,997              5.55%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
FMR Corp.(7).........................................        4,957,114             11.31%
  82 Devonshire Street
  Boston, Massachusetts 02109
Mellon Financial Corporation(8)......................        2,218,167              5.06%
  One Mellon Center
  Pittsburgh, Pennsylvania 15258
Southeastern Asset Management, Inc.(9)...............        5,819,400             13.28%
  6410 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119
U.S. Transportation, LLC(10).........................        5,911,307             13.49%
  c/o The Yucaipa Companies
  9130 West Sunset Boulevard
  Los Angeles, California 90069


-------------------------

 (1) This column includes our common stock held by directors and officers or by certain members of their families (for which the directors and executive officers have sole or shared voting or investment power), our common stock which the officers have the right to acquire within 60 days of May 18, 2001 under our stock option and stock incentive plans and shares of our restricted common stock, subject to forfeiture, awarded under our stock incentive plans.

 (2) The amounts shown include shares which the following persons have the right to acquire within 60 days of May 18, 2001 under our stock option and stock incentive plans:



Hansen......................................................  399,998 shares
Davis.......................................................   56,500 shares
Lucas.......................................................   81,250 shares
Marquard....................................................   53,125 shares
Rider.......................................................   87,500 shares



      All directors and officers as a group (including those named above):
882,823


 (3) The following shares have been excluded from the share totals for the individuals and group named in the table as they do not have voting or investment power with respect to such shares:


Hansen..............................................  300,000 shares of restricted stock
Davis...............................................  100,000 shares of restricted stock
Rider...............................................   12,500 shares of restricted stock
Baum................................................    3,500 shares of restricted stock
Hallett.............................................    3,500 shares of restricted stock
Hamada..............................................    3,500 shares of restricted stock
Osborn..............................................    3,500 shares of restricted stock
Duberstein..........................................    3,500 shares of restricted stock



      All directors and officers as a group (including those named above):
      482,500 shares of restricted stock


 (4) The individuals and group named in the table have sole voting power with respect to the following shares of restricted stock:


Baum........................................................   5,250 shares
Dykes.......................................................   8,750 shares
Hallett.....................................................   5,250 shares
Joullian....................................................   8,750 shares
Osborn......................................................   5,250 shares
Peterson....................................................   8,750 shares
Davis.......................................................  68,000 shares
Lucas.......................................................  10,000 shares
Marquard....................................................  10,000 shares



      All directors and officers as a group (including those named above):
      169,400 shares


 (5) The individuals and group named in the table have shared voting and investment power with respect to the following shares of common stock:

Davis.......................................................   9,000 shares
Dykes.......................................................     643 shares
Joullian....................................................  20,355 shares
Rider.......................................................  32,500 shares

      All directors and officers as a group (including those named above):
      69,498 shares

 (6) In a Schedule 13G dated February 2, 2001, Dimensional Fund Advisors, Inc. disclosed it held 2,432,997 shares of our common stock and had sole power to vote and dispose of all shares. Dimensional disclaims beneficial ownership of all of the shares.


 (7) In a Schedule 13G filed May 10, 2001, FMR Corp. disclosed that it held 4,957,114 shares of our common stock, had sole power to vote 5,900 shares and the sole power to dispose of, or direct the disposition of, all shares.

 (8) In a Schedule 13G dated January 17, 2001, Mellon Financial Corporation disclosed that it held 2,218,167 shares of our common stock, shared voting power with respect to 199,600 shares, had sole voting power with respect to 1,936,497 shares, and had the sole power to dispose of all shares.


 (9) In a Schedule 13G dated June 8, 2001, Southeastern Asset Management, Inc. disclosed that it held 5,819,400 shares of our common stock and that it shared voting and investment power with respect to 4,738,500 of the held shares with Longleaf Partners Small-Cap Fund. In the same Schedule 13G, Southeastern Asset Management disclosed that it had sole power to vote 476,900 shares, had sole power to dispose of 1,080,900 shares, and had no voting power with regard to 604,000 shares. The Schedule 13G identifies Mr.
     O. Mason Hawkins as Chairman of the Board and Chief Executive Officer of Southeastern Asset Management, but Mr. Hawkins does not claim any voting or dispositive power with regard to the shares of our common stock held by Southeastern.



(10) In a Schedule 13D dated March 26, 2001, U.S. Transportation, LLC, The Yucaipa Companies and Ronald W. Burkle disclosed that they held jointly 5,911,307 shares of our common stock and that each entity had sole power to vote and dispose of all shares. Pursuant to a Stock and Warrant Purchase Agreement dated February 6, 2001, between the Company and U.S. Transportation, LLC, the 5,911,307 shares of common stock consist of 3,850,301 shares issued to and purchased by U.S. Transportation, LLC on March 22, 2001, and 2,061,006 shares that would have been issued to and purchased by U.S. Transportation, LLC had it exercised its warrant to purchase $50 million of additional shares on March 22, 2001, based on an exercise price of $24.26 per share, which in accordance with the agreement, is the average closing price of the common stock on the New York Stock Exchange for the 30 consecutive trading days immediately preceding the date of exercise. As of May 18, 2001, U.S. Transportation, LLC has not exercised the warrant.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR SECURED CREDIT FACILITY

     Our senior secured credit facility consists of a $600 million revolving credit facility, with a final maturity of July 25, 2003, and an amortizing term loan with a balance of $154 million at year end 2000, and with a maturity of July 25, 2004. Up to $300 million of the revolver may be used for issuing letters of credit. Borrowings and letters of credit issued under this credit facility may be used for general corporate purposes and are secured by a first priority security interest in our accounts receivable and inventories and those of our subsidiaries, and in the capital stock or other equity interests owned by us or our subsidiaries. In addition, this credit facility is guaranteed by substantially all of our subsidiaries. The stated interest rate on borrowings under our credit facility is equal to a referenced index interest rate, normally the London interbank offered interest rate, or LIBOR, plus a margin. The level of the margin is dependent upon credit ratings on our senior secured bank debt.

     Our credit facility contains customary covenants associated with similar facilities. Our credit facility currently contains the following more significant financial covenants:

     - maintenance of a fixed charge coverage ratio of at least 1.7 to 1, based on adjusted earnings (as defined in the credit facility agreement) before interest, taxes, depreciation and amortization and net rent expense;

     - maintenance of a ratio of inventory-plus-accounts receivable to funded bank debt (including letters of credit) of at least 1.4 to 1;

     - a limitation on restricted payments, including dividends, based on a formula tied to net earnings and equity issuances; and

     - a limitation on incurrence of indebtedness.

We are in compliance with all financial covenants under our credit facility.

     Our credit facility may be terminated in the event of a defined change of control.


     At April 21, 2001, borrowings under the credit facility totaled $146 million of term loans, $130 million of revolver loans, and $45 million of letters of credit. Letters of credit are needed primarily for insurance reserves associated with our normal risk management activities. To the extent that any of these letters of credit would be drawn, payments would be financed by borrowings under our credit facility.


10.5% SENIOR SUBORDINATED NOTES DUE 2004 AND 10.625% SENIOR SUBORDINATED NOTES DUE 2007


     Our senior subordinated notes consist of two issues: $250 million of 10.5% Senior Subordinated Notes due December 1, 2004 and $250 million of 10.625% Senior Subordinated Notes due July 31, 2007. These senior subordinated notes are general unsecured obligations, subordinated in right of payment to all of our existing and future senior indebtedness and are guaranteed on a senior subordinated basis by each of the same subsidiaries that guarantee the private notes and that will guarantee the exchange notes. The senior subordinated notes contain negative covenants substantially similar to those that govern the private notes and that will govern the exchange notes. The indenture governing the senior subordinated notes contains a change of control provision substantially similar to the Notes, except that any such change of control must be accompanied by a decline in credit ratings.


5.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2009

     Our $150 million 5.25% Convertible Senior Subordinated Notes due 2009 are general unsecured obligations, subordinated in right of payment to all of our existing and future senior indebtedness and are guaranteed on a senior subordinated basis by each guarantor of the notes. The indenture governing the Convertible Senior Subordinated Notes includes a change of control provision substantially similar to the notes, except that the offer price is 100%.

                              DESCRIPTION OF NOTES

     We issued the private notes, and will issue the exchange notes, under an indenture (the "Indenture"), among us, the Subsidiary Guarantors and Bankers Trust Company, as Trustee (the "Trustee"). The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). A copy of the Indenture may be obtained from the Company. You can find definitions of certain capitalized terms used in this description under "-- Certain Definitions." For purposes of this section, references to the "Company" include only Fleming Companies, Inc. and not its Subsidiaries.

GENERAL

     The notes are unsecured obligations of the Company, ranking pari passu in right of payment with all other senior unsecured obligations of the Company.

     Principal of, premium, if any, and interest on the notes and any additional interest payable pursuant to the Registration Rights Agreement ("Additional Interest"), if any, is payable, and the notes are exchangeable and transferable, at the office or agency of the Paying Agent in The City of New York maintained for such purposes; provided, however, that payment of interest may be made, at the option of the Company, by check or by wire transfer to Holders of at least $5,000,000 aggregate principal amount of notes. The Company may change any Paying Agent without notice to holders of the notes (the "Holders"). The notes will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes or, except in certain circumstances, for any tax or other governmental charge that may be imposed in connection therewith.

     The Company may issue up to $550 million aggregate principal amount of notes, $355 million of which were issued as private notes to which this exchange offer relates. Any offering of additional notes is subject to, among other things, the covenant described under the caption "Description of Notes -- Certain Covenants -- Limitation on Indebtedness." The notes subject to this exchange offer and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

MATURITY, INTEREST AND PRINCIPAL


     The notes will mature on April 1, 2008, and are unsecured senior obligations of the Company. The notes bear interest at an annual rate of 10 1/8%, payable semiannually on April 1 and October 1 of each year commencing October 1, 2001, to the Person in whose name the notes were registered at the close of business on the March 15 or September 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the private notes or, if no interest was paid on the private notes, from the date of issuance of the private notes, which was March 15, 2001. Holders whose private notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the private notes.


     The notes will not be entitled to the benefit of any sinking fund.

GUARANTEES

     Payment of the principal of, premium, if any, interest on and any Additional Interest in respect of the notes, when and as the same become due and payable (whether at Stated Maturity or on a redemption date, or pursuant to a Change of Control Purchase Offer or an Asset Sale Offer, and whether by declaration of acceleration, call for redemption, purchase or otherwise), are guaranteed, jointly and severally, on a senior basis by all of the Wholly Owned Restricted Subsidiaries of the Company and by Restricted Subsidiaries that guarantee certain other Indebtedness (the "Subsidiary Guarantors").

     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all or substantially all of its assets to an entity which is not a Subsidiary Guarantor (and a Restricted Subsidiary) or the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of "-- Certain Covenants -- Limitation on Sale of Assets" and "-- Limitation on Issuances and Sales of Capital Stock of Subsidiaries"), such Subsidiary Guarantor will be deemed released from its obligations under its Note Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Restricted Subsidiary shall also terminate upon such release, sale or transfer.

REDEMPTION

     Optional Redemption. Except as described below, the notes are not redeemable before April 1, 2005. Thereafter, the Company may redeem the notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve month period commencing on April 1 of the year set forth below.

                           YEAR                             PERCENTAGE
                           ----                             ----------
2005......................................................   105.063%
2006......................................................   102.531%
2007 and thereafter.......................................   100.000%

     In addition, the Company must pay all accrued and unpaid interest on the notes redeemed.

     Optional Redemption upon Equity Offerings. In addition, up to 35% of the initial aggregate principal amount of the notes may be redeemed on or prior to April 1, 2004, at the option of the Company, within 90 days of an Equity Offering with the net proceeds of such offering at a redemption price equal to 110.125% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided, that after giving effect to such redemption at least 65% of the notes originally issued under the Indenture remains outstanding.

     As used in the preceding paragraph, "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company generating gross proceeds to the Company of at least $50 million.

SELECTION AND NOTICE

     In the event that less than all of the notes are to be redeemed at any time, selection of the notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that no note of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On or after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption and accepted for payment.

PURCHASE OF NOTES UPON A CHANGE OF CONTROL

     If a Change of Control shall occur at any time, then each Holder of notes shall have the right, to the extent not inconsistent with the Company's Bylaws as in effect on the Issue Date, to require the Company to purchase such Holder's notes in whole or in part in integral multiples of $1,000 at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Purchase Offer") and the other procedures set forth in the Indenture.

     Within 30 days following the occurrence of any Change of Control, the Company shall notify the Trustee and give written notice of such Change of Control to each Holder of notes, by first-class mail, postage prepaid, at the address appearing in the security register, stating, among other things, the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment of the Change of Control Purchase Price pursuant to the Change of Control Purchase Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a Holder of notes must follow to accept a Change of Control Purchase Offer or to withdraw such acceptance.

     The Company will not be required to make a Change of Control Purchase Offer upon a Change of Control if a third party makes the Change of Control Purchase Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Purchase Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Purchase Offer.

     If a Change of Control were to occur, we cannot assure you that the Company would have sufficient funds to pay the Change of Control Purchase Price for all the notes tendered by the Holders. The Company's existing credit agreement and indentures contain, and any future other agreements relating to other indebtedness to which we become a party may contain, restrictions or prohibitions on the Company's ability to repurchase notes or may provide that an occurrence of a Change of Control constitutes an event of default under, or otherwise requires payment of amounts borrowed under those agreements. If a Change of Control occurs at a time when the Company is prohibited from repurchasing the notes, we could seek the consent of our then existing lenders and note holders to the repurchase of the notes or could attempt to refinance the borrowings that contain the prohibition. If the Company does not obtain such a consent or repay the borrowings, it would remain prohibited from repurchasing the notes. In that case, failure to repurchase tendered notes would constitute an Event of Default under the Indenture and may constitute a default under the terms of other indebtedness that we may enter into from time to time.

     Our bylaws contain a provision which limits the Company's ability to "adopt or maintain a poison pill, shareholder rights plan, rights agreement or any other form of "poison pill" which is designed to or which has the effect of making acquisitions of large holdings of the Corporation's shares of stock more difficult or expensive . . . unless such a plan is first approved by a majority shareholder vote" and prohibits the amendment, alteration, deletion or modification of such bylaw by the Board of Directors without prior shareholder approval. This bylaw provision raises a question as to whether the provisions of the Indenture described above (the "Change of Control Provisions") constitute a "poison pill,' "shareholder rights plan, rights agreement or any other form of "poison pill"' (collectively, a "Poison Pill") within the meaning of this provision. See "Risk Factors -- We may not have the ability to raise funds necessary to finance the change of control offer required by the indenture. In addition, our bylaws may not permit us to make the change of control payment even if we do have the funds." Although the matter is not free from doubt, the Company believes that a court, properly presented with the facts, should conclude that the Change of Control Provisions of the Indenture do not constitute a Poison Pill within the meaning of the bylaw provision, and accordingly are not inconsistent therewith. If the Change of Control Provisions were found to be inconsistent with the bylaw provision, the Company would not be able to make or consummate the Change of Control Purchase Offer or pay the Change of Control Purchase Price when due.

     One of the events which constitutes a Change of Control under the Indenture is the disposition of "all or substantially all" of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event Holders of the notes elect to require the Company to purchase the notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

     The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Purchase Offer.

CERTAIN COVENANTS

     The Indenture contains the following covenants, among others:

     Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing sentence, the Company and the Subsidiary Guarantors may incur Indebtedness if, at the time of such event (and after giving effect on a pro forma basis to:

          (1) the incurrence of such Indebtedness and (if applicable) the application of the proceeds therefrom, including to refinance other Indebtedness;

          (2) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and

          (3) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period as if such acquisition or disposition had occurred at the beginning of such four-quarter period), the Consolidated Fixed Charge Coverage Ratio of the Company for the four full fiscal quarters immediately preceding such event, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related acquisition (whether by means of purchase, merger or otherwise) also had occurred on such date, with such pro forma adjustments as may be determined in accordance with GAAP and the rules, regulations and guidelines of the Commission (including without limitation
Article 11 of Regulation S-X), would have been at least equal to 2.25 to 1.

     (b) The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes or the Note Guarantee of such Subsidiary Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

     (c) The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness (other than Subordinated Indebtedness), whether pursuant to clause (a) above or pursuant to one or more items of Permitted Indebtedness, the proceeds of which will be used to repay in whole or in part any Subordinated Notes. Notwithstanding the foregoing sentence, the Company and the Restricted Subsidiaries (to the extent the Company and/or such Restricted Subsidiary is permitted to incur such

Indebtedness pursuant to clause (a) above or pursuant to one or more items of Permitted Indebtedness) may incur such Indebtedness if, at the time of such event (and after giving effect on a pro forma basis to:

          (1) the incurrence of such Indebtedness and the application of the proceeds therefrom, including to refinance the Subordinated Notes; and

          (2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of the four-quarter period referred to in the definition of "Consolidated Senior Debt Leverage Ratio" as if such acquisition or disposition had occurred at the beginning of such four-quarter period), the Consolidated Senior Debt Leverage Ratio of the Company would have been less than to 2.75 to 1.

     Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly:

          (1) declare or pay any dividend on, or make any distribution to, the holders of, any Capital Stock of the Company or of any Restricted Subsidiary (other than dividends or distributions payable (a) solely in shares of Qualified Capital Stock of the Company or such Restricted Subsidiary or in options, warrants or other rights to purchase such Qualified Capital Stock or (b) by a Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary);

          (2) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Restricted Subsidiary or any options, warrants or other rights to acquire such Capital Stock held by any Person (other than the Company or any Wholly Owned Restricted Subsidiary of the Company);

          (3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness; or

          (4) make any Investment (other than any Permitted Investment) in any Person (such payments described in clauses (1) through (4) and not excepted therefrom are collectively referred to herein as "Restricted Payments");

unless at the time of and immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, being the Fair Market Value thereof as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution):

          (i) no Default or Event of Default shall have occurred and be continuing;

          (ii) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the provisions described under "-- Limitation on Indebtedness"; and

          (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries on or after the Issue Date, is less than the sum of, without duplication:

             (w) 50% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the quarter beginning after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

             (x) 100% of the aggregate net cash proceeds received by the Company as capital contributions or from the issue or sale after the Issue Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Redeemable Capital Stock or debt securities that have been converted into Redeemable Capital Stock and other than the initial $50 million equity investment made by an affiliate of The Yucaipa Companies); plus

             (y) any cash received by the Company after the date of initial issuance of the notes as a dividend or distribution from any of its Unrestricted Subsidiaries less the cost of disposition and taxes, if any (but in each case excluding any such amounts included in Consolidated Net Income); plus

             (z) $55 million.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take the following actions so long as (with respect to clauses (2), (3), (4) and (6) below) at the time of and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if such dividend would have been permitted on the date of declaration;

          (2) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the date on which the Capital Stock to be acquired or retired was, by its terms, required to be redeemed);

          (3) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Capital Stock, unless the redemption provisions of such Redeemable Capital Stock prohibit the redemption thereof prior to the Stated Maturity of the Subordinated Indebtedness to be acquired or retired);

          (4) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence or sale (other than to a Restricted Subsidiary) of, new Subordinated Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, so long as:

             (a) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of reasonable expenses of the Company or such Subsidiary Guarantor, as the case may be, incurred in connection with such refinancing;

             (b) such new Subordinated Indebtedness is subordinated to the notes or the Note Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired; and

             (c) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the notes;

          (5) the payment of a dividend on the Company's Capital Stock (other than Redeemable Capital Stock) of up to $0.08 per quarter per share (or up to $0.32 per annum per share, provided that dividend payments may not be cumulated for more than four consecutive quarters);

          (6) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company issued pursuant to options granted under stock option plans of the Company, in order to pay withholding taxes due as a result of income recognized upon the exercise of such options; provided that:

             (a) the Company is permitted, by the terms of such plans, to effect such purchase, redemption or other acquisition or retirement for value of such shares; and

             (b) the aggregate consideration paid by the Company for such shares so purchased, redeemed or otherwise acquired or retired for value does not exceed $2 million during any fiscal year of the Company;

          (7) the repurchase of Capital Stock of the Company deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and

          (8) in addition to clause (4) above, the purchase, redemption, defeasance or other acquisition or retirement for value of the Subordinated Notes in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence or sale (other than to a Restricted Subsidiary) of, Indebtedness of the Company or a Restricted Subsidiary, as the case may be, so long as such Indebtedness is incurred in accordance with the provisions described in clause (c) under "-- Limitation on Indebtedness".

     The actions described in clauses (2), (3), (5) and (6) of this paragraph shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph but shall reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the preceding paragraph.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any asset of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, except for Permitted Liens, unless contemporaneously therewith:

          (1) in the case of any Lien securing Subordinated Indebtedness, effective provision is made to secure the notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such Subordinated Indebtedness; and

          (2) in all other cases, the notes or such Note Guarantee, as the case may be, are secured on an equal and ratable basis.

     Limitation on Transactions With Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (other than the Company, a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Subsidiary Guarantor) (each of the foregoing, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction with an unrelated Person; and

          (2) the Company delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, both an Officers' Certificate referred to in clause (a) and an opinion as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing with total assets in excess of $1.0 billion;

provided, however, that this covenant shall not apply to (i) fees, compensation and employee benefits, including bonuses, retirement plans and stock options, paid to or established for directors and officers of the Company or any Restricted Subsidiary in the ordinary course of business and approved by a majority of the Disinterested Directors and (ii) transactions in the ordinary course of business with customers, vendors and suppliers, the terms of which have been approved in good faith by an officer of the Company.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries;

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

          (4) grant Liens in favor of Holders of notes; or

          (5) guarantee the notes;

except in each case for such encumbrances or restrictions existing under or by reason of:

          (a) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

          (b) the Credit Agreement as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increase, supplements, refunding, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increase, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement in effect on the Issue Date;

          (c) the Indenture and the notes;

          (d) applicable law;

          (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (f) by reason of customary non-assignment provisions in existing and future leases entered into in the ordinary course of business and consistent with past practices;

          (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired; and

          (h) restrictions incurred by the Company or any Restricted Subsidiary in connection with any Permitted Receivables Financing.

     Limitation on Sale of Assets. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless the Company or such Restricted Subsidiary, as the case may be, receives Permitted Consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary must apply such Net Proceeds:

          (1) to permanently reduce Indebtedness of the Company or one or more Restricted Subsidiaries under the Credit Agreement (and to correspondingly reduce commitments with respect thereto) or to repay the Medium-Term Notes outstanding under the Medium-Term Notes Indenture on the Issue Date; or

          (2) to make capital expenditures or acquire long-term assets used or useful in its businesses or in businesses similar or related to the businesses of the Company immediately prior to the Issue Date.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving credit portion of the Credit Agreement or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the Company will be required to make an offer to all Holders of notes (an "Asset Sale Offer") to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     Notwithstanding the foregoing provisions of the prior paragraph, the Company and its Restricted Subsidiaries may sell or dispose of property, whether in the form of assets or capital stock of a Restricted Subsidiary, in the aggregate amount not exceeding $15 million in any year, and any notes received by the Company or its Restricted Subsidiaries as consideration in any disposition made pursuant to such $15 million exclusion from the provisions of this covenant shall not be taken into account in determining whether the $75 million limitation set forth in the definition of "Permitted Consideration" has been met.

     Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

          (1) such transfer, conveyance, sale or other disposition is of all of the Capital Stock of such Restricted Subsidiary owned by the Company and its Restricted Subsidiaries; and

          (2) such transaction is made in accordance with the provisions of "-- Limitation on Sale of Assets," provided that 85% of the proceeds from such a sale of Capital Stock of any Restricted Subsidiary that is a Significant Subsidiary shall consist of cash or Temporary Cash Investments.

Notwithstanding the foregoing or the provisions of any other covenant, the Company or any Restricted Subsidiary may sell Qualified Capital Stock of any Restricted Subsidiary in a Public Equity Offering, provided that:

          (1) 100% of the Net Proceeds from such Public Equity Offering shall be in cash and shall be applied as provided in the provisions of "Certain Covenants -- Limitation on Sale of Assets"; and

          (2) the Tangible Assets of such Restricted Subsidiary do not exceed 10% of the Consolidated Tangible Assets of the Company, determined as of the last day of the quarter ending immediately before the commencement of such Public Equity Offering.

     Additional Guarantees. If the Company or any of its Restricted Subsidiaries shall acquire or form a Wholly Owned Restricted Subsidiary or any existing or future majority-owned Restricted Subsidiary shall, after the Issue Date, guarantee any Indebtedness of the Company or any Subsidiary Guarantor, the Company will cause any such Restricted Subsidiary (other than an Investee Store or Joint Venture, provided that such Investee Store or Joint Venture does not guarantee the Indebtedness of any other Person) to:

          (1) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall guarantee all of the obligations of the Company with respect to the notes on a senior basis; and

          (2) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of the Indenture.

     Rule 144A Information Requirement. The Company has agreed to furnish to the Holders or beneficial Holders of notes and prospective purchasers of notes designated by the Holders of notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either exchanges all of the notes for the exchange notes or has registered all of the notes for resale under the Securities Act.

     Reports. Whether or not required by the rules and regulations of the Commission, including the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, the Company will furnish to the Holders of notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report on the consolidated financial statements required by Form 10-K by the Company's independent certified public accountants; and

          (2) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors or prospective investors who request it in writing.

     Payments for Consent. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

     Termination of Certain Covenants In Event of Investment Grade Rating. In the event that each of the Rating Categories assigned to the notes of the Company by the Rating Agencies is Investment Grade, the provisions of "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments,"
"-- Limitation on Issuances and Sales of Capital Stock of Subsidiaries,"
"-- Limitation on Transactions With Affiliates" and "-- Limitation on Sale of Assets" and the Consolidated Net Worth requirement set forth in clause (3) of "-- Consolidation, Merger, Sale of Assets" shall cease to apply to the Company and its Restricted Subsidiaries from and after the date on which the second of the Rating Agencies notifies the Company of the assignment of such Rating Category. Notwithstanding the foregoing, if the Rating Category assigned by either Rating Agency to the notes should subsequently decline below Investment Grade, the foregoing covenants and such Consolidated Net Worth requirement shall be reinstituted as and from the date of such rating decline.

CONSOLIDATION, MERGER, SALE OF ASSETS

     The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

          (1) either:

             (a) the Company shall be the surviving or continuing corporation;
        or

             (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall, in any case, expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, under the notes and the Indenture, and the Indenture shall remain in full force and effect;

          (2) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary, the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction;

          (4) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "-- Certain
     Covenants -- Limitation on Indebtedness" above;

          (5) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have confirmed, by supplemental indenture to the Indenture, that its respective Note Guarantee with respect to the notes shall apply to such Person's obligations under the Indenture and the notes;

          (6) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of "-- Certain Covenants -- Limitation on Liens" are complied with; and

          (7) the Company shall have delivered, or caused to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereto, if required, comply with the provisions in clauses (1) through (6) of this paragraph and that all conditions precedent herein provided for relating to such transaction have been complied with.

The foregoing shall not prohibit a merger of any Restricted Subsidiary of the Company with and into the Company or a merger effected solely for the purpose of reincorporating the Company in another jurisdiction. In the event of any consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction described in, and complying with, the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, as the case may be, and the Company shall be discharged from all obligations and covenants under the Indenture and the notes; provided that, in the case of a transfer by lease, the predecessor shall not be released from its obligations with respect to the payment of principal (premium, if any) and interest on the notes.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (1) there shall be a default in the payment of any interest on the notes when such interest becomes due and payable, and continuance of such default for a period of 30 days;

          (2) there shall be a default in the payment of the principal of (or premium, if any, on) any notes at Maturity;

          (3)(a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (1) or (2) or in clauses (b) or (c) of this clause (3)), and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

             (x) to the Company by the Trustee; or

             (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding notes;

          (b) there shall be a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets" or "-- Certain Covenants -- Limitation on Asset Sales"; or

          (c) the Company shall have failed to comply with the provisions of "-- Purchase of Notes upon a Change of Control" for any reason, including the inconsistency of such covenant with the Company's Bylaws as in effect on the Issue Date;

          (4)(a) any default in the payment of the principal of any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $50 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived; or

          (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (4) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

          (5) any Person entitled to take the actions described below in this clause (5), after the occurrence of any event of default on Indebtedness in excess of $50 million in the aggregate of the Company or any Restricted Subsidiary, shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Restricted Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off) to retain in satisfaction of any Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements), pursuant to the terms of such Indebtedness or in accordance with applicable law;

          (6) any Note Guarantee of any Significant Subsidiary individually or any other Subsidiaries if such Restricted Subsidiaries in the aggregate represent 15% or more of Consolidated Total Assets with respect to the notes shall for any reason cease to be, or be asserted in writing by the Company, any Subsidiary Guarantor or any other Restricted Subsidiary of the Company, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, except pursuant to the release of any such Note Guarantee in accordance with the Indenture;

          (7) one or more judgments, orders or decrees for the payment of money in excess of $50 million (net of amounts covered by insurance, bond or similar instrument), either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged and either:

             (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree; or

             (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (8) there shall have been the entry by a court of competent jurisdiction of:

             (a) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law; or

             (b) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (9)(a) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

          (b) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

          (c) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

          (d) the Company or any Significant Subsidiary:

             (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property;

             (y) makes an assignment for the benefit of creditors; or

             (z) admits in writing its inability to pay its debts generally as they become due; or

          (e) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (9).

     If an Event of Default (other than as specified in clause (8) or (9) of the immediately preceding paragraph) shall occur and be continuing with respect to the notes, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount then outstanding of such notes, by notice to the Trustee and to the Company, may declare such notes due and payable immediately. Upon such declaration, all amounts payable in respect of such notes shall be immediately due and payable. If an Event of Default specified in clause (8) or
(9) of the immediately preceding paragraph occurs and is continuing, then all of the outstanding notes under the Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee thereunder or any Holder of such notes.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount outstanding of notes, by written notice to the Company and the Trustee, may annul such declaration if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

             (a) all sums paid or advanced by the Trustee under the notes and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel;

             (b) all overdue interest on all of the notes; and

             (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes; and

          (2) all Events of Default, other than the non-payment of principal of such notes which have become due solely by such declaration of acceleration, have been cured or waived.

     The Holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the Holders of all of such notes, waive any past defaults under the Indenture except a default in the payment of the principal of, premium, if any, or interest on any such note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each such outstanding note.

     The Company is also required to notify the Trustee within ten days of the occurrence of any Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, elect to have the obligations of the Company and any Subsidiary Guarantor discharged with respect to any notes issued under the Indenture ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged all obligations represented by the notes, except for:

          (1) the rights of Holders of such outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due or on the redemption date;

          (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for note payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the applicable Trustee; and

          (4) the defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such notes.

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

In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Note Guarantee, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to such notes.

     In order to exercise either defeasance or covenant defeasance with respect to the notes:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the notes outstanding on the Stated Maturity thereof or on an optional redemption date (such date being referred to as the "Defeasance Redemption Date"), as the case may be, if in the case of a Defeasance Redemption Date prior to electing to exercise either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on such Defeasance Redemption Date;

          (2) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that:

             (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

             (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (4) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound;

          (5) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the notes or any Subsidiary Guarantor over the other creditors of the Company or any Subsidiary Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others; and

          (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

     Notwithstanding the foregoing, the opinion of counsel required by clause
(2) above with respect to a defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

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

SATISFACTION AND DISCHARGE

     The Indenture shall cease to be of further effect (except for surviving rights of registration of transfer or exchange of the notes) as to all outstanding notes when:

          (1) either

             (a) all notes issued under the Indenture and theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment funds have been deposited in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or

             (b) all notes issued under the Indenture and not theretofore delivered to the Trustee for cancellation

                (x) have become due and payable or

                (y) will become due and payable at their Stated Maturity or pursuant to an optional redemption within one year, and either the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness in respect of the notes, for principal of, premium and Additional Interest, if any, and interest to the date of redemption or Stated Maturity, as the case may be;

          (2) the Company or any Subsidiary Guarantor has paid all other sums payable by the Company and any Subsidiary Guarantor under the Indenture; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel each stating that all conditions precedent to the satisfaction and discharge of the Indenture, as specified therein, have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound.

MODIFICATION AND AMENDMENTS

     From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the Holders in any material respect. Other modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate outstanding principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding note:

          (1) change the Stated Maturity or the principal of, or any installment of interest on, any note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

          (2) after a Change of Control has occurred, amend, change or modify the obligation of the Company to make and consummate a Change of Control Purchase Offer with respect to such Change of Control or modify any of the provisions or definitions with respect thereto;

          (3) reduce the percentage in principal amount of outstanding notes, the consent of whose Holders is required for any modification or amendment to the Indenture, or the consent of whose Holders is required for any waiver thereof;

          (4) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of each Holder; or

          (5) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Subsidiary Guarantor of any of its rights and obligations under the Indenture.

     The Holders of a majority in aggregate principal amount of the notes issued and outstanding may waive compliance with certain restrictive covenants and provisions of such Indenture.

GOVERNING LAW

     The Indenture provides that it, the notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a Person:

          (1) existing at the time such Person becomes a Restricted Subsidiary of the Company; or

          (2) assumed in connection with the acquisition of assets from such Person;

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Purchase of Notes upon a Change of Control" and/or the provisions described above under the caption "Certain Covenants -- Consolidation, Merger, Sale of Assets" and not by the provisions of "-- Certain Covenants -- Limitation on Sale of Assets"); and
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

          (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, whether in a single transaction or a series of related transactions, in either case:

             (a) that have a fair market value in excess of $1.0 million; or

             (b) for net proceeds in excess of $1.0 million.

Notwithstanding the foregoing, a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or by a non-Wholly Owned Restricted Subsidiary to any other Restricted Subsidiary will not be deemed to be an Asset Sale.

     "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of:

             (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness; multiplied by

             (b) the amount of each such principal payment; by

          (2) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Banks" means the banks and other financial institutions from time to time that are lenders under the Credit Agreement.

     "Borrowing Base Amount" means, as of any date, an amount equal to the sum of:

          (1) 85% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries; and

          (2) 60% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries,

     all calculated on a consolidated basis and in accordance with GAAP.

To the extent the information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     "Capital Stock" of any Person means any and all shares, interest, partnership interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Issue Date, including, without limitation, all common stock and Preferred Stock.

     "Change of Control" means the occurrence of any of the following events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the

     Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

          (3) the Company consolidates with or merges with or into any Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where:

             (a) the outstanding Voting Stock of the Company is changed into or exchanged for:

                (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock; or

                (y) cash, securities or other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "-- Certain Covenants -- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "-- Certain Covenants -- Limitation on Restricted Payments"); and

             (b) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the surviving corporation; or

          (4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Consolidated" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied.

     "Consolidated EBITDA" means Consolidated Net Income plus, without duplication, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Non-Cash Charges and Excluded Non-Cash Charges (less the amount of all cash payments made by the Company or any of its Restricted Subsidiaries during such period to the extent such payments relate to Excluded Non-Cash Charges that were added back in determining the sum contemplated by this definition for such period or any prior

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

period) deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of:

          (1) Consolidated EBITDA for such period to:

          (2) Consolidated Interest Expense for such period; provided that:

             (a) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis; and

                (x) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; and

                (y) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; and

             (b) in making such computation, Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, without duplication, for any period, the sum of:

          (1) the interest expense of the Company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP including, without limitation;

             (a) amortization of debt discount;

             (b) the net cost under Interest Rate Agreements (including amortization of discount);

             (c) the interest portion of any deferred payment obligation; and

             (d) accrued interest; plus

          (2) the aggregate amount for such period of dividends on any Redeemable Capital Stock or Preferred Stock of the Company and its Restricted Subsidiaries;

          (3) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period; and

          (4) all capitalized interest of the Company and its Restricted Subsidiaries in each case under each of (1) through (4) determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication:

          (1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

          (2) solely with respect to fiscal 2001, Excluded Non-Cash Charges (less the amount of all cash payments made by the Company or any of its Restricted Subsidiaries during such period to the extent such payments relate to Excluded Non-Cash Charges that were added back in determining the sum contemplated by clause (1) of the definition of "Consolidated Fixed Charge Coverage Ratio");

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

          (3) the portion of net income (or loss) of the Company and its Restricted Subsidiaries determined on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or any Restricted Subsidiary;

          (4) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination;

          (5) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; and

          (6) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

          (1) the consolidated equity of the common equity holders of such Person and its Restricted Subsidiaries as of such date; plus

          (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Redeemable Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; less

             (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person;

             (b) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments); and

             (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Restricted Subsidiaries for such period, as determined on a Consolidated basis in accordance with GAAP (excluding any non-cash charges which require an accrual or reserve for any future period and any Excluded Non-Cash Charges).

     "Consolidated Senior Debt Leverage Ratio" of the Company means the ratio of
(1) Consolidated Indebtedness of the Company and its Restricted Subsidiaries (other than Subordinated Indebtedness) as of the date of the transaction giving rise to the need to calculate such Consolidated Senior Debt Leverage Ratio to
(2) Consolidated EBITDA for the four full fiscal quarters immediately preceding the date of the transaction giving rise to the need to calculate such Consolidated Senior Debt Leverage Ratio, taken as one period.

     "Consolidated Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of the Company and its majority-owned or Wholly Owned Restricted Subsidiaries less:

          (1) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount; and

          (2) appropriate adjustments on account of minority interests of other persons holding stock in any majority-owned Restricted Subsidiary of the Company.

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

     "Consolidated Total Assets" means, with respect to the Company, the total of all assets appearing on the Consolidated balance sheet of the Company and its majority-owned or Wholly Owned Restricted Subsidiaries, as determined on a Consolidated basis in accordance with GAAP.

     "Convertible Senior Subordinated Note Guarantees" means any guarantee by a subsidiary guarantor of the Company's obligations under Convertible Senior Subordinated Indenture.

     "Convertible Senior Subordinated Notes" means the 5.25% Convertible Senior Subordinated Notes due 2009 of the Company.

     "Convertible Senior Subordinated Indenture" means the Indenture dated as of March 15, 2001 among the Company, as issuer, each of the subsidiary guarantors named therein, as guarantors, and Bank One, N.A. as trustee.

     "Credit Agreement" means the credit agreement dated as of July 25, 1997 among the Company, the Banks, the agents listed therein and The Chase Manhattan Bank, as Administrative Agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

     "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries.

     "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Non-Cash Charges" means all non-cash charges with respect to:

          (1) write-downs of the carrying value in the Company's financial statements of certain retail and distribution facilities and related assets in connection with the proposed or actual disposition of such facilities or discontinuance of operations at such facilities or otherwise in accordance with GAAP; or

          (2) other consolidation and restructuring of facilities and operations.

     "Fair Market Value" means, with respect to any asset or property, a price which could be negotiated in an arm's length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure to complete the transaction. Fair Market Value shall be determined by officers of the Company acting in good faith, provided, that any transaction that results in a price in excess of $10.0 million shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution attached to an Officers' Certificate delivered to the Trustee.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect on the Issue Date.

     "Guaranteed Debt" means, with respect to any Person, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained herein guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

          (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

          (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

          (3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

          (4) to maintain working capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

          (5) otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Indebtedness" means, with respect to any Person, without duplication:

          (1) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

          (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

          (3) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

          (4) all Capital Lease Obligations of such Person;

          (5) all obligations under Interest Rate Agreements or Currency Agreements of such Person;

          (6) Indebtedness referred to in clauses (1) through (5) above of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;

          (7) all Guaranteed Debt of such Person;

          (8) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

          (9) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (8) above.

For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the

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Fair Market Value of such Redeemable Capital Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

     "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

     "Investee Store" means a Person in which the Company or any of its Restricted Subsidiaries has invested equity capital, to which it has made loans or for which it has guaranteed loans, in accordance with the business practice of the Company and its Restricted Subsidiaries of making equity investments in, making loans to or guaranteeing loans made to Persons for the purpose of assisting any such Person in acquiring, remodeling, refurbishing, expanding or operating one or more retail grocery stores.

     "Investment" means, with respect to any Person, directly or indirectly:

          (1) any advance (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of the Company and its Restricted Subsidiaries), loan or other extension of credit (including by way of guarantee); or

          (2) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others); or

          (3) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person.

The Company shall be deemed to make an Investment in an amount equal to the greater of the book value (as determined in accordance with GAAP) and Fair Market Value of the net assets of any Restricted Subsidiary (or, if neither the Company nor any of its Restricted Subsidiaries has theretofore made an Investment in such Restricted Subsidiary, in an amount equal to the Investments being made) at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or any Restricted Subsidiary shall be deemed an Investment valued at the greater of its book value (as determined in accordance with GAAP) and its Fair Market Value at the time of such transfer.

     "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

     "Issue Date" means March 15, 2001, the date of original issuance of the private notes.

     "Joint Venture" means any Person in which the Company or any of its Restricted Subsidiaries owns 30% or more of the Voting Stock (other than as a result of a Public Equity Offering).

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Maturity" when used with respect to the notes means the date on which the principal of the notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity or on a redemption date or pursuant to a Change of Control Purchase Offer or an Asset Sale Offer, and whether by declaration of acceleration, call for redemption, purchase or otherwise.

     "Medium-Term Notes" means the Medium-Term Notes, due 1997 to 2003, of the Company.

     "Medium-Term Notes Indenture" means the Indenture dated as of December 1, 1989 between the Company and First Trust of New York National Association, as trustee.

     "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

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     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the assets or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnity in respect of the sale price of such asset or assets in each case established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted
     Subsidiaries:

             (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute indebtedness);

             (b) is directly or indirectly liable (as a guarantor or otherwise); or

             (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Note Guarantee" means any guarantee by a Subsidiary Guarantor of the Company's obligations under the Indenture.

     "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Consideration" means consideration consisting of any combination of the following:

          (1) cash or Temporary Cash Investments;

          (2) assets used or intended for use in the Company's business as conducted on the Issue Date;

          (3) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

          (4) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary; provided that the aggregate amount of such securities, notes or other obligations received by the Company and its Restricted Subsidiaries pursuant to this clause (4) after the Issue Date and held or carried at any date of determination shall not exceed $75 million.

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

     "Permitted Indebtedness" means any of the following Indebtedness of the Company or any Restricted Subsidiary, as the case may be:

          (1) Indebtedness of the Company and guarantees of the Subsidiary Guarantors under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of:

             (a) $1.0 billion, less

                (x) the amount of mandatory repayments actually made by the Company or any such Restricted Subsidiary since the Issue Date with Net Proceeds of an Asset Sale in respect of term Indebtedness under the Credit Agreement; and

                (y) further reduced by the amount of mandatory repayments of revolving credit Indebtedness thereunder (accompanied by a corresponding commitment reduction thereunder) actually made by the Company or any such Restricted Subsidiary since the Issue Date with Net Proceeds of an Asset Sale; or

             (b) the Borrowing Base Amount.

          (2) Indebtedness of the Company and guarantees of the Subsidiary Guarantors under uncommitted bank lines of credit (including any refinancings of such Indebtedness); provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (1), (2) and
     (11) of this definition does not exceed the maximum amount of Indebtedness permitted under clause (1) of this definition;

          (3) Indebtedness of the Company and the Subsidiary Guarantors evidenced by the notes and the Note Guarantees with respect thereto under the Indenture;

          (4) Indebtedness of the Company and the Subsidiary Guarantors evidenced by the Convertible Senior Subordinated Notes and the Convertible Senior Subordinated Note Guarantees with respect thereto under the Convertible Senior Subordinated Indenture;

          (5) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

          (6) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business

             (a) pursuant to Interest Rate Agreements designed to protect against or manage exposure to fluctuations in interest rates in respect of Indebtedness or retailer notes receivables, which, if related to Indebtedness or such retailer notes receivables, do not exceed the aggregate notional principal amount of such Indebtedness to which such Interest Rate Agreements relate, or

             (b) under any Currency Agreements in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates which, if related to Indebtedness, do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

          (7) Indebtedness of the Company owing to a Wholly Owned Restricted Subsidiary or of any Restricted Subsidiary owing to the Company or any Wholly Owned Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or another Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or Restricted Subsidiary, as the case may be, not permitted by this clause (7);

          (8) Indebtedness in respect of letters of credit, surety bonds and performance bonds provided in the ordinary course of business;

          (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten business days of its incurrence;

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

          (10) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

          (11) Indebtedness of the Company evidenced by commercial paper issued by the Company (including any refinancings of such Indebtedness); provided, however, that the aggregate principal amount of Indebtedness incurred pursuant to clauses (1), (2) and (11) of this definition does not exceed the maximum amount of Indebtedness permitted under clause (1) of this definition;

          (12) Indebtedness of the Company pursuant to guarantees by the Company or any Subsidiary Guarantor in connection with any Permitted Receivables Financing; provided, however, that such Indebtedness shall not exceed 20% of the book value of the Transferred Receivables at the time such Transferred Receivables are sold or in the case of receivables arising from direct financing leases, 30% of the book value thereof;

          (13) Indebtedness of the Company and its Restricted Subsidiaries in addition to that described in clauses (1) through (12) of this definition of "Permitted Indebtedness," together with any other outstanding Indebtedness incurred pursuant to this clause (13) (including any refinancings of such Indebtedness), not to exceed $100 million at any time outstanding in the aggregate; and

          (14) any renewals, extensions, substitutions, refunding, refinancings or replacements (each, a "refinancing") of any Indebtedness described in clauses (3), (4) and (5) of this definition of "Permitted Indebtedness," including any successive refinancings, so long as:

             (a) the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing to an amount greater than such principal amount plus the lesser of (x) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of the Company or any Restricted Subsidiary, as the case may be, incurred in connection with such refinancing;

             (b) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is subordinated to the notes or the applicable Note Guarantee, as the case may be, to the same extent as the Indebtedness being refinanced; and

             (c) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; provided that with respect to the Medium-Term Notes, a refinancing shall be deemed to include a repayment of any such Medium-Term Notes and subsequent incurrence of Indebtedness so long as (x) after giving effect to such repayment and subsequent incurrence of new Indebtedness, the aggregate principal amount of Medium-Term Notes and such new Indebtedness does not exceed the principal amount of Medium-Term Notes outstanding on the Issue Date and (y) clauses (a) and (b) of this clause (14) are complied with.

     For purposes of determining compliance with the "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of the "Limitation on Indebtedness" covenant.

     "Permitted Investment" means

          (1) Investments in any Wholly Owned Restricted Subsidiary or any Restricted Subsidiary that is a Subsidiary Guarantor or any Investment in any Person by the Company or any Restricted
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

     Subsidiary as a result of which such Person becomes a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Subsidiary Guarantor or any Investment in the Company by a Restricted Subsidiary;

          (2) intercompany Indebtedness to the extent permitted under clause (7) of the definition of "Permitted Indebtedness" and Indebtedness in connection with a Permitted Receivables Financing permitted under clause
     (12) of the definition of "Permitted Indebtedness";

          (3) Temporary Cash Investments;

          (4) sales of goods and services on trade credit terms consistent with the Company's past practices or otherwise consistent with trade credit terms in common use in the industry;

          (5) Investments in direct financing leases for equipment and real estate owned or leased by the Company and leased to its customers in the ordinary course of business consistent with past practice;

          (6) Investments in Joint Ventures related to the Company's operations, not to exceed $50 million at any one time outstanding;

          (7) Investments in Investee Stores either in the form of equity, loans or other extensions of credit; provided that any such Investment may only be made if the amount thereof, when added to the aggregate outstanding amount of Permitted Investments in Investee Stores (excluding for purposes of this clause (7) any Investments made pursuant to clause (5)), after giving effect to any loan repayments or returns of capital in respect of any Permitted Investment in Investee Stores, does not exceed 12.5% of Consolidated Total Assets at the time of determination;

          (8) Investments as a result of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale made in compliance with the "-- Certain Covenants -- Limitation on Sale of Assets" covenant;

          (9) other Investments, in addition to those permitted under (1) through (8) above, in an aggregate amount not to exceed $25 million; and

          (10) any substitutions or replacements of any Investment so long as the aggregate amount of such Investment is not increased by such substitution or replacement.

     "Permitted Liens" means, with respect to any Person:

          (1) Liens existing as of the Issue Date;

          (2) Liens securing Indebtedness permitted to be incurred pursuant to clauses (1), (2) and (11) of the definition of "Permitted Indebtedness";

          (3) Liens securing the notes and the Note Guarantees;

          (4) any Lien arising by reason of:

             (a) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

             (b) taxes, assessments, governmental charges or levies not yet delinquent or which are being contested in good faith;

             (c) security for payment of workers' compensation or other insurance;

             (d) security for the performance of tenders, leases (including, without limitation, statutory and common law landlord's liens) and contracts (other than contracts for the payment of money);

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

             (e) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers and restrictions on the use of property or minor irregularities of title (and, with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

             (f) deposits to secure public or statutory obligations;

             (g) operation of law in favor of growers, dealers and suppliers of fresh fruits and vegetables, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

             (h) the grant by the Company to licensees, pursuant to security agreements, of security interests in trademarks and goodwill, patents and trade secrets of the Company to secure the damages, if any, of such licensees, resulting from the rejection of the license of such licensees in a bankruptcy, reorganization or similar proceeding with respect to the Company; or

             (i) security for surety or appeal bonds;

          (5) any Lien on any property or assets of a Restricted Subsidiary in favor of the Company or any Wholly Owned Restricted Subsidiary;

          (6) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any assets of the Company or any Restricted Subsidiary other than the assets acquired in the transaction resulting in such Acquired Indebtedness being incurred by the Company or Restricted Subsidiary, as the case may be;

          (7) any Lien to secure the performance of bids, trade contracts, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

          (8) any Lien securing any Interest Rate Agreements or Currency Agreements permitted to be incurred pursuant to clause (6) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

          (9) any Lien on an asset securing Indebtedness (including Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; provided that such Lien covers only such asset and attaches concurrently or within 180 days after the acquisition or completion of construction thereof;

          (10) any Lien on real or personal property securing Capital Lease Obligations of the Company or any Restricted Subsidiary as lessee with respect to such real or personal property:

             (a) to the extent that the Company or such Restricted Subsidiary has entered into (and not terminated), or has a binding commitment for, subleases on terms which, to the Company or such Restricted Subsidiary, are at least as favorable, on a current basis, as the terms of the corresponding capital lease; or

             (b) under which the aggregate principal component of the annual rent payable does not exceed $5 million;

          (11) any Lien on a Transferred Receivable or other receivable that is transferred in a Permitted Receivables Financing; and

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

          (12) any Lien consisting of any pledge to any Person of Indebtedness owed by any Restricted Subsidiary to the Company or to any Wholly Owned Restricted Subsidiary; provided that:

             (a) such Restricted Subsidiary is a Subsidiary Guarantor; and

             (b) the principal amount pledged does not exceed the Indebtedness secured by such pledge;

          (13) Liens securing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens:

             (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and

             (b) do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced; and

          (14) any extension, renewal, substitution or replacement, in whole or in part, of any Lien described in the foregoing clauses (4) through (12); provided, that the Lien so extended, renewed, substituted or replaced does not extend to any additional property or assets.

     "Permitted Receivables Financing" means any transaction involving the transfer (by way of sale, pledge or otherwise) by the Company or any of its Restricted Subsidiaries of receivables to any other Person, provided that after giving effect to such transaction the sum of:

          (1) the aggregate uncollected balances of the receivables so transferred ("Transferred Receivables"); plus

          (2) the aggregate amount of all collections on Transferred Receivables theretofore received by the seller but not yet remitted to the purchaser, in each case at the date of determination, would not exceed $600 million.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Public Equity Offering" means with respect to the last sentence of "Certain Covenants -- Limitation On Issuances and Sales of Capital Stock of Subsidiaries," a primary or secondary public offering of equity securities of any Restricted Subsidiary of the Company pursuant to an effective registration statement under the Securities Act.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Rating Agency" means any of:

          (1) S&P;

          (2) Moody's; or

          (3) if S&P or Moody's or both shall not make a rating of the notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be, and, in each case, any successors thereto.

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     "Rating Category" means:

          (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

          (2) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

          (3) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

In determining whether the rating of the notes has decreased by one or more gradation, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Subsidiary" of the Company means any Subsidiary of the Company that is a "significant subsidiary" as defined in Regulation S-X under the Exchange Act.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

     "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or the Subsidiary Guarantors that is subordinate or junior in right of payment to the notes or the Note Guarantees, as the case may be.

     "Subordinated Note Indentures" means:

          (1) the Indenture dated as of December 15, 1994 among the Company, as issuer, each of the subsidiary guarantors named therein as guarantors, and Manufacturers and Traders Trust Company, as trustee, in respect of the Subordinated Notes due 2004; and

          (2) the Indenture dated as of December 15, 1994 among the Company, as issuer, each of the subsidiary guarantors named therein as guarantors, and Manufacturers and Traders Trust Company, as trustee, in respect of the Subordinated Notes due 2007.

     "Subordinated Notes" means:

          (1) the 10 1/2% Senior Subordinated Notes due 2004 of the Company; and

          (2) the 10 5/8% Senior Subordinated Notes due 2007 of the Company.

     "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Restricted Subsidiaries, or by the Company and one or more other Restricted Subsidiaries.

     "Subsidiary Guarantor" means each Wholly Owned Restricted Subsidiary of the Company and each such subsidiary's Wholly Owned Restricted Subsidiaries as of the Issue Date and any Restricted Subsidiary that is required pursuant to the "Additional Guarantees" covenant, on or after the Issue Date, to execute a Note Guarantee pursuant to the Indenture until a successor replaces any such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

     "Tangible Assets" means the total of all the assets appearing on the Consolidated balance sheet of a majority-owned or Wholly Owned Restricted Subsidiary of the Company less the following:

          (1) intangible assets including, without limitation, items such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense; and

          (2) appropriate adjustments on account of minority interests of other Persons holding stock in any such majority-owned Restricted Subsidiary of the Company.

     "Temporary Cash Investments" means:

          (1) any evidence of Indebtedness issued by the United States, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States;

          (2) any certificate of deposit issued by, or time deposit of, a financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time of which any investment therein is made, of "A" (or higher) according to Moody's or "A" (or higher) according to S&P;

          (3) commercial paper issued by a corporation (other than an Affiliate or Restricted Subsidiary of the Company) organized and existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

          (4) any money market deposit accounts issued or offered by a financial institution that is a member of the Federal Reserve System having capital and surplus in excess of $500 million;

          (5) short term tax-exempt bonds with a rating, at the time as of which any investment is made therein, of "Aa3" (or higher) according to Moody's or "AA-" (or higher) according to S&P;

          (6) shares in a mutual fund, the investment objectives and policies of which require it to invest substantially in the investments of the type described in clause (1) through (5); and

          (7) repurchase and reverse repurchase obligations with the term of not more than seven days for underlying securities of the types described in clauses (1) and (2) entered into with any financial institution meeting the qualifications specified in clause (2); provided that in the case of clauses (1), (2), (3) and (5), such investment matures within one year from the date of acquisition thereof.

     "Transferred Receivables" has the meaning specified in the definition of "Permitted Receivables Financing" set forth herein.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

          (5) does not directly or through any of its Subsidiaries own any Capital Stock of, or own or hold any Lien on any property of, the Company or any of its Restricted Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Limitations on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Certain Covenants -- Limitations on Indebtedness," the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants -- Limitation on Indebtedness"; and

          (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means stock or securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than directors qualifying shares) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

                         BOOK-ENTRY; DELIVERY AND FORM

     We will issue the exchange notes in the form of a Global Note. The Global Note will be deposited with, or on behalf of, the clearing agency registered under the Exchange Act that is designated to act as depositary for the Notes and registered in the name of the depositary or its nominee. The DTC will be the initial depositary.

     Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     DTC has advised us that DTC is:

     - a limited-purpose trust company organized under the laws of the State of New York;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     DTC was created to hold securities of institutions that have accounts with DTC and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include:

     - securities brokers and dealers;

     - banks;

     - trust companies;

     - clearing corporations; and

     - certain other organizations.

     Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     We expect that pursuant to the procedures established by DTC (1) upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the Global Note to the accounts of participants and (2) ownership of beneficial interests in a Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the Global Note other than participants). The accounts to be credited will be designated by the initial purchasers of the beneficial interests. Ownership of beneficial interests in a Global Note is limited to participants or persons that may hold interests through participants.

     So long as DTC or its nominee is the registered holder and owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole legal owner of the Notes represented by the Global Note for all purposes under the indenture and the Notes. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to receive definitive Notes and will not be considered to be the owners or holders of any Notes under the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of the Global Note, is entitled to take, DTC would authorize the participants to take the action, and that participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a Global Note will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream Banking.

     We will make payments of the principal of, and interest on, the Notes represented by a Global Note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers registered in the names of nominees for these customers. The payments, however, will be the responsibility of the participants and indirect participants, and neither we, the Trustee nor any paying agent will have any responsibility or liability for:

     - any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note;

     - maintaining, supervising or reviewing any records relating to the beneficial ownership interests;

     - any other aspect of the relationship between DTC and its participants; or

     - the relationship between the participants and indirect participants and the owners of beneficial interests in a Global Note.

     Unless and until it is exchanged in whole or in part for definitive Notes, a Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

     Participants in DTC will effect transfers with other participants in the ordinary way in accordance with DTC rules and will settle transfers in same-day funds. Participants in Euroclear and Clearstream Banking will effect transfers with other participants in the ordinary way in accordance with the rules and operating procedures of Euroclear and Clearstream Banking, as applicable. If a holder requires physical delivery of a definitive Note for any reason, including to sell Notes to persons in jurisdictions which require physical delivery or to pledge Notes, the holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

     Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream Banking participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream Banking, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream Banking, as the case may be, by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream Banking, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in a Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Banking participants may not deliver instructions directly to the depositories for Euroclear or Clearstream Banking.

     Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing an interest in a Global Note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream Banking, as the case may be) immediately following the DTC settlement date, and the credit of any transactions interests in a Global Note settled during the processing day will be reported to the relevant Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream Banking participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day following settlement in DTC.

     We expect that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose accounts at the DTC interests in a Global Note are credited and only in respect of the portion of the aggregate principal amount of the Notes as to which the participant or participants has or have given direction. However, if there is an event of default under the Notes, DTC will exchange the Global Notes for definitive Notes, which it will distribute to its participants. These definitive Notes are subject to certain restrictions on registration of transfers and will bear appropriate legends restricting their transfer. Although we expect that DTC, Euroclear and Clearstream Banking will agree to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants of DTC, Euroclear, and Clearstream Banking, DTC, Euroclear and Clearstream Banking are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for Global Notes or ceases to be a clearing agency registered under the Securities Exchange Act and we do not appoint a successor depositary within 90 days, we will issue definitive Notes in exchange for the Global Notes. The definitive Notes will be subject to certain restrictions on registration of transfers and will bear appropriate legends concerning these restrictions.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed that for a period of up to 180 days after the date that this registration statement is declared effective by the SEC, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify you against liabilities under the Securities Act.

     By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that my have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax considerations relating to the exchange your private notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change or differing interpretation possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions.

     This discussion only applies to you if you exchange your private notes for exchange notes in the exchange offer. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. This discussion also does not address tax considerations applicable to your particular circumstances or if you are subject to special tax rules, including, without limitation, if you are:

     - a bank;

     - a holder subject to the alternative minimum tax;

     - a tax-exempt organization;

     - an insurance company;

     - a foreign person or entity;

     - a dealer in securities or currencies;

     - a person that will hold notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes; or

     - a person deemed to sell notes under the constructive sale provisions of the Internal Revenue Code.

     YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

     The exchange of private notes for exchange notes will be treated as a "non-event" for federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the private notes. As a result, no material federal income tax consequences will result to you from exchanging private notes for exchange notes.

                                 LEGAL MATTERS

     Certain legal matters in connection with the notes offered hereby will be passed upon for us by Latham & Watkins, San Francisco, California and McAfee & Taft, Oklahoma City, Oklahoma.

                              INDEPENDENT AUDITORS


     Our consolidated financial statements as of December 30, 2000 and December 25, 1999 and for each of the three years in the period ended December 30, 2000 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein.


                             AVAILABLE INFORMATION


     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (File No. 001-08140). Accordingly, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. You may read and copy any documents we have filed with the SEC at prescribed rates at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You can obtain copies of these materials at prescribed rates by writing to the SEC's Public Reference Section at the address above, or by calling (800) SEC-0330. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. Information contained in our web site is not part of this prospectus.

                           INCORPORATION BY REFERENCE

     We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the
SEC:


          FLEMING SEC FILINGS (FILE NO. 001-08140)               FILED ON
          ----------------------------------------               --------
Annual Report on Form 10-K (including information
  specifically incorporated by reference into our Form 10-K
  from our Proxy Statement for our 2001 Annual Meeting of
  Shareholders, filed with the SEC on March 28, 2001).......  March 23, 2001
Amended Annual Report on Form 10-K/A........................  March 23, 2001
Quarterly Report on Form 10-Q for the 16 weeks ended April
  21, 2001..................................................  May 29, 2001
Current Report on Form 8-K..................................  July 12, 2001
Current Report on Form 8-K..................................  March 16, 2001
Current Report on Form 8-K..................................  March 13, 2001


     We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date of the completion of the exchange offer.

     Our trademarks, service marks and trade names include "Fleming," "FlexPro," "FlexStar," "FlexMate," "Piggly Wiggly," "Sentry," "Super 1 Foods," "Festival Foods," "Jubilee Foods," "Jamboree Foods," "MEGAMARKET," "Shop 'N Kart," "American Family," "ABCO Desert Market," "Big Star," "Big T," "Buy for Less," "County Pride Markets," "Rainbow Foods," "Red Fox," "Shop N Bag," "Super Duper," "Super Foods," "Super Thrift," "Thriftway" and "Value King." This prospectus also contains trademarks, service marks, copyrights and trade names of other companies.

                            FLEMING COMPANIES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
Independent Auditors' Report................................   F-2
Consolidated Statements of Operations for the years ended
  December 30, 2000, December 25, 1999, and December 26,
  1998......................................................   F-3
Consolidated Balance Sheets at December 30, 2000 and
  December 25, 1999.........................................   F-4
Consolidated Statements of Cash Flows for the years ended
  December 30, 2000, December 25, 1999, and December 26,
  1998......................................................   F-5
Consolidated Statements of Shareholders' Equity for the
  years ended December 30, 2000, December 25, 1999, and
  December 26, 1998.........................................   F-6
Notes to Consolidated Financial Statements for the years
  ended December 30, 2000, December 25, 1999, and December
  26, 1998..................................................   F-7
Consolidated Condensed Statements of Operations -- 16 Weeks
  Ended April 21, 2001, and April 15, 2000..................  F-38
Consolidated Condensed Balance Sheets -- April 21, 2001, and
  December 30, 2000.........................................  F-39
Consolidated Condensed Statements of Cash Flows -- 16 Weeks
  Ended April 21, 2001, and April 15, 2000..................  F-40
Notes to Consolidated Condensed Financial Statements........  F-41
Independent Accountants' Review Report......................  F-55

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Fleming Companies, Inc.

     We have audited the accompanying consolidated balance sheets of Fleming Companies, Inc. and subsidiaries as of December 30, 2000 and December 25, 1999, and the related consolidated statements of operations, cash flows, and shareholders' equity for each of the three years in the period ended December 30, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Fleming Companies, Inc. and subsidiaries at December 30, 2000, and December 25, 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 30, 2000, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma

February 14, 2001 (except for the
information under long-term debt and contingencies included in the notes to consolidated financial statements as to which the date is March 22, 2001)

                            FLEMING COMPANIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999 AND
                               DECEMBER 26, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         2000           1999           1998
                                                      -----------    -----------    -----------
Net sales...........................................  $14,443,815    $14,272,036    $14,677,904
Costs and expenses (income):
  Cost of sales.....................................   13,096,915     12,834,869     13,227,530
  Selling and administrative........................    1,185,003      1,261,631      1,251,592
  Interest expense..................................      174,569        165,180        161,581
  Interest income...................................      (32,662)       (40,318)       (36,736)
  Equity investment results.........................        8,034         10,243         11,622
  Litigation charges................................           --             --          7,780
  Impairment/restructuring charge...................      212,845        103,012        652,737
                                                      -----------    -----------    -----------
     Total costs and expenses.......................   14,644,704     14,334,617     15,276,106
                                                      -----------    -----------    -----------
Loss before taxes...................................     (200,889)       (62,581)      (598,202)
Taxes on loss.......................................      (78,747)       (17,853)       (87,607)
                                                      -----------    -----------    -----------
Net loss............................................  $  (122,142)   $   (44,728)   $  (510,595)
                                                      ===========    ===========    ===========
Basic and diluted net loss per share................  $     (3.15)   $     (1.17)   $    (13.48)
                                                      ===========    ===========    ===========
Basic and diluted weighted average shares
  outstanding.......................................       38,716         38,305         37,887
                                                      ===========    ===========    ===========

See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                   AT DECEMBER 30, 2000 AND DECEMBER 25, 1999
                                 (IN THOUSANDS)

                                     ASSETS

                                                                 2000          1999
                                                              ----------    ----------
Current assets:
  Cash and cash equivalents.................................  $   30,380    $    6,683
  Receivables, net..........................................     509,045       496,159
  Inventories...............................................     831,265       997,805
  Assets held for sale......................................     165,800        68,615
  Other current assets......................................      86,583       159,488
                                                              ----------    ----------
     Total current assets...................................   1,623,073     1,728,750
Investments and notes receivable, net.......................     104,467       108,895
Investment in direct financing leases.......................     102,011       126,309
Property and equipment:
  Land......................................................      40,242        45,507
  Buildings.................................................     356,376       389,651
  Fixtures and equipment....................................     565,472       636,501
  Leasehold improvements....................................     210,970       236,570
     Leased assets under capital leases.....................     197,370       231,236
                                                              ----------    ----------
                                                               1,370,430     1,539,465
Less accumulated depreciation and amortization..............    (653,973)     (701,289)
                                                              ----------    ----------
     Net property and equipment.............................     716,457       838,176
Deferred income taxes.......................................     139,852        54,754
Other assets................................................     172,632       150,214
Goodwill, net...............................................     544,319       566,120
                                                              ----------    ----------
     Total Assets...........................................  $3,402,811    $3,573,218
                                                              ==========    ==========
                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  943,279    $  981,219
  Current maturities of long-term debt......................      38,171        70,905
  Current obligations under capital leases..................      21,666        21,375
  Other current liabilities.................................     229,272       210,220
                                                              ----------    ----------
     Total current liabilities..............................   1,232,388     1,283,719
Long-term debt..............................................   1,232,400     1,234,185
Long-term obligations under capital leases..................     377,239       367,960
Other liabilities...........................................     133,592       126,652
Commitments and contingencies
Shareholders' equity:
  Common stock, $2.50 par value, authorized -- 100,000
     shares, issued and outstanding -- 39,618 and 38,856
     shares.................................................      99,044        97,141
  Capital in excess of par value............................     513,645       511,447
  Reinvested earnings (deficit).............................    (144,468)      (22,326)
  Accumulated other comprehensive income -- additional
     minimum pension liability..............................     (41,029)      (25,560)
                                                              ----------    ----------
     Total shareholders' equity.............................     427,192       560,702
                                                              ----------    ----------
     Total Liabilities and Shareholders' Equity.............  $3,402,811    $3,573,218
                                                              ==========    ==========

See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 30, 2000,
                    DECEMBER 25, 1999, AND DECEMBER 26, 1998
                                 (IN THOUSANDS)

                                                                2000        1999        1998
                                                              ---------   ---------   ---------
Cash flows from operating activities:
  Net loss..................................................  $(122,142)  $ (44,728)  $(510,595)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    174,107     162,379     185,368
     Credit losses..........................................     28,872      25,394      23,498
     Deferred income taxes..................................    (65,538)      3,357    (117,239)
     Equity investment results..............................      8,034      10,243      11,622
     Impairment/restructuring and related charges...........    288,408     135,346     668,028
     Cash payments on impairment/restructuring and related
       charges..............................................   (118,190)    (57,340)    (10,408)
     Consolidation and restructuring reserve activity.......         --         423      (1,008)
     Change in assets and liabilities, excluding effect of
       acquisitions:
       Receivables..........................................    (26,005)    (55,692)   (156,822)
       Inventories..........................................     65,639     (22,049)      6,922
       Accounts payable.....................................    (49,121)     35,744     114,136
       Other assets and liabilities.........................    (63,198)    (70,112)    (68,058)
     Other adjustments, net.................................      5,779      (5,348)     (4,365)
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................    126,645     117,617     141,079
                                                              ---------   ---------   ---------
Cash flows from investing activities:
  Collections on notes receivable...........................     32,943      34,798      38,076
  Notes receivable funded...................................    (35,841)    (43,859)    (28,946)
  Businesses acquired.......................................     (7,320)    (78,440)    (30,225)
  Proceeds from sale of businesses..........................     45,693       7,042      32,277
  Purchase of property and equipment........................   (150,837)   (166,339)   (200,211)
  Proceeds from sale of property and equipment..............     50,957      35,487      17,056
  Investments in customers..................................         --      (8,115)     (1,009)
  Proceeds from sale of investments.........................      3,552       2,745       3,529
  Other investing activities................................     12,949       3,337       6,141
                                                              ---------   ---------   ---------
Net cash used in investing activities.......................    (47,904)   (213,344)   (163,312)
                                                              ---------   ---------   ---------
Cash flows from financing activities:
  Proceeds from long-term borrowings........................    185,000     191,000     170,000
  Principal payments on long-term debt......................   (219,519)    (71,178)   (159,651)
  Principal payments on capital lease obligations...........    (20,888)    (21,533)    (13,356)
  Sale of common stock under incentive stock and stock
     ownership plans........................................      4,051       1,267       4,830
  Dividends paid............................................     (3,117)     (3,082)     (3,048)
  Other financing activities................................       (571)        (31)       (891)
                                                              ---------   ---------   ---------
Net cash provided by (used in) financing activities.........    (55,044)     96,443      (2,116)
                                                              ---------   ---------   ---------
Net increase (decrease) in cash and cash equivalents........     23,697         716     (24,349)
Cash and cash equivalents, beginning of year................      6,683       5,967      30,316
                                                              ---------   ---------   ---------
Cash and cash equivalents, end of year......................  $  30,380   $   6,683   $   5,967
                                                              =========   =========   =========

See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999 AND DECEMBER 26, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                           ACCUMULATED
                                             COMMON STOCK       CAPITAL      REINVESTED                       OTHER
                                           ----------------   IN EXCESS OF    EARNINGS    COMPREHENSIVE   COMPREHENSIVE    ESOP
                                TOTAL      SHARES   AMOUNT     PAR VALUE     (DEFICIT)       INCOME          INCOME        NOTE
                              ----------   ------   -------   ------------   ----------   -------------   -------------   -------
BALANCE AT DECEMBER 27,
  1997......................  $1,089,672   38,264   $95,660     $504,451     $ 536,792                      $(42,637)     $(4,594)
Comprehensive income
  Net loss..................    (510,595)                                     (510,595)     $(510,595)
  Other comprehensive
    income, net of tax
    Currency translation
      adjustment (net of $0
      taxes)................       4,922                                                        4,922          4,922
    Minimum pension
      liability adjustment
      (net of $12,914 of
      taxes)................     (19,418)                                                     (19,418)       (19,418)
                                                                                            ---------
  Comprehensive income......                                                                $(525,091)
                                                                                            =========
Incentive stock and stock
  ownership plans...........       5,847      278       696        5,151
Cash dividends, $0.08 per
  share.....................      (3,042)                                       (3,042)
ESOP note payments..........       2,545                                                                                    2,545
                              ----------   ------   -------     --------     ---------                      --------      -------
BALANCE AT DECEMBER 26,
  1998......................     569,931   38,542    96,356      509,602        23,155                       (57,133)      (2,049)
Comprehensive income
  Net loss..................     (44,728)                                      (44,728)     $ (44,728)
  Other comprehensive
    income, net of tax
    Minimum pension
      liability adjustment
      (net of $21,049 of
      taxes)................      31,573                                                       31,573         32,573
                                                                                            ---------
  Comprehensive income......                                                                $ (13,155)
                                                                                            =========
Incentive stock and stock
  ownership plans...........       4,955      314       785        4,170
Cash dividends, $0.08 per
  share.....................      (3,078)                         (2,325)         (753)
ESOP note payments..........       2,049                                                                                    2,049
                              ----------   ------   -------     --------     ---------                      --------      -------
BALANCE AT DECEMBER 25,
  1999......................     560,702   38,856    97,141      511,447       (22,326)                      (25,560)          --
Comprehensive income
  Net loss..................    (122,142)                                     (122,142)     $(122,142)
  Other comprehensive
    income, net of tax
      Minimum pension
        liability adjustment
        (net of $10,312 of
        taxes)..............     (15,469)                                                     (15,469)       (15,469)
                                                                                            ---------
  Comprehensive income......                                                                $(137,611)
                                                                                            =========
Incentive stock and stock
  ownership plans...........       7,210      762     1,903        5,307
Cash dividends, $0.08 per
  share.....................      (3,109)                         (3,109)
                              ----------   ------   -------     --------     ---------                      --------      -------
BALANCE AT DECEMBER 30,
  2000......................  $  427,192   39,618   $99,044     $513,645     $(144,468)                     $(41,029)     $    --
                              ==========   ======   =======     ========     =========                      ========      =======

See notes to consolidated financial statements.

                            FLEMING COMPANIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations: Fleming is an industry leader in the distribution of consumable goods, and also has a growing presence in operating "price impact" supermarkets. Our activities encompass two major businesses: distribution and retail operations. Food and food-related product sales account for over 97 percent of our consolidated sales. Our largest customer accounts for approximately 10 percent of our consolidated sales with the next largest representing less than 2 percent.

     Fiscal Year: Our fiscal year ends on the last Saturday in December. Fiscal 2000 was 53 weeks; 1999 and 1998 were 52 weeks. The impact of the additional week in 2000 is not material to the results of operations or financial position.

     Basis of Presentation: The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of Consolidation: The consolidated financial statements include all subsidiaries. Material intercompany items have been eliminated. The equity method of accounting is usually used for investments in certain entities in which we have an investment in common stock of between 20% and 50% or such investment is temporary. Under the equity method, original investments are recorded at cost and adjusted by our share of earnings or losses of these entities and for declines in estimated realizable values deemed to be other than temporary.

     Reclassifications: Certain reclassifications have been made to prior year amounts to conform to current year classifications.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 -- Revenue Recognition. SAB No. 101 provides guidance on recognition, presentation and disclosure of revenue in financial statements. In July 2000, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 99-19 -- Reporting Revenue Gross as a Principal versus Net as an Agent. EITF 99-19 provides further guidance on reflecting revenue gross or net. We adopted SAB No. 101 and EITF 99-19 in the fourth quarter of 2000. The implementation had an impact on the classification of previously reported net sales and cost of goods sold (ranging annually from $350 million to $400 million), but had no impact on earnings. Net sales and cost of goods sold have been restated for all periods presented.

     Basic and Diluted Net Loss Per Share: Both basic and diluted per share amounts are computed based on net loss divided by weighted average shares as appropriate for each calculation subject to anti-dilution limitations.

     Taxes on Income: Deferred income taxes arise from temporary differences between financial and tax bases of certain assets and liabilities.

     Cash and Cash Equivalents: Cash equivalents consist of liquid investments readily convertible to cash with an original maturity of three months or less. The carrying amount for cash equivalents is a reasonable estimate of fair value.

     Receivables: Receivables include the current portion of customer notes receivable of $27 million in 2000 and $25 million in 1999. Receivables are shown net of allowance for doubtful accounts of $34 million in 2000 and $32 million in 1999. We extend credit to our retail customers which are located over a broad

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

geographic base. Regional concentrations of credit risk are limited. Interest income on impaired loans is recognized only when payments are received.

     Inventories: Inventories are valued at the lower of cost or market. Grocery and certain perishable inventories, aggregating approximately 70% of total inventories in 2000 and 1999 are valued on a last-in, first-out (LIFO) method. The cost for the remaining inventories is determined by the first-in, first-out
(FIFO) method. Current replacement cost of LIFO inventories was greater than the carrying amounts by approximately $58 million at year-end 2000 ($13 million of which is recorded in assets held for sale in current assets) and $54 million at year-end 1999 ($4 million of which is recorded in assets held for sale in current assets). In 2000 and 1999, the liquidation of certain LIFO layers related to business closings decreased cost of products sold by approximately $7 million and $2 million, respectively.

     Property and Equipment: Property and equipment are recorded at cost or, for leased assets under capital leases, at the present value of minimum lease payments. Depreciation, as well as amortization of assets under capital leases, is based on the estimated useful asset lives using the straight-line method. The estimated useful lives used in computing depreciation and amortization are: buildings and major improvements -- 20 to 40 years; warehouse, transportation and other equipment -- 3 to 10 years; and data processing equipment and software -- 3 to 7 years.

     Goodwill: The excess of purchase price over the fair value of net assets of businesses acquired is amortized on the straight-line method over periods not exceeding 40 years. Goodwill is shown net of accumulated amortization of $193 million and $184 million in 2000 and 1999, respectively.

     Impairment: Asset impairments are recorded when the carrying amount of assets are not recoverable. Impairment is assessed and measured, by asset type, as follows: notes receivable -- fair value of the collateral for each note; and, long-lived assets, goodwill and other intangibles -- estimate of the future cash flows expected to result from the use of the asset and its eventual disposition aggregated to the operating unit level for distribution and store level for retail.

     Financial Instruments: Interest rate hedge transactions and other financial instruments have been utilized to manage interest rate exposure. The methods and assumptions used to estimate the fair value of significant financial instruments are discussed in the "Investments and Notes Receivable" and "Long-term Debt" notes.

     Stock-Based Compensation: We apply APB Opinion No. 25 -- Accounting for Stock Issued to Employees and related Interpretations in accounting for our plans.

     Comprehensive Income: Comprehensive income is reflected in the Consolidated Statements of Shareholders' Equity. Other comprehensive income is comprised of foreign currency translation adjustments and minimum pension liability adjustments. The cumulative effect of other comprehensive income is reflected in the Shareholders' Equity section of the Consolidated Balance Sheets.

IMPAIRMENT/RESTRUCTURING CHARGE AND RELATED COSTS

     In December 1998, we announced the implementation of a strategic plan designed to improve the competitiveness of the retailers we serve and improve our performance by building stronger operations that can better support long-term growth.

     The strategic plan consisted of the following four major initiatives:

     - Consolidate distribution operations. The strategic plan initially included closing eleven operating units (El Paso, TX; Portland, OR; Houston, TX; Huntingdon, PA; Laurens, IA; Johnson City, TN; Sikeston, MO; San Antonio, TX; Buffalo, NY; and two other operating units scheduled for closure,

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

       but not closed due to increased cash flows). Of the nine closings announced, all were completed by the end of 2000. Three additional closings were announced which were not originally part of the strategic plan bringing the total operating units closed to twelve. The closing of Peoria was added to the plan in the first quarter of 1999 when costs associated with continuing to service customers during a strike coupled with costs of reopening the operating unit made closing the operating unit an economically sound decision. During the first quarter of 2000, the closings of York and Philadelphia were announced as part of an effort to grow in the northeast by consolidating distribution operations and expanding the Maryland facility. The York and Philadelphia closings are complete. The last full year of operations for the 12 operating units closed was in 1998 with sales totaling approximately $3.1 billion. Most of these sales have been retained by transferring customer business to our higher volume, better utilized facilities. We believe that this consolidation process is benefiting customers with improved buying opportunities. We have also benefited with better coverage of fixed expenses. The closings have resulted in savings due to reduced depreciation, payroll, lease and other operating costs, and we began to recognize these savings immediately upon closure. The capital returned from the divestitures and closings was reinvested in the business.

     - Grow distribution sales. Higher volume, better-utilized distribution operations represent an opportunity for sales growth. The improved efficiency and effectiveness of the remaining distribution operations enhances their competitiveness, and we have capitalized on these improvements by adding $1.2 billion in annualized sales in 2000.

     - Improve retail performance. This not only required divestiture or closing of under-performing company-owned retail chains, but also required increased investments in the retail concepts on which we are focused. As of year-end 1999, the strategic plan included the divestiture or closing of seven retail chains (Hyde Park, Consumers, Boogaarts, New York Retail, Pennsylvania Retail, Baker's(TM) Oklahoma, and Thompson Food Basket(R)). The sale of Baker's(TM) Oklahoma as well as the divestiture or closing of Thompson Food Basket(R) was added to the strategic plan because their format no longer fit into our business strategy. The last full year of operations for these seven chains was in 1998 with sales totaling approximately $844 million. The sale or closing of these chains is substantially complete.

       In April 2000, we announced the evaluation of strategic alternatives for the remaining conventional retail chains (Rainbow Foods(R), Baker's(TM) Nebraska, Sentry(R) Foods, and ABCO Foods(TM)). The evaluation was completed by the end of 2000 with the decision to reposition certain retail operations into our price impact format. The Rainbow Foods(R) chain reflected significant improvements in sales and earnings and consequently, was retained. The Minneapolis distribution center has been dedicated to supply the Rainbow Foods(R) operation, with the supply of the division's independent retailers moved to the LaCrosse and Superior divisions. We recently sold 11 of the ABCO Foods(TM) stores to Safeway, Inc. and we currently have an agreement to sell the assets of the 16-store Baker's chain to Kroger Co. We also plan to convert ten company-owned Sentry(R) Foods stores to the value retail format and steps are being taken to sell the remaining stores to existing and new distribution customers. The last full year of operations for ABCO Foods(TM), Baker's(TM) Nebraska and Sentry(R) Foods was in 1999 with sales totaling approximately $1,415 million. We expect to retain a substantial level of the distribution business for these operations and expect to receive a total of approximately $200 million in net proceeds from the sale of these stores.

     - Reduce overhead and operating expenses. We reduced overhead through our low cost pursuit program which includes organization and process changes, such as reducing workforce, centralizing administrative and procurement functions, and reducing the number of management layers. The low cost pursuit program also includes other initiatives to reduce complexity in business systems and

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

       remove non-value-added costs from operations, such as reducing the number of SKU's, creating a single point of contact with customers, reducing the number of decision points within Fleming, and centralizing vendor negotiations. These initiatives have reduced costs which ultimately improves profitability and competitiveness.

     The plan, as expected, took two years to implement. Additional charges of approximately $20 million will be incurred in 2001 due to the time involved to finish selling and closing certain retail stores. The remaining charges represent severance related expenses, inventory markdowns for clearance for closed operations and other exit costs that cannot be expensed until incurred. Charges after 2001 will be minimal exit costs.

     The total pre-tax charge for the strategic plan through 2000 was $1,114 million ($313 million cash and $801 million non-cash). The plan originally announced in December 1998 had an estimated pre-tax charge totaling $782 million. The result was an increase in the estimate of the strategic plan of $332 million ($164 million cash and $168 million non-cash). The net increase is due primarily to closing the Peoria, York and Philadelphia divisions ($104 million); updating impairment amounts on the five retail chains in the original plan ($18 million); the divestiture or closing of the two chains not in the original plan ($44 million); decreasing costs related to a scheduled closing no longer planned ($18 million); impairment amounts relating to the recent evaluation of conventional retail ($125 million); and other costs including those related to our low cost pursuit program and centralization of administrative functions ($59 million). Updating the impairment amounts was necessary as decisions to sell, close or convert additional operating units were made. There were changes in the list of operating units to be divested or closed since they no longer fit into the current business strategy. Also, the cost of severance, relocation and other periodic expenses related to our low cost pursuit program and centralization of administrative functions has been accrued as incurred.

     The pre-tax charge for 2000 was $309 million. After tax, the expense for 2000 was $183 million or $4.72 per share. The $309 million charge in 2000 was included on several lines of the Consolidated Statements of Operations as follows: $2 million was included in net sales related primarily to rent income impairment due to division closings; $57 million was included in cost of sales and was primarily related to inventory valuation adjustments, moving and training costs relating to procurement and product handling associates, and additional depreciation and amortization on assets to be disposed of but not yet held for sale; $37 million was included in selling and administrative expense and equity investment results as disposition related costs recognized on a periodic basis (such as moving and training costs related to the consolidation of certain administrative functions); and the remaining $213 million was included in the Impairment/restructuring charge line. The charge for 2000 consisted of the following components:

     - Impairment of assets of $91 million. The impairment components were $3 million for goodwill and $88 million for other long-lived assets relating to planned disposals and closures. All of the goodwill charge was related to a three store retail acquisition.

     - Restructuring charges of $122 million. The restructuring charges consisted partly of severance related expenses and estimated pension withdrawal liabilities for the closings of York and Philadelphia which were announced during the first quarter of 2000 as part of an effort to grow in the northeast by consolidating distribution operations and expanding the Maryland facility. The charge included severance related expenses due to the consolidation of certain administrative departments announced during the second quarter of 2000. Additionally, the charge included severance related expenses, estimated pension withdrawal liabilities and operating lease liabilities for the divestiture and closing of certain conventional retail stores evaluated during the second and third quarters of 2000. The restructuring charges also consisted of professional fees incurred related to the restructuring process.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     - Other disposition and related costs of $96 million. These costs consisted primarily of inventory markdowns for clearance for closed operations, additional depreciation and amortization on assets to be disposed of but not yet held for sale, disposition related costs recognized on a periodic basis and other costs.

     The charge for 2000 related to our business segments as follows: $99 million relates to the distribution segment and $164 million relates to the retail segment with the balance relating to support services expenses.

     The pre-tax charge for 1999 was $137 million. After tax, the expense for 1999 was $92 million or $2.39 per share. The $137 million charge in 1999 was included on several lines of the Consolidated Statements of Operations as follows: $18 million was included in cost of sales and was primarily related to inventory valuation adjustments; $16 million was included in selling and administrative expense and equity investment results as disposition related costs recognized on a periodic basis; and the remaining $103 million was included in the Impairment/restructuring charge line. The 1999 charge consisted of the following components:

     - Impairment of assets of $62 million. The impairment components were $36 million for goodwill and $26 million for other long-lived assets relating to planned disposals and closures. Of the goodwill charge of $36 million, $22 million related to the 1994 "Scrivner" acquisition with the remaining amount related to two retail acquisitions.

     - Restructuring charges of $41 million. The restructuring charges consisted primarily of severance related expenses and estimated pension withdrawal liabilities for the divested or closed operating units announced during 1999. The restructuring charges also consisted of operating lease liabilities and professional fees incurred related to the restructuring process.

     - Other disposition and related costs of $34 million. These costs consisted primarily of inventory markdowns for clearance for closed operations, impairment of an investment, disposition related costs recognized on a periodic basis and other costs.

     The 1999 charge relates to our business segments as follows: $48 million relates to the distribution segment and $70 million relates to the retail segment with the balance relating to support services expenses.

     The pre-tax charge for 1998 was $668 million. After tax, the expense was $543 million in 1998 or $14.33 per share. The $668 million charge was included on several lines of the Consolidated Statements of Operations as follows: $9 million was included in cost of sales and was primarily related to inventory valuation adjustments; $6 million was included in selling and administrative expense as disposition related costs recognized on a periodic basis; and the remaining $653 million was included in the Impairment/ restructuring charge line. The 1998 charge consisted of the following components:

     - Impairment of assets of $590 million. The impairment components were $372 million for goodwill and $218 million for other long-lived assets. Of the goodwill charge of $372 million, approximately 87% related to the 1989 "Malone & Hyde" acquisition and the 1994 "Scrivner" acquisition. The remaining 13% related to various other smaller acquisitions, both retail and wholesale.

     - Restructuring charges of $63 million. The restructuring charges consisted of severance related expenses and pension withdrawal liabilities for the operating units and the retail chain announced during 1998. The restructuring charges also consisted of operating lease liabilities for the distribution operating units and the retail chain announced during 1998 plus the additional planned closings at that time.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     - Other disposition and related costs of $15 million. These costs consist primarily of professional fees, inventory valuation adjustments and other costs.

     The 1998 charge relates to our business segments as follows: $491 million relates to the distribution segment and $153 million relates to the retail food segment with the balance relating to support services expenses.

     The charges related to workforce reductions are as follows:

                                                          AMOUNT     HEADCOUNT
                                                         --------    ---------
                                                           ($ IN THOUSANDS)
1998 Activity:
  Charge...............................................  $ 25,441      1,430
  Terminations.........................................    (3,458)      (170)
                                                         --------     ------
  Ending Liability.....................................    21,983      1,260
1999 Activity:
  Charge...............................................    12,029      1,350
  Terminations.........................................   (24,410)    (1,950)
                                                         --------     ------
  Ending Liability.....................................     9,602        660
2000 Activity:
  Charge...............................................    53,906      5,610
  Terminations.........................................   (26,180)    (1,860)
                                                         --------     ------
  Ending Liability.....................................  $ 37,328      4,410
                                                         ========     ======

     The ending liability of approximately $37 million represents payments over time to associates already severed as well as union pension withdrawal liabilities. The breakdown of the 5,610 headcount reduction recorded for 2000 is: 1,290 from the distribution segment; 4,260 from the retail segment; and 60 from support services.

     Additionally, the strategic plan includes charges related to lease obligations which will be utilized as operating units or retail stores close, but ultimately reduced over remaining lease terms ranging from 1 to 20 years. The charges and utilization have been recorded to-date as follows:

                                                            AMOUNT
                                                      ------------------
                                                       ($ IN THOUSANDS)
1998 Activity:
  Charge............................................       $ 28,101
  Utilized..........................................           (385)
                                                           --------
  Ending Liability..................................         27,716
1999 Activity:
  Charge............................................         15,074
  Utilized..........................................        (10,281)
                                                           --------
  Ending Liability..................................         32,509
2000 Activity:
  Charge............................................         37,149
  Utilized..........................................        (48,880)
                                                           --------
  Ending Liability..................................       $ 20,778
                                                           ========

     Asset impairments were recognized in accordance with SFAS No.
121 -- Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and such assets were written down to their estimated fair values based on estimated proceeds of operating units to be sold or

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

discounted cash flow projections. The operating costs of operating units to be sold or closed are treated as normal operations during the period they remain in use. Salaries, wages and benefits of employees at these operating units are charged to operations during the time such employees are actively employed. Depreciation expense is continued for assets that we are unable to remove from operations.

     Assets held for sale, reflected on the balance sheet, consisted of $22 million of distribution operating units and $144 million of retail stores as of year-end 2000 and $8 million of distribution operating units and $61 million of retail stores as of year-end 1999. Gains on the sale of facilities for 2000 and 1999 totaled approximately $9 million and $6 million, respectively, and were included in net sales. Also during 2000 and 1999, we recorded charges of approximately $10 million and $31 million, respectively, related to the closing of certain retail stores which were included in selling and administrative expense.

LITIGATION CHARGES

     Furr's Supermarkets filed suit against us in 1997 claiming they were overcharged for products. During 1997, Fleming and Furr's reached an agreement dismissing all litigation between them. Pursuant to the settlement, Furr's purchased our El Paso product supply center in 1998, together with related inventory and equipment. As part of the settlement, we paid Furr's $1.7 million in 1997 and $7.8 million in 1998 as a refund of fees and charges.

PER SHARE RESULTS

     We did not reflect 1,220,000 weighted average potential shares for the 2000 diluted calculation or 364,000 weighted average potential shares for the 1999 diluted calculation because they would be antidilutive. Other options with exercise prices exceeding market prices consisted of 4.4 million shares in 2000 and 3.8 million shares in 1999 of common stock at a weighted average exercise price of $12.94 and $14.19 per share, respectively, that were not included in the computation of diluted earnings per share because the effect would be antidilutive.

SEGMENT INFORMATION

     Considering the customer types and the processes for meeting the needs of customers, senior management manages the business as two reportable segments: distribution and retail operations.

     The distribution segment sells food and non-food products (e.g., food, general merchandise, health and beauty care, and Fleming Brands) to supermarkets, convenience stores, supercenters, discount stores, limited assortment stores, drug stores, specialty stores and other stores across the U.S. We also offer a variety of retail support services to independently-owned and company-owned retail stores. The aggregation is based primarily on the common customer base and the interdependent marketing and distribution efforts.

     Our senior management utilizes more than one measurement and multiple views of data to assess segment performance and to allocate resources to the segments. However, the dominant measurements are consistent with our consolidated financial statements and, accordingly, are reported on the same basis herein. Interest expense, interest income, equity investments, LIFO adjustments, support services expenses, other unusual charges and income taxes are managed separately by senior management and those items

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

are not allocated to the business segments. Intersegment transactions are reflected at cost. The following table sets forth the composition of the segments' and total company's net sales, operating earnings, depreciation and amortization, capital expenditures and identifiable assets.

                                         2000       1999       1998
                                        -------    -------    -------
                                                (IN MILLIONS)
NET SALES
  Distribution........................  $12,926    $12,718    $13,120
  Intersegment elimination............   (1,757)    (2,165)    (2,031)
                                        -------    -------    -------
  Net distribution....................   11,169     10,553     11,089
  Retail..............................    3,275      3,719      3,589
                                        -------    -------    -------
     Total............................  $14,444    $14,272    $14,678
                                        =======    =======    =======
OPERATING EARNINGS
  Distribution........................  $   297    $   290    $   259
  Retail..............................       62         (2)        62
  Support services....................     (197)      (112)      (122)
                                        -------    -------    -------
     Total operating earnings.........      162        176        199
  Interest expense....................     (175)      (165)      (161)
  Interest income.....................       33         40         37
  Equity investment results...........       (8)       (10)       (12)
  Litigation charges..................       --         --         (8)
  Impairment/restructuring charge.....     (213)      (103)      (653)
                                        -------    -------    -------
Loss before taxes.....................  $  (201)   $   (62)   $  (598)
                                        =======    =======    =======
DEPRECIATION AND AMORTIZATION
  Distribution........................  $   105    $    88    $   107
  Retail..............................       57         64         61
  Support services....................       12         10         17
                                        -------    -------    -------
     Total............................  $   174    $   162    $   185
                                        =======    =======    =======
CAPITAL EXPENDITURES
  Distribution........................  $    99    $    53    $    81
  Retail..............................       45        112        118
  Support services....................        7          1          1
                                        -------    -------    -------
     Total............................  $   151    $   166    $   200
                                        =======    =======    =======
IDENTIFIABLE ASSETS
  Distribution........................  $ 2,499    $ 2,546    $ 2,524
  Retail..............................      681        848        697
  Support services....................      223        179        270
                                        -------    -------    -------
     Total............................  $ 3,403    $ 3,573    $ 3,491
                                        =======    =======    =======

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

INCOME TAXES

     Components of taxes on loss are as follows:

                                                      2000        1999        1998
                                                    --------    --------    ---------
                                                             (IN THOUSANDS)
Current:
  Federal.........................................  $(23,291)   $(17,287)   $  23,896
  State...........................................    10,082      (3,924)       5,737
                                                    --------    --------    ---------
     Total current................................   (13,209)    (21,211)      29,633
                                                    --------    --------    ---------
Deferred:
  Federal.........................................   (41,123)      2,552      (94,254)
  State...........................................   (24,415)        806      (22,986)
                                                    --------    --------    ---------
     Total deferred...............................   (65,538)      3,358     (117,240)
                                                    --------    --------    ---------
Taxes on loss.....................................  $(78,747)   $(17,853)   $ (87,607)
                                                    ========    ========    =========

     Deferred tax expense (benefit) relating to temporary differences includes the following components:

                                                      2000        1999        1998
                                                    --------    --------    ---------
                                                             (IN THOUSANDS)
Depreciation and amortization.....................  $(39,106)   $ (9,603)   $ (64,132)
Inventory.........................................     4,313       7,019       (6,839)
Capital losses....................................       452      (4,825)         251
Asset valuations and reserves.....................    29,495     (18,114)       9,302
Equity investment results.........................     8,837        (172)        (403)
Credit losses.....................................     1,924      (4,527)      (7,825)
Lease transactions................................    (4,887)      7,996      (34,718)
Associate benefits................................    (7,187)     31,700        3,200
Note sales........................................       (41)       (139)        (217)
Net operating loss carryforwards..................   (62,951)         --           --
Other.............................................     3,613      (5,977)     (15,859)
                                                    --------    --------    ---------
Deferred tax expense (benefit)....................  $(65,538)   $  3,358    $(117,240)
                                                    ========    ========    =========

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     Temporary differences that give rise to deferred tax assets and liabilities as of year-end 2000 and 1999 are as follows:

                                                                2000        1999
                                                              --------    --------
                                                                 (IN THOUSANDS)
Deferred tax assets:
  Depreciation and amortization.............................  $ 57,740    $ 23,002
  Asset valuations and reserve activities...................    21,772      48,559
  Associate benefits........................................    67,258      54,457
  Credit losses.............................................    24,927      28,263
  Equity investment results.................................     2,522       9,983
  Lease transactions........................................    45,208      40,325
  Inventory.................................................    26,918      26,342
  Acquired loss carryforwards...............................         0          67
  Capital losses............................................     8,152       9,372
  Net operating loss carryforwards..........................    62,951           0
  Other.....................................................    25,999      30,847
                                                              --------    --------
     Total deferred tax assets..............................   343,447     271,217
                                                              --------    --------
Deferred tax liabilities:
  Depreciation and amortization.............................    47,734      52,103
  Equity investment results.................................     4,857       3,482
  Lease transactions........................................     1,528       1,532
  Inventory.................................................    61,757      56,867
  Associate benefits........................................    24,725      29,424
  Asset valuations and reserve activities...................     5,480       2,772
  Note sales................................................     2,253       3,387
  Prepaid expenses..........................................     3,277       3,874
  Capital losses............................................       320       1,088
  Other.....................................................    27,203      28,225
                                                              --------    --------
     Total deferred tax liabilities.........................   179,134     182,754
                                                              --------    --------
     Net deferred tax asset.................................  $164,313    $ 88,463
                                                              ========    ========

     The change in net deferred tax asset from 1999 to 2000 is allocated $65.5 million to deferred income tax benefit and $10.3 million benefit to stockholders' equity.

     We have federal net operating loss carryforwards of approximately $122 million and state net operating loss carryforwards of approximately $342 million that are due to expire at various times through the year 2021. We also have charitable contribution carryforwards of approximately $2 million that will begin to expire in 2005. We believe it is more likely than not that all of our deferred tax assets will be realized.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     The effective income tax rates are different from the statutory federal income tax rates for the following reasons:

                                                                2000    1999    1998
                                                                ----    ----    -----
Statutory rate..............................................    35.0%   35.0%    35.0%
State income taxes, net of federal tax benefit..............     5.4     5.1      6.8
Acquisition-related differences.............................     (.5)    0.0     12.3
Other.......................................................     2.5    (3.1)     (.4)
                                                                ----    ----    -----
Effective rate on operations................................    42.4    37.0     53.7
Impairment/restructuring and related charges................    (3.2)   (8.5)   (39.1)
                                                                ----    ----    -----
Effective rate after impairment/restructuring and related
  charges...................................................    39.2%   28.5%    14.6%
                                                                ====    ====    =====

     During 1999, we recorded interest income of $9 million related to refunds in federal income taxes from prior years.

INVESTMENTS AND NOTES RECEIVABLE

     Investments and notes receivable consist of the following:

                                                           2000        1999
                                                         --------    --------
                                                            (IN THOUSANDS)
Investments in and advances to customers...............  $  7,452    $ 14,136
Notes receivable from customers........................    85,521      83,354
Other investments and receivables......................    11,493      11,405
                                                         --------    --------
Investments and notes receivable.......................  $104,466    $108,895
                                                         ========    ========

     Investments and notes receivable are shown net of reserves of $26 million and $23 million in 2000 and 1999, respectively. Sales to customers accounted for under the equity method were approximately $0.2 billion, $0.3 billion and $0.6 billion in 2000, 1999 and 1998, respectively. Receivables include $4 million and $8 million in 2000 and 1999, respectively, due from customers accounted for under the equity method.

     We extend long-term credit to certain retail customers. Loans are primarily collateralized by inventory and fixtures. Interest rates are above prime with terms up to 10 years.

     Impaired notes receivable (including current portion) are as follows:

                                                           2000        1999
                                                         --------    --------
                                                            (IN THOUSANDS)
Impaired notes with related allowances.................  $ 45,711    $ 57,657
Credit loss allowance on impaired notes................   (20,101)    (25,811)
Impaired notes with no related allowances..............     4,793       4,613
                                                         --------    --------
Net impaired notes receivable..........................  $ 30,403    $ 36,459
                                                         ========    ========

     Average investments in impaired notes were as follows: 2000 -- $52 million; 1999 -- $65 million; and 1998 -- $59 million.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     Activity in the allowance for credit losses is as follows:

                                                       2000        1999        1998
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Balance, beginning of year.........................  $ 55,528    $ 47,232    $ 43,848
Charged to costs and expenses......................    28,872      25,394      23,498
Uncollectible accounts written off, net of
  recoveries.......................................   (24,682)    (17,098)    (20,114)
                                                     --------    --------    --------
Balance, end of year...............................  $ 59,718    $ 55,528    $ 47,232
                                                     ========    ========    ========

     We sold certain notes receivable at face value with limited recourse in years prior to 1998. The outstanding balance at year-end 2000 on all notes sold is $5 million, of which we are contingently liable for $3 million should all the notes become uncollectible.

LONG-TERM DEBT

     Long-term debt consists of the following:

                                                         2000          1999
                                                      ----------    ----------
                                                           (IN THOUSANDS)
10 5/8% senior notes due 2001.......................  $  300,000    $  300,000
10 1/2% senior subordinated notes due 2004..........     250,000       250,000
10 5/8% senior subordinated notes due 2007..........     250,000       250,000
Revolving credit, average interest rates of 7.7% for
  2000 and 6.5% for 1999, due 2003..................     300,000       255,000
Term loans, due 2001 to 2004, average interest rate
  of 7.8% for 2000 and 7.3% for 1999................     154,421       197,594
Other debt..........................................      16,150        52,496
                                                      ----------    ----------
                                                       1,270,571     1,305,090
Less current maturities.............................     (38,171)      (70,905)
                                                      ----------    ----------
Long-term debt......................................  $1,232,400    $1,234,185
                                                      ==========    ==========

     Five-year Maturities: Aggregate maturities of long-term debt for the next five years are as follows: 2001 -- $38 million; 2002 -- $50 million;
2003 -- $347 million; 2004 -- $287 million; and 2005 -- $0.

     The 10 5/8% $300 million senior notes were issued in 1994 and mature December 15, 2001. The senior notes are unsecured senior obligations, ranking the same as all other existing and future senior indebtedness and senior in right of payment to the subordinated notes. The senior notes are effectively subordinated to secured senior indebtedness with respect to assets securing such indebtedness, including loans under our senior secured credit facility.

     On March 15, 2001, $355 million of 10 1/8% senior notes were issued and mature on March 15, 2008. Most of the net proceeds were deposited with the trustee for the 10 5/8% senior notes on March 15, 2001 to redeem all of the 10 5/8% senior notes due 2001, including an amount to cover accrued interest and the redemption premium, on April 16, 2001 and to defease our obligations under the indenture governing these notes. The balance of the net proceeds was used to pay down our revolver loans. The new senior notes are unsecured senior obligations, ranking the same as all other existing and future senior indebtedness and senior in right of payment to the subordinated notes. The senior notes are effectively subordinated to secured senior indebtedness with respect to assets securing such indebtedness, including loans under our senior secured credit facility. Both the 10 5/8% and 10 1/8% senior notes are guaranteed by substantially all subsidiaries (see -- Subsidiary Guarantee of Senior Notes below).

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     The senior subordinated notes consist of two issues: $250 million of 10 1/2% Notes due December 1, 2004 and $250 million of 10 5/8% Notes due July 31, 2007. The subordinated notes are general unsecured obligations, subordinated in right of payment to all existing and future senior indebtedness, and senior to or of equal rank with all of our existing and future subordinated indebtedness.

     On March 15, 2001, $150 million of 5.25% convertible senior subordinated notes were issued and mature on March 15, 2009 and have a conversion price of $30.27 per share. The net proceeds were used to pay down the revolving credit facility. The convertible notes are callable after 2004, and are general unsecured obligations, subordinated in right of payment to all existing and future senior indebtedness, and rank senior to or of equal rank with all of our existing and future subordinated indebtedness.

     In July, 1997, we developed a senior secured credit facility which consists of a $600 million revolving credit facility, with a final maturity of July 25, 2003, and an amortizing term loan with a maturity of July 25, 2004. The term loan was originally $250 million but has been paid down to $154 million. Up to $300 million of the revolver may be used for issuing letters of credit. Borrowings and letters of credit issued under the new credit facility may be used for general corporate purposes and are secured by a first priority security interest in the accounts receivable and inventories of Fleming and our subsidiaries and in the capital stock or other equity interests we own in our subsidiaries. In addition, this credit facility is guaranteed by substantially all subsidiaries. The stated interest rate on borrowings under the credit agreement is equal to a referenced index interest rate, normally the London interbank offered interest rate ("LIBOR"), plus a margin. The level of the margin is dependent on credit ratings on our senior secured bank debt.

     The credit agreement and the indentures under which other debt instruments were issued contain customary covenants associated with similar facilities. The credit agreement currently contains the following more significant financial covenants: maintenance of a fixed charge coverage ratio of at least 1.7 to 1, based on adjusted earnings, as defined, before interest, taxes, depreciation and amortization and net rent expense; maintenance of a ratio of inventory-plus-accounts receivable to funded bank debt (including letters of credit) of at least 1.4 to 1; and a limitation on restricted payments, including dividends, up to $71 million at year-end 2000, based on a formula tied to net earnings and equity issuances. Under the credit agreement, new issues of certain kinds of debt must have a maturity after January 2005. Covenants contained in our indentures under which other debt instruments were issued are generally less restrictive than those of the credit agreement. We are in compliance with all financial covenants under the credit agreement and its indentures.

     The credit facility may be terminated in the event of a defined change of control. Under the indentures, noteholders may require us to repurchase notes in the event of a defined change of control coupled with a defined decline in credit ratings.

     At year-end 2000, borrowings under the credit facility totaled $154 million in term loans and $300 million of revolver borrowings, and $43 million of letters of credit had been issued. Letters of credit are needed primarily for insurance reserves associated with our normal risk management activities. To the extent that any of these letters of credit would be drawn, payments would be financed by borrowings under the credit agreement.

     At year-end 2000, we would have been allowed to borrow an additional $257 million under the revolving credit facility contained in the credit agreement based on the actual borrowings and letters of credit outstanding.

     Medium-term Notes: Medium-term notes are included in other debt in the above table. Between 1990 and 1993, we registered $565 million in medium-term notes with a total of $275 million issued. The

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

balances due at year-end 2000 and 1999 were $17 million and $53 million, respectively, with average interest rates of 7.8% for 2000 and 7.2% for 1999. The notes mature from 2001 to 2003.

     Credit Ratings: On March 5, 2001, Moody's Investors Service ("Moody's") announced it had upgraded its ratings for our various issues of long-term debt essentially by one notch, and that it had changed its outlook from positive to stable. On February 28, 2001, Standard & Poor's rating group ("S&P") announced it had revised its outlook for its ratings from stable to positive. Giving effect to these changes, the table below summarizes our credit ratings:

                                                   MOODY'S      S&P
                                                   -------    --------
Credit agreement loan............................  Ba2        BB
Senior implied debt..............................  Ba3        BB-
Senior unsecured debt............................  Ba3        B+
Senior subordinated notes........................  B2         B
Outlook..........................................  Stable     Positive

     Average Interest Rates: The average interest rate for total debt (including capital lease obligations) before the effect of interest rate hedges was 9.5% for 2000, versus 10.2% for 1999. Including the effect of interest rate hedges, the average interest rate for total debt was 9.5% and 10.5% for 2000 and 1999, respectively.

     Interest Expense: Components of interest expense are as follows:

                                               2000        1999        1998
                                             --------    --------    --------
                                                      (IN THOUSANDS)
Interest costs incurred:
  Long-term debt...........................  $135,474    $127,271    $123,054
  Capital lease obligations................    39,609      36,768      37,542
  Other....................................     1,537       2,258       1,589
                                             --------    --------    --------
Total incurred.............................   176,620     166,297     162,185
Less interest capitalized..................    (2,051)     (1,117)       (604)
                                             --------    --------    --------
Interest expense...........................  $174,569    $165,180    $161,581
                                             ========    ========    ========

     Derivatives: From time to time we may use interest rate hedge agreements with the objective of managing interest costs and exposure to changing interest rates. The classes of derivative financial instruments used have included interest rate swap and cap agreements. The counterparties to these agreements have been major U.S. and international financial institutions with credit ratings higher than ours. Our policy regarding derivatives is to engage in a financial risk management process to manage our defined exposures to uncertain future changes in interest rates which impact net earnings. At fiscal year-end 2000, there were no interest rate hedge agreements outstanding.

     The Financial Accounting Standards Board issued SFAS No. 133 -- Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and became effective on January 1, 2001. We revised our written policies regarding financial derivatives, as needed, prior to the effective date. There was no significant impact on our financial statements upon adopting the new standard.

     Fair Value of Financial Instruments: The fair value of long-term debt was determined using valuation techniques that considered market prices for actively traded debt, and cash flows discounted at current market rates for management's best estimate for instruments without quoted market prices. At

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

year-end 2000, the carrying value of total debt (excluding capital leases) was higher than the fair value by $175 million, or 13.8% of the carrying value. Fair value was lower than the carrying value at year-end 2000 primarily because our credit agreement revolver and term loans were priced at borrowing margins set in 1997 which were significantly below market prices in 2000. The fair value of our senior subordinated notes was substantially below carrying value primarily because the interest rates on this debt, which were set in 1997, were significantly below market levels at year-end 2000. On March 7, 2001, the carrying value for our debt was only 2.1% higher than fair value primarily because our credit agreement borrowing margins have been increased and our perceived creditworthiness improved due to the $50 million equity investment by an affiliate of Yucaipa plus the anticipated economic benefits relating to the new Kmart strategic alliance. At year-end 1999, the carrying value of debt was higher than the fair value by $69 million, or 5.3% of the carrying value.

     The fair value of notes receivable is comparable to the carrying value because of the variable interest rates charged on certain notes and because of the allowance for credit losses.

     Subsidiary Guarantee of Senior Notes: The senior notes are guaranteed by all of Fleming's direct and indirect subsidiaries (except for certain inconsequential subsidiaries), all of which are wholly-owned. The guarantees are joint and several, full, complete and unconditional. There are currently no restrictions on the ability of the subsidiary guarantors to transfer funds to Fleming (the parent) in the form of cash dividends, loans or advances.

     The following condensed consolidating financial information depicts, in separate columns, the parent company, those subsidiaries which are guarantors, those subsidiaries which are non-guarantors, elimination adjustments and the consolidated total. The financial information may not necessarily be indicative of the results of operations or financial position had the subsidiaries been operated as independent entities.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION

                                                                DECEMBER 30, 2000
                                        ------------------------------------------------------------------
                                          PARENT                     NON-
                                         COMPANY     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        ----------   ----------   ----------   ------------   ------------
                                                                  (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents...........  $   22,487   $    6,753    $ 1,140      $      --      $   30,380
  Receivables, net....................     406,203      101,884        958             --         509,045
  Inventories.........................     635,227      192,499      3,539             --         831,265
  Other current assets................     247,400        4,943         40             --         252,383
                                        ----------   ----------    -------      ---------      ----------
     Total current assets.............   1,311,317      306,079      5,677             --       1,623,073
Investment in subsidiaries............      53,381           --         --        (53,381)             --
Intercompany receivables..............     384,450           --         --       (384,450)             --
Property and equipment, net...........     424,321      285,117      7,019             --         716,457
Goodwill, net.........................     411,094      129,440      3,785             --         544,319
Other assets..........................     463,008       42,918     13,036             --         518,962
                                        ----------   ----------    -------      ---------      ----------
                                        $3,047,571   $  763,554    $29,517      $(437,831)     $3,402,811
                                        ==========   ==========    =======      =========      ==========
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................  $  821,407   $  120,145    $ 1,727      $      --      $  943,279
  Intercompany payables...............          --      342,627     41,823       (384,450)             --
  Other current liabilities...........     244,524       43,275      1,310             --         289,109
                                        ----------   ----------    -------      ---------      ----------
     Total current liabilities........   1,065,931      506,047     44,860       (384,450)      1,232,388
Obligations under capital leases......     214,611      162,628         --             --         377,239
Long-term debt and other
  liabilities.........................   1,339,837       26,096         59             --       1,365,992
Equity (deficit)......................     427,192       68,783    (15,402)       (53,381)        427,192
                                        ----------   ----------    -------      ---------      ----------
                                        $3,047,571   $  763,554    $29,517      $(437,831)     $3,402,811
                                        ==========   ==========    =======      =========      ==========

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

                                                                  DECEMBER 25, 1999
                                          ------------------------------------------------------------------
                                            PARENT                     NON-
                                           COMPANY     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          ----------   ----------   ----------   ------------   ------------
                                                                    (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.............  $  (54,803)   $ 61,307     $    179     $      --      $    6,683
  Receivables, net......................     405,076      90,128          955            --         496,159
  Inventories...........................     795,899     198,769        3,137            --         997,805
  Other current assets..................     222,461       5,624           18            --         228,103
                                          ----------    --------     --------     ---------      ----------
     Total current assets...............   1,368,633     355,828        4,289            --       1,728,750
Investment in subsidiaries..............      53,381          --           --       (53,381)             --
Intercompany receivables................     463,191          --           --      (463,191)             --
Property and equipment, net.............     559,424     273,137        5,615            --         838,176
Goodwill, net...........................     428,667     133,368        4,085            --         566,120
Other assets............................     369,500      70,646           26            --         440,172
                                          ----------    --------     --------     ---------      ----------
                                          $3,242,796    $832,979     $ 14,015     $(516,572)     $3,573,218
                                          ==========    ========     ========     =========      ==========
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Accounts payable......................  $  859,694    $120,538     $    987     $      --      $  981,219
  Intercompany payables.................          --     435,028       28,163      (463,191)             --
  Other current liabilities.............     246,010      56,258          232            --         302,500
                                          ----------    --------     --------     ---------      ----------
     Total current liabilities..........   1,105,704     611,824       29,382      (463,191)      1,283,719
Obligations under capital leases........     230,983     136,977           --            --         367,960
Long-term debt and other liabilities....   1,345,407      15,395           35            --       1,360,837
Equity (deficit)........................     560,702      68,783      (15,402)      (53,381)        560,702
                                          ----------    --------     --------     ---------      ----------
                                          $3,242,796    $832,979     $ 14,015     $(516,572)     $3,573,218
                                          ==========    ========     ========     =========      ==========

CONDENSED CONSOLIDATING OPERATING STATEMENT INFORMATION

                                                      53 WEEKS ENDED DECEMBER 30, 2000
                                     -------------------------------------------------------------------
                                       PARENT                      NON-
                                       COMPANY     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                     -----------   ----------   ----------   ------------   ------------
                                                               (IN THOUSANDS)
Net sales..........................  $12,013,293   $3,768,333    $70,022     $(1,407,833)   $14,443,815
Costs and expenses:
  Cost of sales....................   11,349,595    3,102,660     52,493      (1,407,833)    13,096,915
  Selling and administrative.......      575,408      591,144     18,451              --      1,185,003
  Other............................      100,721       46,796      2,424              --        149,941
  Impairment/restructuring
     charge........................      155,813       56,971         61              --        212,845
  Equity loss from subsidiaries....       20,108           --         --         (20,108)            --
                                     -----------   ----------    -------     -----------    -----------
     Total costs and expenses......   12,201,645    3,797,571     73,429      (1,427,941)    14,644,704
                                     -----------   ----------    -------     -----------    -----------
Income (loss) before taxes.........     (188,352)     (29,238)    (3,407)         20,108       (200,889)
Taxes on income (loss).............      (66,210)     (11,095)    (1,442)             --        (78,747)
                                     -----------   ----------    -------     -----------    -----------
Net income (loss)..................  $  (122,142)  $  (18,143)   $(1,965)    $    20,108    $  (122,142)
                                     ===========   ==========    =======     ===========    ===========

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

                                                       52 WEEKS ENDED DECEMBER 25, 1999
                                      -------------------------------------------------------------------
                                        PARENT                      NON-
                                        COMPANY     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                      -----------   ----------   ----------   ------------   ------------
                                                                (IN THOUSANDS)
Net sales...........................  $13,624,272   $1,043,109    $141,700     $(537,045)    $14,272,036
Costs and expenses:
  Cost of sales.....................   12,434,048      821,782     116,084      (537,045)     12,834,869
  Selling and administrative........    1,012,393      224,572      24,666            --       1,261,631
  Other.............................      112,593       19,400       3,112            --         135,105
  Impairment/restructuring charge...      101,058        1,954          --            --         103,012
  Equity loss from subsidiaries.....       16,896           --          --       (16,896)             --
                                      -----------   ----------    --------     ---------     -----------
     Total costs and expenses.......   13,676,988    1,067,708     143,862      (553,941)     14,334,617
                                      -----------   ----------    --------     ---------     -----------
Income (loss) before taxes..........      (52,716)     (24,599)     (2,162)       16,896         (62,581)
Taxes on income (loss)..............       (7,988)      (8,949)       (916)           --         (17,853)
                                      -----------   ----------    --------     ---------     -----------
Net income (loss)...................  $   (44,728)  $  (15,650)   $ (1,246)    $  16,896     $   (44,728)
                                      ===========   ==========    ========     =========     ===========

                                                         52 WEEKS ENDED DECEMBER 26, 1998
                                        -------------------------------------------------------------------
                                          PARENT                      NON-
                                          COMPANY     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        -----------   ----------   ----------   ------------   ------------
                                                                  (IN THOUSANDS)
Net sales.............................  $14,299,725    $377,970     $203,861     $(203,652)    $14,677,904
Costs and expenses:
  Cost of sales.......................   12,957,205     307,666      166,311      (203,652)     13,227,530
  Selling and administrative..........    1,143,656      71,250       36,686            --       1,251,592
  Other...............................      139,033       1,881        3,333            --         144,247
  Impairment/restructuring charge.....      608,378      26,495       17,864            --         652,737
  Equity loss from subsidiaries.......       38,503          --           --       (38,503)             --
                                        -----------    --------     --------     ---------     -----------
     Total costs and expenses.........   14,886,775     407,292      224,194      (242,155)     15,276,106
                                        -----------    --------     --------     ---------     -----------
Income (loss) before taxes............     (587,050)    (29,322)     (20,333)       38,503        (598,202)
Taxes on income (loss)................      (76,455)     (6,480)      (4,672)           --         (87,607)
                                        -----------    --------     --------     ---------     -----------
Net income (loss).....................  $  (510,595)   $(22,842)    $(15,661)    $  38,503     $  (510,595)
                                        ===========    ========     ========     =========     ===========

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

CONDENSED CONSOLIDATING CASH FLOW INFORMATION

                                                           53 WEEKS ENDED DECEMBER 30, 2000
                                           ----------------------------------------------------------------
                                            PARENT                    NON-
                                           COMPANY    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                           --------   ----------   ----------   ------------   ------------
                                                                    (IN THOUSANDS)
Net cash provided by operating
  activities.............................  $ 40,039    $ 86,008     $    598         $--        $ 126,645
                                           --------    --------     --------         --         ---------
Cash flows from investing activities:
  Purchases of property and equipment....   (75,354)    (60,221)     (15,262)        --          (150,837)
  Other..................................   101,247       1,686           --         --           102,933
                                           --------    --------     --------         --         ---------
  Net cash provided by (used in)
     investing activities................    25,893     (58,535)     (15,262)        --           (47,904)
                                           --------    --------     --------         --         ---------
  Cash flows from financing activities:
  Repayments on capital lease
     obligations.........................   (15,398)     (5,490)          --         --           (20,888)
  Advances (to) from parent..............    60,912     (76,537)      15,625         --                --
  Other..................................   (34,156)         --           --         --           (34,156)
                                           --------    --------     --------         --         ---------
  Net cash provided by (used in)
     financing activities................    11,358     (82,027)      15,625         --           (55,044)
                                           --------    --------     --------         --         ---------
  Net increase (decrease) in cash and
     cash equivalents....................    77,290     (54,554)         961         --            23,697
  Cash and cash equivalents at beginning
     of year.............................   (54,803)     61,307          179         --             6,683
                                           --------    --------     --------         --         ---------
Cash and cash equivalents at end of
  year...................................  $ 22,487    $  6,753     $  1,140         $--        $  30,380
                                           ========    ========     ========         ==         =========

                                                          52 WEEKS ENDED DECEMBER 25, 1999
                                          -----------------------------------------------------------------
                                           PARENT                     NON-
                                           COMPANY    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          ---------   ----------   ----------   ------------   ------------
                                                                   (IN THOUSANDS)
Net cash provided by (used in) operating
  activities............................  $  86,780    $ 25,659     $ 5,178          $--        $ 117,617
                                          ---------    --------     -------          --         ---------
Cash flows from investing activities:
  Purchases of property and equipment...   (121,414)    (42,482)     (2,443)         --          (166,339)
  Other.................................    (51,214)      4,209          --          --           (47,005)
                                          ---------    --------     -------          --         ---------
  Net cash used in investing
     activities.........................   (172,628)    (38,273)     (2,443)         --          (213,344)
                                          ---------    --------     -------          --         ---------
  Cash flows from financing activities:
  Repayments on capital lease
     obligations........................    (18,101)     (3,112)       (320)         --           (21,533)
  Advances (to) from parent.............    (76,668)     78,853      (2,185)         --                --
  Other.................................    117,976          --          --          --           117,976
                                          ---------    --------     -------          --         ---------
  Net cash provided by (used in)
     financing activities...............     23,207      75,741      (2,505)         --            96,443
                                          ---------    --------     -------          --         ---------
  Net increase (decrease) in cash and
     cash equivalents...................    (62,641)     63,127         230          --               716
  Cash and cash equivalents at beginning
     of year............................      7,838      (1,820)        (51)         --             5,967
                                          ---------    --------     -------          --         ---------
  Cash and cash equivalents at end of
     year...............................  $ (54,803)   $ 61,307     $   179          $--        $   6,683
                                          =========    ========     =======          ==         =========

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

                                                          52 WEEKS ENDED DECEMBER 26, 1998
                                          -----------------------------------------------------------------
                                           PARENT                     NON-
                                           COMPANY    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          ---------   ----------   ----------   ------------   ------------
                                                                   (IN THOUSANDS)
Net cash provided by (used in) operating
  activities............................  $ 148,865    $ 7,789      $(15,575)        $--        $ 141,079
                                          ---------    -------      --------         --         ---------
Cash flows from investing activities:
  Purchases of property and equipment...   (191,357)    (5,571)       (3,283)        --          (200,211)
  Other.................................     35,551      1,348            --         --            36,899
                                          ---------    -------      --------         --         ---------
Net cash used in investing activities...   (155,806)    (4,223)       (3,283)        --          (163,312)
                                          ---------    -------      --------         --         ---------
Cash flows from financing activities:
  Repayments on capital lease
     obligations........................    (12,470)      (589)         (297)        --           (13,356)
  Advances (to) from parent.............    (10,046)    (8,181)       18,227         --                --
  Other.................................     11,240         --            --         --            11,240
                                          ---------    -------      --------         --         ---------
Net cash provided by (used in) financing
  activities............................    (11,276)    (8,770)       17,930         --            (2,116)
                                          ---------    -------      --------         --         ---------
Net decrease in cash and cash
  equivalents...........................    (18,217)    (5,204)         (928)        --           (24,349)
Cash and cash equivalents at beginning
  of year...............................     26,054      3,385           877         --            30,316
                                          ---------    -------      --------         --         ---------
Cash and cash equivalents at end of
  year..................................  $   7,837    $(1,819)     $    (51)        $--        $   5,967
                                          =========    =======      ========         ==         =========

LEASE AGREEMENTS

     Capital And Operating Leases: We lease certain distribution facilities with terms generally ranging from 20 to 35 years, while lease terms for other operating facilities range from 1 to 15 years. The leases normally provide for minimum annual rentals plus executory costs and usually include provisions for one to five renewal options of five years each.

     We lease company-owned store facilities with terms generally ranging from 15 to 20 years. These agreements normally provide for contingent rentals based on sales performance in excess of specified minimums. The leases usually include provisions for one to four renewal options of two to five years each. Certain equipment is leased under agreements ranging from two to eight years with no renewal options.

     Accumulated amortization related to leased assets under capital leases was $59 million and $38 million at year-end 1999 and 2000, respectively.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     Future minimum lease payment obligations for leased assets under capital leases as of year-end 2000 are set forth below:

                                                             LEASE
                         YEARS                            OBLIGATIONS
                         -----                           --------------
                                                         (IN THOUSANDS)
2001...................................................     $ 37,889
2002...................................................       36,995
2003...................................................       37,187
2004...................................................       37,066
2005...................................................       37,628
Later..................................................      140,308
                                                            --------
Total minimum lease payments...........................      327,073
Less estimated executory costs.........................      (50,042)
                                                            --------
Net minimum lease payments.............................      277,031
Less interest..........................................      (60,237)
                                                            --------
Present value of net minimum lease payments............      216,794
Less current obligations...............................       (9,194)
                                                            --------
Long-term obligations..................................     $207,600
                                                            ========

     Future minimum lease payments required at year-end 2000 under operating leases that have initial noncancelable lease terms exceeding one year are presented in the following table:

                                          FACILITY     FACILITIES    EQUIPMENT      NET
                 YEARS                    RENTALS      SUBLEASED      RENTALS     RENTALS
                 -----                   ----------    ----------    ---------    --------
                                                          (IN THOUSANDS)
2001...................................   $150,123     $ (69,768)     $13,453     $ 93,808
2002...................................    137,987       (60,986)       9,575       86,576
2003...................................    126,293       (53,469)       4,273       77,097
2004...................................    113,833       (45,035)       1,584       70,382
2005...................................     99,759       (40,878)         314       59,195
Later..................................    296,983      (116,352)          --      180,631
                                          --------     ---------      -------     --------
  Total lease payments.................   $924,978     $(386,488)     $29,199     $567,689
                                          ========     =========      =======     ========

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     The following table shows the composition of annual net rental expense under noncancelable operating leases and subleases with initial terms of one year or greater:

                                                       2000        1999        1998
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Operating activity:
  Rental expense...................................  $ 76,118    $ 95,760    $100,238
  Contingent rentals...............................       902       1,329       1,971
  Less sublease income.............................    (9,014)     (9,868)     (7,349)
                                                     --------    --------    --------
                                                       68,006      87,221      94,860
                                                     --------    --------    --------
Financing activity:
  Rental expense...................................    68,747      64,107      70,914
  Less sublease income.............................   (66,757)    (68,442)    (63,920)
                                                     --------    --------    --------
                                                        1,990      (4,335)      6,994
                                                     --------    --------    --------
Net rental expense.................................  $ 69,996    $ 82,886    $101,854
                                                     ========    ========    ========

     We reflect net financing activity, as shown above, as a component of net sales.

     Direct Financing Leases: We lease retail store facilities with terms generally ranging from 15 to 20 years which are subsequently subleased to customers. Most leases provide for a percentage rental based on sales performance in excess of specified minimum rentals. The leases usually contain provisions for one to four renewal options of five years each. The sublease to the customer is normally for an initial five-year term with automatic five-year renewals at our discretion, which corresponds to the length of the initial term of the prime lease.

     The following table shows the future minimum rentals receivable under direct financing leases and future minimum lease payment obligations under capital leases in effect at year-end 2000:

                                                          LEASE
                                                         RENTALS         LEASE
                        YEARS                           RECEIVABLE    OBLIGATIONS
                        -----                           ----------    -----------
                                                             (IN THOUSANDS)
2001..................................................   $ 32,714      $ 30,004
2002..................................................     26,181        29,877
2003..................................................     22,420        28,757
2004..................................................     19,532        27,938
2005..................................................     17,300        27,231
Later.................................................     55,123        92,109
                                                         --------      --------
Total minimum lease payments..........................    173,270       235,916
Less estimated executory costs........................    (14,353)      (20,888)
                                                         --------      --------
Net minimum lease payments............................    158,917       215,028
Less interest.........................................    (43,420)      (32,917)
                                                         --------      --------
Present value of net minimum lease payments...........    115,497       182,111
Less current portion..................................    (13,486)      (12,472)
                                                         --------      --------
Long-term portion.....................................   $102,011      $169,639
                                                         ========      ========

     Contingent rental income and contingent rental expense are not material.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

SHAREHOLDERS' EQUITY

     Fleming offers a Dividend Reinvestment and Stock Purchase Plan which provides shareholders the opportunity to automatically reinvest their dividends in common stock at a 5% discount from market value. Shareholders also may purchase shares at market value by making cash payments up to $5,000 per calendar quarter. Such programs resulted in issuing 31,000 and 54,000 new shares in 2000 and 1999, respectively.

     Our employee stock ownership plan (ESOP) established in 1990 allows substantially all associates to participate. In 1990, the ESOP entered into a note with a bank to finance the purchase of the shares. In 1994, we paid off the note and received a note from the ESOP. The ESOP completed payments of the loan balance to us in 1999.

     We made contributions to the ESOP based on fixed debt service requirements of the ESOP note. Such contributions were approximately $2 million in 1999, $2.5 million in 1998, and $2 million in 1997. The ESOP note was paid off in 1999 therefore there were no contributions in 2000. Dividends used by the ESOP for debt service and interest and compensation expense were not material.

     We issue shares of restricted stock to key employees under plans approved by the stockholders. Periods of restriction and/or performance goals are established for each award.

     The fair value of the restricted stock at the time of the grant is recorded as unearned compensation -- restricted stock which is netted against capital in excess of par within shareholders' equity. Compensation is amortized to expense when earned. At year-end 2000, 363,546 shares remained available for award under all plans.

     Information regarding restricted stock balances is as follows (in thousands):

                                                      2000      1999
                                                     ------    ------
Awarded restricted shares outstanding..............     746       441
                                                     ======    ======
Unearned compensation -- restricted stock..........  $1,232    $3,503
                                                     ======    ======

     We may grant stock options to key employees through stock option plans, providing for the grant of incentive stock options and non-qualified stock options. The stock options have a maximum term of 10 years and have time and/or performance based vesting requirements. At year-end 2000, there were approximately 1,848,000 shares available for grant under the unrestricted stock option plans. Subsequent to year end, approximately 61,500 stock options were granted.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     Stock option transactions for the three years ended December 30, 2000 are as follows:

                                                          WEIGHTED AVERAGE
                                                 SHARES    EXERCISE PRICE     PRICE RANGE
                                                 ------   ----------------   --------------
                                                           (SHARES IN THOUSANDS)
Outstanding, year-end 1997.....................  2,266         $22.65        $16.38 - 38.38
  Granted......................................    550          10.18        $ 9.72 - 18.19
  Exercised....................................     (3)         16.38        $16.38 - 16.38
  Canceled and forfeited.......................   (403)         25.40        $16.38 - 37.06
                                                 -----         ------        --------------
Outstanding, year-end 1998.....................  2,410         $19.35        $ 9.72 - 38.38
  Granted......................................  2,339           9.80        $ 7.53 - 12.25
  Canceled and forfeited.......................   (968)         16.53        $ 7.53 - 38.38
                                                 -----         ------        --------------
Outstanding, year-end 1999.....................  3,781         $14.19        $ 7.53 - 38.38
  Granted......................................  1,586          12.79        $ 8.94 - 17.22
  Exercised....................................    (59)          9.69        $ 7.53 - 11.72
  Canceled and forfeited.......................   (897)         18.13        $ 7.53 - 37.06
                                                 -----         ------        --------------
Outstanding, year-end 2000.....................  4,411         $12.94        $ 7.53 - 38.38
                                                 =====         ======        ==============

     Information regarding options outstanding at year-end 2000 is as follows:

                                                            ALL          OPTIONS
                                                        OUTSTANDING     CURRENTLY
                                                          OPTIONS      EXERCISABLE
                                                        -----------    -----------
                                                          (SHARES IN THOUSANDS)
Option price $28.38 -- $37.06:
  Number of options...................................         3              1
  Weighted average exercise price.....................     28.38          28.38
  Weighted average remaining life in years............         4             --
Option price $19.75 -- $26.44:
  Number of options...................................       413            193
  Weighted average exercise price.....................     24.76          24.54
  Weighted average remaining life in years............         3             --
Option price $7.53 -- $17.50:
  Number of options...................................     3,987          1,142
  Weighted average exercise price.....................     11.63          12.38
  Weighted average remaining life in years............         8             --

     In the event of a change of control, the vesting of all awards will accelerate.

     We apply APB Opinion No. 25 -- Accounting for Stock Issued to Employees, and related Interpretations in accounting for our plans. Total compensation cost recognized in income for stock based employee compensation awards was $3,159,000, $1,388,000 and $3,160,000 for 2000, 1999 and 1998, respectively. If compensation cost had been recognized for the stock-based compensation plans based on fair values of the awards at the grant dates consistent with the method of SFAS No. 123 -- Accounting for Stock-Based Compensation, reported net earnings (loss) and earnings (loss) per share would have been $(124.7) million and $(3.22) for 2000, $(46.6) million and $(1.22) for 1999, and $(511.7) million and $(13.48) for 1998, respectively. The weighted average fair value on the date of grant of the individual options granted during 2000, 1999 and 1998 was estimated at $7.90, $5.08 and $4.82, respectively.

     Significant assumptions used to estimate the fair values of awards using the Black-Scholes option-pricing model with the following weighted average assumptions for 2000, 1999 and 1998 are: risk-free

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

interest rate -- 4.50% to 7.00%; expected lives of options -- 10 years; expected volatility -- 30% to 50%; and expected dividend yield of 0.5% to 0.9%.

ASSOCIATE RETIREMENT PLANS AND POSTRETIREMENT BENEFITS

     Fleming sponsors pension and postretirement benefit plans for substantially all non-union and some union associates.

     Benefit calculations for our defined benefit pension plans are primarily a function of years of service and final average earnings at the time of retirement. Final average earnings are the average of the highest five years of compensation during the last 10 years of employment. We fund these plans by contributing the actuarially computed amounts that meet funding requirements. Substantially all the plans' assets are invested in listed securities, short-term investments, bonds and real estate.

     We also have unfunded nonqualified supplemental retirement plans for selected associates.

     We offer a comprehensive major medical plan to eligible retired associates who meet certain age and years of service requirements. This unfunded defined benefit plan generally provides medical benefits until Medicare insurance commences.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     The following table provides a reconciliation of benefit obligations, plan assets and funded status of the plans mentioned above.

                                                                                   OTHER
                                                    PENSION BENEFITS      POSTRETIREMENT BENEFITS
                                                  --------------------    ------------------------
                                                    2000        1999         2000          1999
                                                  --------    --------    ----------    ----------
                                                                   (IN THOUSANDS)
Change in benefit obligation:
  Balance at beginning of year..................  $375,603    $418,604     $ 15,213      $ 16,503
  Service cost..................................     9,940      14,163          124           177
  Interest cost.................................    28,924      26,511          964         1,020
  Plan participants' contributions..............        --          --          773           837
  Actuarial gain/loss...........................    20,118     (53,098)         604         2,006
  Benefits paid.................................   (29,181)    (30,577)      (4,585)       (5,330)
                                                  --------    --------     --------      --------
Balance at end of year..........................  $405,404    $375,603     $ 13,093      $ 15,213
                                                  ========    ========     ========      ========
Change in plan assets:
  Fair value at beginning of year...............  $331,862    $316,539     $     --      $     --
  Actual return on assets.......................   (10,968)     39,608           --            --
  Employer contribution.........................    28,535       6,292        4,585         5,330
  Benefits paid.................................   (29,181)    (30,577)      (4,585)       (5,330)
                                                  --------    --------     --------      --------
Fair value at end of year.......................  $320,248    $331,862     $     --      $     --
                                                  ========    ========     ========      ========
Funded status...................................  $(85,156)   $(43,741)    $(13,093)     $(15,213)
  Unrecognized actuarial loss...................   109,585      53,401        5,937         5,564
  Unrecognized prior service cost...............       899       1,190           --            --
  Unrecognized net transition asset.............       (53)       (320)          --            --
                                                  --------    --------     --------      --------
Net amount recognized...........................  $ 25,275    $ 10,530     $ (7,156)     $ (9,649)
                                                  ========    ========     ========      ========
Amounts recognized in the consolidated balance
  sheet:
  Prepaid benefit cost..........................  $  8,302    $ 26,314     $     --      $     --
  Accrued benefit liability.....................   (52,181)    (33,028)      (7,156)       (9,649)
  Intangible asset..............................       773         958           --            --
  Accumulated other comprehensive income........    68,381      16,286           --            --
                                                  --------    --------     --------      --------
Net amount recognized...........................  $ 25,275    $ 10,530     $ (7,156)     $ (9,649)
                                                  ========    ========     ========      ========

     The following assumptions were used for the plans mentioned above.

                                                                                OTHER
                                                                            POSTRETIREMENT
                                                        PENSION BENEFITS       BENEFITS
                                                        ----------------    --------------
                                                         2000      1999     2000     1999
                                                        ------    ------    -----    -----
Discount rate.........................................   7.50%     7.50%    7.50%    7.50%
Expected return on plan assets........................   9.00%     9.50%      --       --
Rate of compensation increase.........................   4.50%     4.00%      --       --

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     Net periodic pension and other postretirement benefit costs include the following components:

                                                                                     OTHER
                                                  PENSION BENEFITS          POSTRETIREMENT BENEFITS
                                           ------------------------------   ------------------------
                                             2000       1999       1998      2000     1999     1998
                                           --------   --------   --------   ------   ------   ------
                                                                (IN THOUSANDS)
Service cost.............................  $  9,940   $ 14,163   $ 12,981   $  124   $  177   $  139
Interest cost............................    28,924     26,511     25,334      964    1,020    1,052
Expected return on plan assets...........   (29,527)   (29,257)   (25,234)      --       --       --
Amortization of actuarial loss...........     4,429     11,134      9,105      231      222       --
Amortization of prior service cost.......       292        291        354       --       --       --
Amortization of net transition asset.....      (268)      (268)      (268)      --       --       --
                                           --------   --------   --------   ------   ------   ------
Net periodic benefit cost................  $ 13,790   $ 22,574   $ 22,272   $1,319   $1,419   $1,191
                                           ========   ========   ========   ======   ======   ======

     The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $405 million, $370 million, and $320 million, respectively, as of December 30, 2000, and $376 million, $341 million, and $332 million, respectively, as of December 25, 1999.

     For measurement purposes in 2000 and 1999, a 9.0% annual rate of increase in the per capita cost of covered medical care benefits was assumed. The rate was assumed to remain constant for both the measurement year and following year, then grade down by 0.5% per year until reaching 5.0%, then remain constant thereafter. For the 2000 and 1999 measurement years, the ultimate trend rate was realized at the year 2009 and 2008, respectively.

     The effect of a one-percentage point increase in assumed medical cost trend rates would have increased the accumulated postretirement benefit obligation as of December 31, 2000 from $13.0 to $13.8 million, and increased the total of the service cost and interest cost components of the net periodic cost from $1.09 million to $1.14 million. The effect of a one-percentage point decrease in assumed medical cost trend rates would have decreased the accumulated postretirement benefit obligation as of December 31, 2000 from $13.0 to $12.5 million, and decreased the total of the service cost and interest cost components of the net periodic cost from $1.09 million to $1.04 million.

     In some of the retail operations, contributory profit sharing plans were maintained for associates who meet certain types of employment and length of service requirements. These plans were discontinued at the beginning of 2000. Contributions under these defined contribution plans were made at the discretion of the Board of Directors and totaled $3 million in both 1999 and 1998.

     Beginning in 2000, we changed our benefit plans to offer a matching 401(k) plan to associates in addition to the pension plan previously offered. The pension plan was continued, but with a reduced benefit formula. The new plan was also offered to an increased number of associates. Under the plan, we annually commit to a minimum funding into the plan, match 100% of the first 2% of the employee's contribution, and match 25% of the next 4% of the employee's contribution for a maximum match contribution of 3% of the employee's base salary.

     Certain associates have pension and health care benefits provided under collectively bargained multi-employer agreements. Expenses for these benefits were $76 million, $77 million and $80 million for 2000, 1999 and 1998, respectively.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

SUPPLEMENTAL CASH FLOWS INFORMATION

                                                       2000        1999        1998
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Acquisitions:
  Fair value of assets acquired....................  $ 18,529    $ 78,607    $ 32,080
  Less:
  Liabilities assumed or created...................    11,181          --       1,792
  Cash acquired....................................        28         167          63
                                                     --------    --------    --------
     Cash paid, net of cash acquired...............  $  7,320    $ 78,440    $ 30,225
                                                     ========    ========    ========
Cash paid during the year for:
  Interest, net of amounts capitalized.............  $175,246    $165,676    $182,449
                                                     ========    ========    ========
  Income taxes, net of refunds.....................  $(71,529)   $ 14,863    $ 23,822
                                                     ========    ========    ========
Direct financing leases and related obligations....  $ 47,195    $ 45,645    $  9,349
                                                     ========    ========    ========
Property and equipment additions by capital
  leases...........................................  $ 32,660    $ 45,220    $ 70,684
                                                     ========    ========    ========

CONTINGENCIES

     In accordance with applicable accounting standards, we record a charge reflecting contingent liabilities (including those associated with litigation matters) when we determine that a material loss is "probable" and either "quantifiable" or "reasonably estimable." Additionally, we disclose material loss contingencies when the likelihood of a material loss is deemed to be greater than "remote" but less than "probable." Set forth below is information regarding certain material loss contingencies:

     Class Action Suits. In 1996, we and certain of our present and former officers and directors were named as defendants in nine purported class action suits filed by certain stockholders and one purported class action suit filed by two noteholders. All cases were filed in the United States District Court for the Western District of Oklahoma. In 1997, the court consolidated the stockholder cases; the noteholder case was also consolidated, but only for pre-trial purposes. The plaintiffs in the consolidated cases sought undetermined but significant damages, and asserted liability for our alleged "deceptive business practices," and our alleged failure to properly account for and disclose the contingent liability created by the David's Supermarkets litigation, a lawsuit we settled in April 1997 in which David's sued us for allegedly overcharging for products. The plaintiffs claimed that these alleged practices led to the David's litigation and to other material contingent liabilities, caused us to change our manner of doing business at great cost and loss of profit and materially inflated the trading price of our common stock.

     During 1998 the complaint in the noteholder case was dismissed, and during 1999 the complaint in the consolidated stockholder case was also dismissed, each without prejudice. The court gave the plaintiffs the opportunity to restate their claims in each case, and they did so in amended complaints. We again filed motions to dismiss all claims in both cases. On February 4, 2000, the court dismissed the amended complaint in the stockholder case with prejudice. The stockholder plaintiffs filed a notice of appeal on March 3, 2000, and briefing is presently under way in the Court of Appeals for the Tenth Circuit. On August 1, 2000, the court dismissed the claims in the noteholder complaint alleging violations of the Securities Exchange Act of 1934, but the court determined that the noteholder plaintiffs have stated a claim under Section 11 of the Securities Act of 1933. On September 15, 2000, defendants filed a motion to allow an immediate appeal of the court's denial of their motion to dismiss plaintiffs' claim under Section 11. That motion was denied on January 8, 2001. The case was set for a status and scheduling conference on January 30, 2001. The court has entered an order setting this case for trial in October 2001.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     Based upon some preliminary assumptions, plaintiffs' economic experts in the noteholder case have estimated "baseline" damages to be approximately $10 million and pre-judgment interest of approximately $3 million.

     In 1997, we won a declaratory judgment against certain of our insurance carriers regarding policies issued to us for the benefit of our officers and directors. On motion for summary judgment, the court ruled that our exposure, if any, under the class action suits is covered by D&O policies written by the insurance carriers, aggregating $60 million in coverage, and that the "larger settlement rule" will apply to the case. According to the trial court, under the larger settlement rule, a D&O insurer is liable for the entire amount of coverage available under a policy even if there is some overlap in the liability created by the insured individuals and the uninsured corporation. If a corporation's liability is increased by uninsured parties beyond that of the insured individuals, then that portion of the liability is the sole obligation of the corporation. The court also held that allocation is not available to the insurance carriers as an affirmative defense. The insurance carriers appealed. In 1999, the appellate court affirmed the decision that the class actions were covered by D&O policies aggregating $60 million in coverage but reversed the trial court's decision as to allocation as being premature.

     We intend to vigorously defend against the claims in these class action suits and pursue the issue of insurance discussed above, but we cannot predict the outcome of the cases. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.

     Don's United Super (and related cases). We and two of our retired executives have been named in a suit filed in 1998 in the United States District Court for the Western District of Missouri by several current and former customers of the company (Don's United Super, et al. v. Fleming, et al.). The 18 plaintiffs operate retail grocery stores in the St. Joseph and Kansas City metropolitan areas. The plaintiffs in this suit allege product overcharges, breach of contract, breach of fiduciary duty, misrepresentation, fraud and RICO violations, and they are seeking actual, punitive and treble damages, as well as a declaration that certain contracts are voidable at the option of the plaintiffs.

     During the fourth quarter of 1999, plaintiffs produced reports of their expert witnesses calculating alleged actual damages of approximately $112 million. During the first quarter of 2000, plaintiffs revised a portion of these damage calculations, and although it is not clear what the precise damage claim will be, it appears that plaintiffs will claim approximately $120 million, exclusive of any punitive or treble damages.

     On May 2, 2000, the court granted partial summary judgment to the defendants, holding that plaintiffs' breach of contract claims that relate to events that occurred more than four years before the filing of the litigation are barred by limitations, and that plaintiffs' fraud claims based upon fraudulent inducement that occurred more than 15 years before the filing of the lawsuit likewise are barred. It is unclear what impact, if any, these rulings may have on the damage calculations of the plaintiffs' expert witnesses.

     The court has set August 13, 2001 as the date on which trial of the Don's case will commence.

     In October 1998, we and the same two retired executives were named in a suit filed by another group of retailers in the same court as the Don's suit (Coddington Enterprises, Inc., et al. v. Fleming, et al.). Currently, 16 plaintiffs are asserting claims in the Coddington suit, all but one of which have arbitration agreements with us. The plaintiffs assert claims virtually identical to those set forth in the Don's suit, and although plaintiffs have not yet quantified the damages in their pleadings, it is anticipated that they will claim actual damages approximating the damages claimed in the Don's suit.

     In July 1999, the court ordered two of the plaintiffs in the Coddington case to arbitration, and otherwise denied arbitration as to the remaining plaintiffs. We have appealed the district court's denial of

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

arbitration to the Eighth Circuit Court of Appeals. The two plaintiffs who were ordered to arbitration have filed motions asking the district court to reconsider the arbitration ruling.

     Two other cases had been filed before the Don's case in the same district court (R&D Foods, Inc., et al. v. Fleming, et al.; and Robandee United Super, Inc., et al. v. Fleming, et al.) by 10 customers, some of whom are also plaintiffs in the Don's case. The earlier two cases, which principally seek an accounting of our expenditure of certain joint advertising funds, have been consolidated. All proceedings in these cases have been stayed pending the arbitration of the claims of those plaintiffs who have arbitration agreements with us.

     In March 2000, we and one former executive were named in a suit filed in the United States District Court for the Eastern District of Missouri by current and former customers that operated five retail grocery stores in and around Kansas City, Missouri, and four retail grocery stores in and around Phoenix, Arizona (J&A Foods, Inc., et al. v. Dean Werries and Fleming Companies, Inc.). The plaintiffs have alleged product overcharges, fraudulent misrepresentation, fraudulent nondisclosure and concealment, breach of contract, breach of duty of good faith and fair dealing and RICO violations, and they are seeking actual, punitive and treble damages, as well as other relief. The damages have not been quantified by the plaintiffs; however, we anticipate that substantial damages will be claimed.

     On August 8, 2000, the Judicial Panel on Multidistrict Litigation granted our motion and ordered the related Missouri cases (Don's United Super, Coddington Enterprises, Inc., and J&A Foods, Inc.) and the Storehouse Markets case (described below) transferred to the Western District of Missouri for coordinated or consolidated pre-trial proceedings.

     We intend to vigorously defend against the claims in these related cases but we are currently unable to predict the outcome of the cases. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.

     On March 2, 2001, the court ordered the parties in the Missouri cases, the Storehouse Markets cases and the Welsh case to mediate the dispute within 45 days of the order.

     Storehouse Markets. In 1998, we and one of our former division officers were named in a suit filed in the United States District Court for the District of Utah by several current and former customers of the company (Storehouse Markets, Inc., et al. v. Fleming Companies, Inc., et al.). The plaintiffs have alleged product overcharges, fraudulent misrepresentation, fraudulent nondisclosure and concealment, breach of contract, breach of duty of good faith and fair dealing and RICO violations, and they are seeking actual, punitive and treble damages. The plaintiffs have made these claims on behalf of a class that would purportedly include current and former customers of our Salt Lake City division covering a four-state region. On June 12, 2000, the court entered an order certifying the case as a class action. On July 11, 2000, the United States Court of Appeals for the Tenth Circuit granted our request for permission to appeal the class certification order, and we are pursuing that appeal on an expedited basis. Oral argument of the appeal is set for March 14, 2001.

     On August 8, 2000, the Judicial Panel on Multidistrict Litigation granted our motion and ordered the Storehouse Markets case and the related Missouri cases (described above) transferred to the Western District of Missouri for coordinated or consolidated pre-trial proceedings.

     Damages have not been quantified by the plaintiffs; however, we anticipate that substantial damages will be claimed. We intend to vigorously defend against these claims but we cannot predict the outcome of the case. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.

                            FLEMING COMPANIES, INC.

FOR THE YEARS ENDED DECEMBER 30, 2000, DECEMBER 25, 1999, AND DECEMBER 26, 1998

     On March 2, 2001, the court ordered the parties in the Missouri cases, the Storehouse Markets cases and the Welsh case to mediate the dispute within 45 days of the order.

     Welsh. In April 2000, the operators of two grocery stores in Van Horn and Marfa, Texas filed an amended complaint in the United States District Court for the Western District of Texas, Pecos Division (Welsh v. Fleming Foods of Texas, L.P.). The amended complaint alleges product overcharges, breach of contract, fraud, conversion, breach of fiduciary duty, negligent misrepresentation and breach of the Texas Deceptive Trade Practices Act. The amended complaint seeks unspecified actual damages, punitive damages, attorneys' fees and pre-judgment and post-judgment interest. Pursuant to the order of the Judicial Panel on Multidistrict Litigation, the Welsh case has been transferred to the Western District of Missouri for pre-trial proceedings. No trial date has been set in this case.

     On March 2, 2001, the court ordered the parties in the Missouri cases, the Storehouse Markets cases and the Welsh case to mediate the dispute within 45 days of the order.

     Other. Our facilities and operations are subject to various laws, regulations and judicial and administrative orders concerning protection of the environment and human health, including provisions regarding the transportation, storage, distribution, disposal or discharge of certain materials. In conformity with these provisions, we have a comprehensive program for testing, removal, replacement or repair of our underground fuel storage tanks and for site remediation where necessary. We have established reserves that we believe will be sufficient to satisfy the anticipated costs of all known remediation requirements.

     We and others have been designated by the U.S. Environmental Protection Agency and by similar state agencies as potentially responsible parties under the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, or similar state laws, as applicable, with respect to EPA-designated Superfund sites. While liability under CERCLA for remediation at these sites is generally joint and several with other responsible parties, we believe that, to the extent we are ultimately determined to be liable for the expense of remediation at any site, such liability will not result in a material adverse effect on our consolidated financial position or results of operations. We are committed to maintaining the environment and protecting natural resources and human health and to achieving full compliance with all applicable laws, regulations and orders.

     We are a party to or threatened with various other litigation and contingent loss situations arising in the ordinary course of our business including: disputes with customers and former customers; disputes with owners and former owners of financially troubled or failed customers; disputes with landlords and former landlords; disputes with employees and former employees regarding labor conditions, wages, workers' compensation matters and alleged discriminatory practices; disputes with insurance carriers; tax assessments and other matters, some of which are for substantial amounts. Except as noted herein, we do not believe that any such claim will have a material adverse effect on us.

                            FLEMING COMPANIES, INC.



                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS


           FOR THE 16 WEEKS ENDED APRIL 21, 2001, AND APRIL 15, 2000


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                 2001          2000
                                                              ----------    ----------
Net sales...................................................  $4,161,191    $4,331,498
Costs and expenses:
  Cost of sales.............................................   3,794,947     3,914,824
  Selling and administrative................................     317,313       372,307
  Interest expense..........................................      57,502        53,101
  Interest income...........................................      (9,272)       (9,505)
  Equity investment results.................................         351         1,891
  Impairment/restructuring charge (credit)..................     (26,859)       42,145
                                                              ----------    ----------
     Total costs and expenses...............................   4,133,982     4,374,763
                                                              ----------    ----------
Income (loss) before taxes..................................      27,209       (43,265)
Taxes on income (loss)......................................      11,743       (17,392)
                                                              ----------    ----------
Income (loss) before extraordinary charge...................      15,466       (25,873)
Extraordinary charge from early retirement of debt (net of
  taxes)....................................................      (3,469)           --
                                                              ----------    ----------
Net income(loss)............................................  $   11,997    $  (25,873)
                                                              ==========    ==========
Basic net income (loss) per share:
  Income (loss) before extraordinary charge.................  $      .39    $     (.67)
  Extraordinary charge from early retirement of debt (net of
     taxes).................................................        (.09)           --
                                                              ----------    ----------
  Net income (loss).........................................  $      .30    $     (.67)
Diluted net income (loss) per share:
  Income (loss) before extraordinary charge.................  $      .37    $     (.67)
  Extraordinary charge from early retirement of debt (net of
     taxes).................................................        (.08)           --
                                                              ----------    ----------
  Net income (loss).........................................  $      .29    $     (.67)
Dividends paid per share....................................  $      .02    $      .02
Weighted average shares outstanding:
  Basic.....................................................      40,190        38,515
  Diluted...................................................      42,245        38,515
                                                              ==========    ==========



See notes to consolidated condensed financial statements and independent accountants' review report.

                            FLEMING COMPANIES, INC.



                     CONSOLIDATED CONDENSED BALANCE SHEETS


                                 (IN THOUSANDS)



                                     ASSETS



                                                              APRIL 21,     DECEMBER 30,
                                                                 2001           2000
                                                              ----------    ------------
Current assets:
  Cash and cash equivalents.................................  $   27,273     $   30,380
  Receivables, net..........................................     490,671        509,045
  Inventories...............................................     779,249        831,265
  Assets held for sale......................................      58,975        165,800
  Other current assets......................................      78,497         86,583
                                                              ----------     ----------
     Total current assets...................................   1,434,665      1,623,073
Investments and notes receivable, net.......................     102,195        104,467
Investment in direct financing leases.......................      98,372        102,011
Property and equipment......................................   1,387,036      1,370,430
  Less accumulated depreciation and amortization............    (691,518)      (653,973)
                                                              ----------     ----------
Net property and equipment..................................     695,518        716,457
Deferred income taxes.......................................     122,877        139,852
Other assets................................................     212,083        172,632
Goodwill, net...............................................     510,518        544,319
                                                              ----------     ----------
     Total assets...........................................  $3,176,228     $3,402,811
                                                              ==========     ==========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  730,081     $  943,279
  Current maturities of long-term debt......................      36,171         38,171
  Current obligations under capital leases..................      20,299         21,666
  Other current liabilities.................................     197,914        229,272
                                                              ----------     ----------
     Total current liabilities..............................     984,465      1,232,388
Long-term debt..............................................   1,239,427      1,232,400
Long-term obligations under capital leases..................     339,988        377,239
Other liabilities...........................................     118,454        133,592
Commitments and contingencies
Shareholders' equity:
  Common stock, $2.50 par value per share...................     109,272         99,044
  Capital in excess of par value............................     558,122        513,645
  Reinvested earnings (deficit).............................    (132,471)      (144,468)
  Accumulated other comprehensive income -- additional
     minimum pension liability..............................     (41,029)       (41,029)
                                                              ----------     ----------
     Total shareholders' equity.............................     493,894        427,192
                                                              ----------     ----------
     Total liabilities and shareholders' equity.............  $3,176,228     $3,402,811
                                                              ==========     ==========



See notes to consolidated condensed financial statements and independent accountants' review report.

                            FLEMING COMPANIES, INC.



                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS


           FOR THE 16 WEEKS ENDED APRIL 21, 2001, AND APRIL 15, 2000


                                 (IN THOUSANDS)



                                                                2001         2000
                                                              ---------    ---------
Cash flows from operating activities:
  Net earnings (loss).......................................  $  11,997    $ (25,873)
  Adjustments to reconcile net earnings (loss) to net cash
     provided by operating activities:
     Depreciation and amortization..........................     50,667       53,749
     Amortization costs in interest expense.................      2,180        1,496
     Credit losses..........................................      4,517        7,698
     Deferred income taxes..................................     10,996        8,208
     Gain/loss on sale of business..........................     (1,542)          --
     Equity investment results..............................        351        1,891
     Impairment/restructuring and related charges, net of
      impairment credit (not in other lines)................     (1,899)      59,322
     Cash payments on impairment/restructuring and related
      charges...............................................    (22,904)     (41,081)
     Cost of early debt retirement..........................      5,787           --
     Change in assets and liabilities:
       Receivables..........................................     12,556       47,639
       Inventories..........................................     (2,572)     129,927
       Accounts payable.....................................   (213,201)    (192,306)
       Other assets and liabilities.........................     24,826        3,592
     Other adjustments, net.................................      2,168          384
                                                              ---------    ---------
Net cash provided by (used in) operating activities.........   (116,073)      54,646
                                                              ---------    ---------
Cash flows from investing activities:
  Collections on notes receivable...........................      9,127        9,021
  Notes receivable funded...................................     (7,585)      (5,710)
  Purchase of property and equipment........................    (48,173)     (38,498)
  Proceeds from sale of property and equipment..............     15,968        7,627
  Investments in customers..................................         --       (1,514)
  Proceeds from sale of investment..........................         --        2,616
  Proceeds from sale of businesses..........................    111,088       36,952
  Other investing activities................................      3,373        3,753
                                                              ---------    ---------
Net cash provided by investing activities...................     83,798       14,247
                                                              ---------    ---------
Cash flows from financing activities:
  Proceeds from long-term borrowings........................    615,602       60,000
  Principal payments on long-term debt......................   (610,575)    (107,251)
  Payments on cost of debt..................................    (21,050)          --
  Principal payments on capital lease obligations...........     (5,416)      (6,982)
  Proceeds from sale of common stock........................     51,392          151
  Dividends paid............................................       (785)        (775)
                                                              ---------    ---------
Net cash provided by (used in) financing activities.........     29,168      (54,857)
                                                              ---------    ---------
Net change in cash and cash equivalents.....................     (3,107)      14,036
Cash and cash equivalents, beginning of period..............     30,380        6,683
Cash and cash equivalents, end of period....................  $  27,273    $  20,719
                                                              =========    =========
Supplemental information:
  Cash paid for interest....................................  $  43,422    $  41,333
  Cash refunded for taxes...................................  $  (5,949)   $ (50,491)
                                                              =========    =========



See notes to consolidated condensed financial statements and independent accountants' review report.

                            FLEMING COMPANIES, INC.



              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



     1. The consolidated condensed balance sheet as of April 21, 2001, and the consolidated condensed statements of operations and cash flows for the 16 weeks ended April 21, 2001 and April 15, 2000, have been prepared by Fleming without audit. In our opinion, all adjustments necessary to present fairly the financial position at April 21, 2001, and the results of operations and cash flows for the periods presented have been made. All such adjustments are of a normal, recurring nature except as disclosed. Both basic and diluted income (loss) per share are computed based on net income (loss) divided by weighted average shares as appropriate for each calculation.



     The preparation of the consolidated condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



     Certain reclassifications have been made to prior year amounts to conform to current year classifications, including the reclassification of net sales and cost of goods due to the adoption of SAB No. 101 and EITF 99-19 in the fourth quarter of 2000.



     2. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and related notes included in our annual report on Form 10-K.



     3. The LIFO method of inventory valuation is used for determining the cost of most grocery and certain perishable inventories. The excess of current cost of LIFO inventories over their stated value was $59 million at April 21, 2001 ($4 million of which is recorded in assets held for sale in current assets), and $58 million at December 30, 2000 ($13 million of which is recorded in assets held for sale in current assets).

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



     4. Sales and operating earnings for our distribution and retail segments are presented below.



                                                           FOR THE 16 WEEKS ENDED
                                                          ------------------------
                                                          APRIL 21,      APRIL 15,
                                                            2001           2000
                                                          ---------      ---------
                                                              ($ IN MILLIONS)
Sales:
  Distribution..........................................   $3,743         $3,842
  Intersegment elimination..............................     (426)          (572)
                                                           ------         ------
  Net distribution......................................    3,317          3,270
  Retail................................................      844          1,061
                                                           ------         ------
     Total sales........................................   $4,161         $4,331
                                                           ======         ======
Operating earnings:
  Distribution..........................................   $  109         $   83
  Retail................................................       16             12
  Support services......................................      (76)           (51)
                                                           ------         ------
     Total operating earnings...........................       49             44
Interest expense........................................      (58)           (53)
Interest income.........................................        9             10
Equity investment results...............................       --             (2)
Impairment/restructuring (charge)credit.................       27            (42)
                                                           ------         ------
Income (loss) before taxes..............................   $   27         $  (43)
                                                           ======         ======



     General support services expenses are not allocated to distribution and retail segments. The transfer pricing between segments is at cost.



     Kmart Corporation, our largest customer, represented 10% of our total net sales during the first quarter of 2001, and just under 10% in the first quarter of 2000.



     5. Our comprehensive income for the 16 weeks ended April 21, 2001, totaled $12.0 million and our comprehensive loss for the 16 weeks ended April 15, 2000, totaled $25.9 million. The comprehensive income and loss in 2001 and 2000, respectively, were comprised only of the reported net income and loss.



     6. In accordance with applicable accounting standards, we record a charge reflecting contingent liabilities (including those associated with litigation matters) when we determine that a material loss is "probable" and either "quantifiable" or "reasonably estimable." Additionally, we disclose material loss contingencies when the likelihood of a material loss is deemed to be greater than "remote" but less than "probable." Set forth below is information regarding certain material loss contingencies:



     Class Action Suits. In 1996, we and certain of our present and former officers and directors were named as defendants in nine purported class action suits filed by certain stockholders and one purported class action suit filed by two noteholders. All cases were filed in the United States District Court for the Western District of Oklahoma. In 1997, the court consolidated the stockholder cases; the noteholder case was also consolidated, but only for pre-trial purposes. The plaintiffs in the consolidated cases sought undetermined but significant damages, and asserted liability for our alleged "deceptive business practices," and our alleged failure to properly account for and disclose the contingent liability created by the David's Supermarkets case, a lawsuit we settled in April 1997 in which David's sued us for allegedly overcharging for products. The plaintiffs claimed that these alleged practices led to the David's case and to other

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



material contingent liabilities, caused us to change our manner of doing business at great cost and loss of profit and materially inflated the trading price of our common stock.



     During 1998 the complaint in the noteholder case was dismissed, and during 1999 the complaint in the consolidated stockholder case was also dismissed, each without prejudice. The court gave the plaintiffs the opportunity to restate their claims in each case, and they did so in amended complaints. We again filed motions to dismiss all claims in both cases. On February 4, 2000, the court dismissed the amended complaint in the stockholder case with prejudice. The stockholder plaintiffs filed a notice of appeal on March 3, 2000. Briefing is complete in the Court of Appeals for the Tenth Circuit, and oral argument was conducted on May 15, 2001. The Tenth Circuit has not yet issued an opinion.



     On August 1, 2000, the court dismissed the claims in the noteholder complaint alleging violations of the Securities Exchange Act of 1934, but the court determined that the noteholder plaintiffs had stated a claim under Section 11 of the Securities Act of 1933. On September 15, 2000, defendants filed a motion to allow an immediate appeal of the court's denial of their motion to dismiss plaintiffs' claim under Section 11. That motion was denied on January 8, 2001. The case was set for a status and scheduling conference on January 30, 2001. The court has entered an order setting this case for trial in October 2001.



     On April 30, 2001, a Memorandum of Understanding was signed which provides, among other things, for the parties in the noteholder case to proceed to agree on a Settlement Agreement which will include a payment by defendants and our insurer of $2.5 million in full satisfaction of the claim. The settlement will require court and class approval.



     In 1997, we won a declaratory judgment against certain of our insurance carriers regarding policies issued to us for the benefit of our officers and directors. On motion for summary judgment, the court ruled that our exposure, if any, under the class action suits is covered by D&O policies written by the insurance carriers, aggregating $60 million in coverage, and that the "larger settlement rule" will apply to the case. According to the trial court, under the larger settlement rule, a D&O insurer is liable for the entire amount of coverage available under a policy even if there is some overlap in the liability created by the insured individuals and the uninsured corporation. If a corporation's liability is increased by uninsured parties beyond that of the insured individuals, then that portion of the liability is the sole obligation of the corporation. The court also held that allocation is not available to the insurance carriers as an affirmative defense. The insurance carriers appealed. In 1999, the appellate court affirmed the decision that the class actions were covered by D&O policies aggregating $60 million in coverage but reversed the trial court's decision as to allocation as being premature.



     We intend to vigorously defend any remaining claims in these class action suits and pursue the issue of insurance discussed above, but we cannot predict the outcome of the cases. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.



     Don's United Super (and related cases). We and two of our retired executives have been named in a suit filed in 1998 in the United States District Court for the Western District of Missouri by several of our current and former customers (Don's United Super, et al. v. Fleming, et al.). The 19 plaintiffs operate retail grocery stores in the St. Joseph and Kansas City metropolitan areas. The plaintiffs in this suit allege product overcharges, breach of contract, breach of fiduciary duty, misrepresentation, fraud and RICO violations, and they are seeking actual, punitive and treble damages, as well as a declaration that certain contracts are voidable at the option of the plaintiffs.



     During the fourth quarter of 1999, plaintiffs produced reports of their expert witnesses calculating alleged actual damages of approximately $112 million. During the first quarter of 2000, plaintiffs revised a portion of these damage calculations, and although it is not clear what the precise damage claim will be, it appears that plaintiffs will claim approximately $120 million, exclusive of any punitive or treble damages.

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



     On May 2, 2000, the court granted partial summary judgment to the defendants, holding that plaintiffs' breach of contract claims that relate to events that occurred more than four years before the filing of the litigation are barred by limitations, and that plaintiffs' fraud claims based upon fraudulent inducement that occurred more than 15 years before the filing of the lawsuit likewise are barred. It is unclear what impact, if any, these rulings may have on the damage calculations of the plaintiffs' expert witnesses.



     The court has set August 13, 2001 as the date on which trial of the Don's case will commence.



     In October 1998, we and the same two retired executives were named in a suit filed by another group of retailers in the same court as the Don's case (Coddington Enterprises, Inc., et al. v. Fleming, et al.). Currently, 16 plaintiffs are asserting claims in the Coddington case, all but one of which have arbitration agreements with us. The plaintiffs assert claims virtually identical to those set forth in the Don's case, and although plaintiffs have not yet quantified the damages in their pleadings, it is anticipated that they will claim actual damages approximating the damages claimed in the Don's case.



     In July 1999, the court ordered two of the plaintiffs in the Coddington case to arbitration, and otherwise denied arbitration as to the remaining plaintiffs. We have appealed the court's denial of arbitration to the United States Court of Appeals for the Eighth Circuit. The two plaintiffs that were ordered to arbitration have filed motions asking the court to reconsider the arbitration ruling.



     Two other cases had been filed before the Don's case in the same court (R&D Foods, Inc., et al. v. Fleming, et al.; and Robandee United Super, Inc., et al.
v. Fleming, et al.) by 10 customers, some of whom are also plaintiffs in the Don's case. The earlier two cases, which principally seek an accounting of our expenditure of certain joint advertising funds, have been consolidated. All proceedings in these cases have been stayed pending the arbitration of the claims of those plaintiffs who have arbitration agreements with us.



     In March 2000, we and one former executive were named in a suit filed in the United States District Court for the Western District of Missouri by current and former customers that operated five retail grocery stores in and around Kansas City, Missouri, and four retail grocery stores in and around Phoenix, Arizona (J&A Foods, Inc., et al. v. Dean Werries and Fleming Companies, Inc.). The plaintiffs have alleged product overcharges, fraudulent misrepresentation, fraudulent nondisclosure and concealment, breach of contract, breach of duty of good faith and fair dealing and RICO violations, and they are seeking actual, punitive and treble damages, as well as other relief. The damages have not been quantified by the plaintiffs; however, we anticipate that substantial damages will be claimed.



     On August 8, 2000, the Judicial Panel on Multidistrict Litigation granted our motion and ordered the related Missouri cases (Don's United Super, Coddington Enterprises, Inc. and J&A Foods, Inc.) and the Storehouse Markets case (described below) transferred to the United States District Court for the Western District of Missouri for coordinated or consolidated pre-trial proceedings.



     On March 2, 2001, the court ordered the parties in the related Missouri cases, the Storehouse Markets case and the Welsh case (described below)to mediate their claims within 45 days of the order. On April 9 -- 11, 2001, the parties to the related Missouri cases participated in a mediation process held in Kansas City, Missouri pursuant to the court's order. Although the precise details of the mediation are subject to a confidentiality agreement among the parties and may not be disclosed, the mediation confirmed our expectation that the plaintiffs in the Don's and related cases will claim substantial damages. In addition, based on discussions with plaintiffs' counsel during the mediation, it appears unlikely that these related cases will be resolved before trial.

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



     We intend to vigorously defend against the claims in these related cases, but we are currently unable to predict the outcome of the cases. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.



     Storehouse Markets. In 1998, we and one of our former division officers were named in a suit filed in the United States District Court for the District of Utah by several of our current and former customers (Storehouse Markets, Inc., et al. v. Fleming Companies, Inc., et al.). The plaintiffs have alleged product overcharges, fraudulent misrepresentation, fraudulent nondisclosure and concealment, breach of contract, breach of duty of good faith and fair dealing and RICO violations, and they are seeking actual, punitive and treble damages. Damages have not been quantified by the plaintiffs; however, we anticipate that substantial damages will be claimed.



     The plaintiffs have made these claims on behalf of a class that would purportedly include current and former customers of our Salt Lake City division covering a four-state region. On June 12, 2000, the court entered an order certifying the case as a class action. On July 11, 2000, the United States Court of Appeals for the Tenth Circuit granted our request for a discretionary appeal of the class certification order, and we are pursuing that appeal on an expedited basis.



     On August 8, 2000, the Judicial Panel on Multidistrict Litigation granted our motion and ordered the Storehouse Markets case and the related Missouri cases (described above) transferred to the United States District Court for the Western District of Missouri for coordinated or consolidated pre-trial proceedings.



     On March 2, 2001, the court ordered the parties in the related Missouri cases, the Storehouse Markets case and the Welsh case to mediate their claims within 45 days of the order. On April 9 - 11, 2001, the parties to the Storehouse case participated in a mediation process held in Kansas City, Missouri pursuant to the court's order. Although the precise details of the mediation are subject to a confidentiality agreement among the parties and may not be disclosed, the mediation confirmed our expectation that the plaintiffs in Storehouse will claim substantial damages.



     We intend to vigorously defend against these claims, but we cannot predict the outcome of the case. An unfavorable outcome could have a material adverse effect on our financial condition and prospects.



     Welsh. In April 2000, the operators of two grocery stores in Van Horn and Marfa, Texas filed an amended complaint in the United States District Court for the Western District of Texas, Pecos Division (Welsh v. Fleming Foods of Texas, L.P.). The amended complaint alleges product overcharges, breach of contract, fraud, conversion, breach of fiduciary duty, negligent misrepresentation and breach of the Texas Deceptive Trade Practices Act. The amended complaint seeks unspecified actual damages, punitive damages, attorneys' fees and pre-judgment and post-judgment interest. Pursuant to the order of the Judicial Panel on Multidistrict Litigation, the Welsh case has been transferred to the Western District of Missouri for pre-trial proceedings. No trial date has been set in this case.



     On March 2, 2001, the court ordered the parties in the related Missouri cases, the Storehouse Markets case and the Welsh case to mediate their claims within 45 days of the order. The parties in the Welsh case have not yet mediated their claims.



     Other. Our facilities and operations are subject to various laws, regulations and judicial and administrative orders concerning protection of the environment and human health, including provisions regarding the transportation, storage, distribution, disposal or discharge of certain materials. In conformity with these provisions, we have a comprehensive program for testing, removal, replacement or repair of our underground fuel storage tanks and for site remediation where necessary. We have established reserves that we believe will be sufficient to satisfy the anticipated costs of all known remediation requirements.

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



     We and others have been designated by the U.S. Environmental Protection Agency and by similar state agencies as potentially responsible parties under the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, or similar state laws, as applicable, with respect to EPA-designated Superfund sites. While liability under CERCLA for remediation at these sites is generally joint and several with other responsible parties, we believe that, to the extent we are ultimately determined to be liable for the expense of remediation at any site, such liability will not result in a material adverse effect on our consolidated financial position or results of operations. We are committed to maintaining the environment and protecting natural resources and human health and to achieving full compliance with all applicable laws, regulations and orders.



     We are a party to or threatened with various other litigation and contingent loss situations arising in the ordinary course of our business including: disputes with customers and former customers; disputes with owners and former owners of financially troubled or failed customers; disputes with landlords and former landlords; disputes with employees and former employees regarding labor conditions, wages, workers' compensation matters and alleged discriminatory practices; disputes with insurance carriers; tax assessments and other matters, some of which are for substantial amounts. Except as noted above, we do not believe that any such claim will have a material adverse effect on us.



     7. Long-term debt consists of the following:



                                                     APRIL 21,     DECEMBER 30,
                                                        2001           2000
                                                     ----------    ------------
                                                           (IN THOUSANDS)
10 1/8% senior notes due 2008......................  $  355,000     $       --
5 1/4% convertible senior subordinated notes due
  2009.............................................     150,000             --
10 5/8% senior notes due 2001......................          --        300,000
10 1/2% senior subordinated notes due 2004.........     250,000        250,000
10 5/8% senior subordinated notes due 2007.........     250,000        250,000
Revolving credit, average interest rates of 7.4%
  for 2001 and 7.3% for 2000, due 2003.............     130,000        300,000
Term loans, due 2001 to 2004, average interest rate
  of 8.1% for 2001 and 7.2% for 2000...............     145,786        154,421
Other debt (including discounts)...................      (5,188)        16,150
                                                     ----------     ----------
                                                      1,275,598      1,270,571
Less current maturities............................     (36,171)       (38,171)
                                                     ----------     ----------
Long-term debt.....................................  $1,239,427     $1,232,400
                                                     ==========     ==========



     Five-year Maturities: Aggregate maturities of long-term debt for the next five years are as follows: 2001 -- $28 million; 2002 -- $40 million;
2003 -- $172 million; 2004 -- $287 million; and 2005 -- $0.



     The 10 5/8% $300 million senior notes due 2001 were issued in 1994. During the first quarter of 2001, we redeemed these notes with the proceeds from the issuance of $355 million of senior notes, as described below. In connection with the redemption of $300 million of 10 5/8% senior notes due 2001, we recognized a $3.5 million after-tax extraordinary charge from early retirement of debt.



     On March 15, 2001, we issued $355 million of 10 1/8% senior notes that mature on March 15, 2008. Most of the net proceeds were used to redeem all of the 10 5/8% senior notes due 2001, including an amount to cover accrued interest and the redemption premium. The balance of the net proceeds was used to pay down outstanding revolver loans. The new senior notes are unsecured senior obligations, ranking the same as all other existing and future senior indebtedness and senior in right of payment to the

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



subordinated notes. The senior notes are effectively subordinated to secured senior indebtedness with respect to assets securing such indebtedness, including loans under our senior secured credit facility. The 10 1/8% senior notes are guaranteed by substantially all of our subsidiaries (see -- Subsidiary Guarantee of Senior Notes and Senior Subordinated Notes below).



     On March 15, 2001, we issued $150 million of 5.25% convertible senior subordinated notes that mature on March 15, 2009 and have a conversion price of $30.27 per share. The net proceeds were used to pay down outstanding revolver loans. The convertible notes are callable after 2004, and are general unsecured obligations, subordinated in right of payment to all existing and future senior indebtedness, and rank senior to or of equal rank with all of our existing and future subordinated indebtedness.



     Subsidiary Guarantee of Senior Notes and Senior Subordinated Notes: The senior notes, convertible senior subordinated notes, and senior subordinated notes are guaranteed by substantially all of Fleming's wholly-owned direct and indirect subsidiaries. The guarantees are joint and several, full, complete and unconditional. There are currently no restrictions on the ability of the subsidiary guarantors to transfer funds to Fleming (the parent) in the form of cash dividends, loans or advances.



     The following condensed consolidating financial information depicts, in separate columns, the parent company, those subsidiaries which are guarantors, those subsidiaries which are non-guarantors, elimination adjustments and the consolidated total. The financial information may not necessarily be indicative of the results of operations or financial position had the subsidiaries been operated as independent entities.

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



CONDENSED CONSOLIDATING BALANCE SHEET INFORMATION



                                                                    APRIL 21, 2001
                                          ------------------------------------------------------------------
                                            PARENT                     NON-
                                           COMPANY     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          ----------   ----------   ----------   ------------   ------------
                                                                    (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.............  $   23,637    $  1,951     $  1,685     $      --      $   27,273
  Receivables, net......................     410,955      77,886        1,830            --         490,671
  Inventories...........................     626,569     149,141        3,539            --         779,249
  Other current assets..................     129,521       7,909           42            --         137,472
                                          ----------    --------     --------     ---------      ----------
     Total current assets...............   1,190,682     236,887        7,096            --       1,434,665
Investment in subsidiaries..............      53,381          --           --       (53,381)             --
Intercompany receivables................     290,888          --           --      (290,888)             --
Property and equipment, net.............     452,722     235,768        7,028            --         695,518
Goodwill, net...........................     410,434      96,392        3,692            --         510,518
Other assets............................     491,744      25,129       18,654            --         535,527
                                          ----------    --------     --------     ---------      ----------
                                          $2,889,851    $594,176     $ 36,470     $(344,269)     $3,176,228
                                          ==========    ========     ========     =========      ==========
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Accounts payable......................  $  637,242    $ 90,335     $  2,504     $      --      $  730,081
  Intercompany payables.................          --     244,564       46,324      (290,888)             --
  Other current liabilities.............     216,805      34,583        2,996            --         254,384
                                          ----------    --------     --------     ---------      ----------
     Total current liabilities..........     854,047     369,482       51,824      (290,888)        984,465
Obligations under capital leases........     209,342     130,646           --            --         339,988
Long-term debt and other liabilities....   1,332,568      25,265           48            --       1,357,881
Equity (deficit)........................     493,894      68,783      (15,402)      (53,381)        493,894
                                          ----------    --------     --------     ---------      ----------
                                          $2,889,851    $594,176     $ 36,470     $(344,269)     $3,176,228
                                          ==========    ========     ========     =========      ==========

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



                                                                  DECEMBER 30, 2000
                                          ------------------------------------------------------------------
                                            PARENT                     NON-
                                           COMPANY     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                          ----------   ----------   ----------   ------------   ------------
                                                                    (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.............  $   22,487    $  6,753     $  1,140     $      --      $   30,380
  Receivables, net......................     406,203     101,884          958            --         509,045
  Inventories...........................     635,227     192,499        3,539            --         831,265
  Other current assets..................     247,400       4,943           40            --         252,383
                                          ----------    --------     --------     ---------      ----------
     Total current assets...............   1,311,317     306,079        5,677            --       1,623,073
Investment in subsidiaries..............      53,381          --           --       (53,381)             --
Intercompany receivables................     384,450          --           --      (384,450)             --
Property and equipment, net.............     424,321     285,117        7,019            --         716,457
Goodwill, net...........................     411,094     129,440        3,785            --         544,319
Other assets............................     463,008      42,918       13,036            --         518,962
                                          ----------    --------     --------     ---------      ----------
                                          $3,047,571    $763,554     $ 29,517     $(437,831)     $3,402,811
                                          ==========    ========     ========     =========      ==========
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
  Accounts payable......................  $  821,407    $120,145     $  1,727     $      --      $  943,279
  Intercompany payables.................          --     342,627       41,823      (384,450)             --
  Other current liabilities.............     244,524      43,275        1,310            --         289,109
                                          ----------    --------     --------     ---------      ----------
     Total current liabilities..........   1,065,931     506,047       44,860      (384,450)      1,232,388
Obligations under capital leases........     214,611     162,628           --            --         377,239
Long-term debt and other liabilities....   1,339,837      26,096           59            --       1,365,992
Equity (deficit)........................     427,192      68,783      (15,402)      (53,381)        427,192
                                          ----------    --------     --------     ---------      ----------
                                          $3,047,571    $763,554     $ 29,517     $(437,831)     $3,402,811
                                          ==========    ========     ========     =========      ==========

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



CONDENSED CONSOLIDATING OPERATING STATEMENT INFORMATION



                                                          16 WEEKS ENDED APRIL 21, 2001
                                        ------------------------------------------------------------------
                                          PARENT                     NON-
                                         COMPANY     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        ----------   ----------   ----------   ------------   ------------
                                                                  (IN THOUSANDS)
Net sales.............................  $3,465,166   $1,035,055    $22,210      $(361,240)     $4,161,191
Costs and expenses:
  Cost of sales.......................   3,280,265      859,049     16,873       (361,240)      3,794,947
  Selling and administrative..........     150,323      161,907      5,083             --         317,313
  Other...............................      16,457       28,605      3,519             --          48,581
  Impairment/restructuring charge
     (credit).........................       6,255      (33,114)        --             --         (26,859)
  Equity loss from subsidiaries.......      (3,598)          --         --          3,598              --
                                        ----------   ----------    -------      ---------      ----------
     Total costs and expenses.........   3,449,702    1,016,447     25,475       (357,642)      4,133,982
                                        ----------   ----------    -------      ---------      ----------
  Income (loss) before taxes..........      15,464       18,608     (3,265)        (3,598)         27,209
  Taxes on income (loss)..............          (2)      13,117     (1,372)            --          11,743
                                        ----------   ----------    -------      ---------      ----------
  Income (loss) before extraordinary
     charge...........................  $   15,466   $    5,491    $(1,893)     $  (3,598)     $   15,466
                                        ==========   ==========    =======      =========      ==========



                                                          16 WEEKS ENDED APRIL 15, 2000
                                        ------------------------------------------------------------------
                                          PARENT                     NON-
                                         COMPANY     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                        ----------   ----------   ----------   ------------   ------------
                                                                  (IN THOUSANDS)
Net sales.............................  $3,569,998   $1,175,704    $22,715      $(436,919)     $4,331,498
Costs and expenses:
  Cost of sales.......................   3,360,908      973,622     17,213       (436,919)      3,914,824
  Selling and administrative..........     185,768      181,648      4,891             --         372,307
  Other...............................       2,964       39,851      2,672             --          45,487
  Impairment/restructuring charge.....      41,437          708         --             --          42,145
  Equity loss from subsidiaries.......      12,912           --         --        (12,912)             --
                                        ----------   ----------    -------      ---------      ----------
     Total costs and expenses.........   3,603,989    1,195,829     24,776       (449,831)      4,374,763
                                        ----------   ----------    -------      ---------      ----------
Income (loss) before taxes............     (33,991)     (20,125)    (2,061)        12,912         (43,265)
Taxes on income (loss)................      (8,118)      (8,409)     ( 865)            --         (17,392)
                                        ----------   ----------    -------      ---------      ----------
Net income (loss).....................  $  (25,873)  $  (11,716)   $(1,196)     $  12,912      $  (25,873)
                                        ==========   ==========    =======      =========      ==========

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



CONDENSED CONSOLIDATING CASH FLOW INFORMATION



                                                           16 WEEKS ENDED APRIL 21, 2001
                                         -----------------------------------------------------------------
                                          PARENT                     NON-
                                          COMPANY    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         ---------   ----------   ----------   ------------   ------------
                                                                  (IN THOUSANDS)
Net cash provided by (used in)
  operating activities.................  $(117,559)  $   6,588     $(5,102)        $ --        $(116,073)
                                         ---------   ---------     -------         ----        ---------
Cash flows from investing activities:
  Purchases of property and
     equipment.........................    (37,721)     (9,704)       (748)          --          (48,173)
  Other................................     28,573     103,398          --           --          131,971
                                         ---------   ---------     -------         ----        ---------
  Net cash provided by (used in)
     investing activities..............     (9,148)     93,694        (748)          --           83,798
                                         ---------   ---------     -------         ----        ---------
  Cash flows from financing activities:
  Repayments on capital lease
     obligations.......................     (3,886)     (1,530)         --           --           (5,416)
  Advances (to) from parent............     97,159    (103,554)      6,395           --               --
  Other................................     34,584          --          --           --           34,584
                                         ---------   ---------     -------         ----        ---------
  Net cash provided by (used in)
     financing activities..............    127,857    (105,084)      6,395           --           29,168
                                         ---------   ---------     -------         ----        ---------
  Net increase (decrease) in cash and
     cash equivalents..................      1,150      (4,802)        545           --           (3,107)
  Cash and cash equivalents at
     beginning of year.................     22,487       6,753       1,140           --           30,380
                                         ---------   ---------     -------         ----        ---------
Cash and cash equivalents at end of
  year.................................  $  23,637   $   1,951     $ 1,685         $ --        $  27,273
                                         =========   =========     =======         ====        =========



                                                            16 WEEKS ENDED APRIL 15, 2000
                                           ----------------------------------------------------------------
                                            PARENT                    NON-
                                           COMPANY    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                           --------   ----------   ----------   ------------   ------------
                                                                    (IN THOUSANDS)
Net cash provided by operating
  activities.............................  $ 48,545    $  4,962     $ 1,139         $ --         $ 54,646
                                           --------    --------     -------         ----         --------
Cash flows from investing activities:
  Purchases of property and equipment....   (11,416)    (25,979)     (1,103)          --          (38,498)
  Other..................................    52,705          40          --           --           52,745
                                           --------    --------     -------         ----         --------
  Net cash provided by (used in)
     investing activities................    41,289     (25,939)     (1,103)          --           14,247
                                           --------    --------     -------         ----         --------
  Cash flows from financing activities:
  Repayments on capital lease
     obligations.........................    (5,323)     (1,659)         --           --           (6,982)
  Advances (to) from parent..............   (41,545)     30,741      10,804           --               --
  Other..................................   (47,875)         --          --           --          (47,875)
                                           --------    --------     -------         ----         --------
  Net cash provided by (used in)
     financing activities................   (94,743)     29,082      10,804           --          (54,857)
                                           --------    --------     -------         ----         --------
  Net increase (decrease) in cash and
     cash equivalents....................    (4,909)      8,105      10,840           --           14,036
  Cash and cash equivalents at beginning
     of year.............................   (54,803)     61,307         179           --            6,683
                                           --------    --------     -------         ----         --------
Cash and cash equivalents at end of
  year...................................  $(59,712)   $ 69,412     $11,019         $ --         $ 20,719
                                           ========    ========     =======         ====         ========

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



     8. The accompanying operating statements include the following:



                                                               16 WEEKS ENDED
                                                           ----------------------
                                                           APRIL 21,    APRIL 15,
                                                             2001         2000
                                                           ---------    ---------
                                                               (IN THOUSANDS)
Depreciation and amortization (includes depreciation and
  amortization due to strategic plan)....................   $50,667      $53,749
Excess depreciation and amortization due to the strategic
  plan...................................................   $    --      $ 4,395
Amortized costs in interest expense......................   $ 2,180      $ 1,496



     9. In December 1998, we announced the implementation of a strategic plan designed to improve the competitiveness of the retailers we serve and improve our performance by building stronger operations that can better support long-term growth. The four major initiatives of the strategic plan were to consolidate distribution operations, grow distribution sales, improve retail performance, and reduce overhead and operating expenses. Additionally, in 2000 we decided to reposition certain retail operations into our price impact format and sell or close the remaining conventional retail chains. During the first quarter of 2001, we sold or closed 66 retail stores. We plan to sell or close the remaining 31 retail stores by the end of July 2001.



     The plan, as expected, took two years to implement and is now substantially complete. Additional charges of approximately $20 million are estimated in 2001. The remaining charges represent severance related expenses, inventory markdowns for clearance for closed operations, and other exit costs that cannot be expensed until incurred. Charges after 2001 are expected to be minimal.



     The net effect of the strategic plan in the first quarter of 2001 was pre-tax income of $1 million. The after-tax effect was income of less than $1 million, or $.01 per share. The $1 million pre-tax income was included on several lines of the Consolidated Statement of Operations as follows: $3 million charge was included in net sales; $18 million charge was included in cost of sales and was primarily related to inventory markdowns for clearance for closed operations; $5 million charge was included in selling and administrative expense as disposition related costs recognized on a periodic basis. These charges were offset by $27 million of income in the Impairment/restructuring line related to the recovery of previously recorded asset impairment resulting from the planned sale of some retail stores, offset partially by severance related expenses. The first quarter charge consisted of the following components:



     - Net impairment recovery of $35 million. The components included recovering previously recorded goodwill impairment of $14 million and long-lived asset impairment of $24 million. Also included was impairment of $3 million related to other long-lived assets.



     - Restructuring charges of $8 million. The restructuring charges consisted primarily of severance related expenses for the divested or closed operating units. The restructuring charges also included professional fees incurred related to the restructuring process.



     - Other disposition and related costs of $26 million. These costs consisted primarily of inventory markdowns for clearance for closed operations and disposition related costs recognized on a periodic basis.



     The first quarter of 2001 charge relates to our business segments as follows: $7 million charge relates to the distribution segment and $12 million of income relates to the retail segment with the balance relating to support services expenses.

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



     The charges related to workforce reductions are as follows:



                                                          AMOUNT     HEADCOUNT
                                                         --------    ---------
                                                          ($'S IN THOUSANDS)
1998 Activity:
  Charge...............................................  $ 25,441      1,430
  Terminations.........................................    (3,458)      (170)
                                                         --------     ------
  Ending Liability.....................................    21,983      1,260
1999 Activity:
  Charge...............................................    12,029      1,350
  Terminations.........................................   (24,410)    (1,950)
                                                         --------     ------
  Ending Liability.....................................     9,602        660
2000 Activity:
  Charge...............................................    53,906      5,610
  Terminations.........................................   (26,180)    (1,860)
                                                         --------     ------
  Ending Liability.....................................    37,328      4,410
2001 Quarter 1 Activity:
  Charge...............................................     6,760        520
  Terminations.........................................   (10,186)    (3,320)
                                                         --------     ------
  Ending Liability.....................................  $ 33,902      1,610
                                                         ========     ======



     The ending liability of approximately $34 million includes payments over time to associates already severed as well as union pension withdrawal liabilities. The breakdown of the 520 headcount reduction recorded during 2001 was: 145 from the distribution segment; 360 from the retail segment; and 15 from support services.



     Additionally, the strategic plan includes charges related to lease obligations which will be utilized as operating units or retail stores close, but ultimately reduced over remaining lease terms ranging from 1 to 20 years. The charges and utilization have been recorded to-date as follows:



                                                             AMOUNT
                                                       ------------------
                                                       ($'S IN THOUSANDS)
1998 Activity:
  Charge.............................................       $ 28,101
  Utilized...........................................           (385)
                                                            --------
  Ending Liability...................................         27,716
1999 Activity:
  Charge.............................................         15,074
  Utilized...........................................        (10,281)
                                                            --------
  Ending Liability...................................         32,509
2000 Activity:
  Charge.............................................         37,149
  Utilized...........................................        (48,880)
                                                            --------
  Ending Liability...................................         20,778
2001 Quarter 1 Activity:
  Charge.............................................            500
  Utilized...........................................         (5,263)
                                                            --------
  Ending Liability...................................       $ 16,015
                                                            ========

                            FLEMING COMPANIES, INC.

                  (SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)



     Assets held for sale included in other current assets at the end of the first quarter of 2001 were approximately $59 million, consisting of $24 million of distribution operating units and $35 million of retail stores.



     The pre-tax charge of the strategic plan in the first quarter of 2000 totaled $64 million. After tax, the expense for the first quarter of 2000 was $38 million or $.98 per share. The $64 million charge was included on several lines of the Consolidated Condensed Statement of Operations for the first quarter of 2000 as follows: $14 million was included in cost of sales and was primarily related to inventory markdowns for clearance for closed operations and additional depreciation and amortization on assets to be disposed of but not yet held for sale; $8 million was included in selling and administrative expense and equity investment results as disposition related costs recognized on a periodic basis; and the remaining $42 million was included in the Impairment/restructuring charge line. The $64 million charge consisted of the following components:



     - Impairment of assets of $2 million. The impairment related to other long-lived assets.



     - Restructuring charges of $40 million. The restructuring charges consisted primarily of severance related expenses and pension withdrawal liabilities for the divested or closed operating units that were closed during the first quarter of 2000. The restructuring charges also included operating lease liabilities and professional fees incurred related to the restructuring process.



     - Other disposition and related costs of $21 million. These costs consist primarily of inventory markdowns for clearance for closed operations, additional depreciation and amortization on assets to be disposed of but not yet held for sale, disposition related costs recognized on a periodic basis.



     The $64 million charge relates to our business segments as follows: $37 million relates to the distribution segment and $17 million relates to the retail segment with the balance relating to support services expenses.



     Asset impairments were recognized in accordance with SFAS No.
121 -- Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and such assets were written down to their estimated fair values based on estimated proceeds of operating units to be sold or discounted cash flow projections. The operating costs of operating units to be sold or closed are treated as normal operations during the periods they remain in use. Salaries, wages and benefits of employees at these operating units are charged to operations during the time such employees are actively employed. Depreciation expense is continued for assets that the company is unable to remove from operations.

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT



To the Board of Directors and Shareholders


Fleming Companies, Inc.



     We have reviewed the accompanying condensed consolidated balance sheet of Fleming Companies, Inc. and subsidiaries as of April 21, 2001, and the related condensed consolidated statements of operations and of cash flows for the sixteen weeks ended April 21, 2001 and April 15, 2000. These financial statements are the responsibility of the company's management.



     We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.



     Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.



     We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Fleming Companies Inc. and subsidiaries as of December 30, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated February 14, 2001 (except for the information under long-term debt and contingencies included in the notes to consolidated financial statements as to which the date is March 22, 2001), we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 30, 2000 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



DELOITTE & TOUCHE LLP



Dallas, Texas


May 24, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         [FLEMING COMPANIES, INC. LOGO]

                            FLEMING COMPANIES, INC.

                  OFFER TO EXCHANGE UP TO $355,000,000 OF ITS
                         10 1/8% SENIOR NOTES DUE 2008,
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT,
                   FOR UP TO $355,000,000 OF ITS OUTSTANDING
                         10 1/8% SENIOR NOTES DUE 2008

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                           , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article Thirteen of the Restated Certificate of Incorporation of Registrant contains a provision, permitted by Section 1006B.7 of the Oklahoma General Corporation Act (the "OGCA"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The OGCA and the Restated Certificate of Incorporation of the Registrant provide that such provision does not eliminate or limit liability, (1) for any breach of the director's duty of loyalty to Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 1053 of the OGCA, or (4) for any transaction from which the director derived an improper personal benefit.

     Section 1031 of the OGCA permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 1031 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Registrant would have the power to indemnify such persons against such liabilities under the provisions of such section.

     Section 1031 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article 8 of the by-laws of Registrant contains provisions regarding indemnification which parallel those described above.

     Registrant maintains insurance policies that insure its officers and directors against certain liabilities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated in this Item 21 by reference.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          FLEMING COMPANIES, INC.

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                               Senior Vice President, General
                                                           Counsel
                                                       and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----
                /s/ MARK S. HANSEN*                  Chairman and Chief Executive Officer  July 13, 2001
---------------------------------------------------     (Principal Executive Officer)
                  Mark S. Hansen

                /s/ NEAL J. RIDER*                    Executive Vice President and Chief   July 13, 2001
---------------------------------------------------      Financial Officer (Principal
                   Neal J. Rider                      Financial and Accounting Officer)

                                                                   Director
---------------------------------------------------
                  Herbert M. Baum

               /s/ ARCHIE R. DYKES*                                Director                July 13, 2001
---------------------------------------------------
                  Archie R. Dykes

                                                                   Director
---------------------------------------------------
                 Carol B. Hallett

               /s/ ROBERT S. HAMADA*                               Director                July 13, 2001
---------------------------------------------------
                 Robert S. Hamada

            /s/ EDWARD C. JOULLIAN III*                            Director                July 13, 2001
---------------------------------------------------
              Edward C. Joullian III

                /s/ GUY A. OSBORN*                                 Director                July 13, 2001
---------------------------------------------------
                   Guy A. Osborn

              /s/ ALICE M. PETERSON*                               Director                July 13, 2001
---------------------------------------------------
                 Alice M. Peterson

           *By: /s/ CARLOS M. HERNANDEZ
  ----------------------------------------------
                Carlos M. Hernandez
                 Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          ABCO FOOD GROUP, INC.,
                                          a Nevada corporation

                                          By       /s/ LOUIS F. MOORE
                                            ------------------------------------
                                                       Louis F. Moore
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          ABCO MARKETS INC.,
                                          an Arizona corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          ABCO REALTY CORP.,
                                          an Arizona corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          AG, L.L.C.,
                                          an Oklahoma limited liability company

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          AMERICAN LOGISTICS GROUP, INC.,
                                          a Delaware corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          BAKER'S FOOD GROUP, INC.,
                                          a Nevada corporation

                                          By       /s/ LOUIS F. MOORE
                                            ------------------------------------
                                                       Louis F. Moore
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          DUNIGAN FUELS, INC.,
                                          a Texas corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          FAVAR CONCEPTS, LTD.,
                                          a Delaware corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          FLEMING FOODS MANAGEMENT CO., L.L.C.,
                                          an Oklahoma limited liability company

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          FLEMING FOODS OF TEXAS, L.P.,
                                          an Oklahoma limited partnership

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          FLEMING INTERNATIONAL LTD.,
                                          an Oklahoma corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          FLEMING SUPERMARKETS OF
                                          FLORIDA, INC.,
                                          a Florida corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          FLEMING TRANSPORTATION SERVICE, INC.,
                                          an Oklahoma corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          FLEMING WHOLESALE, INC.,
                                          a Nevada corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          FUELSERV, INC.,
                                          a Delaware corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          GATEWAY INSURANCE AGENCY, INC.,
                                          a Wisconsin corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          LAS, INC.,
                                          an Oklahoma corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          PIGGLY WIGGLY COMPANY,
                                          an Oklahoma corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          PROGRESSIVE REALTY, INC.,
                                          an Oklahoma corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          RAINBOW FOOD GROUP, INC.,
                                          a Nevada corporation

                                          By       /s/ LOUIS F. MOORE
                                            ------------------------------------
                                                       Louis F. Moore
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          RETAIL INVESTMENTS, INC.,
                                          a Nevada corporation

                                          By       /s/ LOUIS F. MOORE
                                            ------------------------------------
                                                       Louis F. Moore
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          RETAIL SUPERMARKETS, INC.,
                                          a Texas corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          RFS MARKETING SERVICES, INC.,
                                          an Oklahoma corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          RICHMAR FOODS, INC.,
                                          a California corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lewisville, state of Texas, on the 13th day of July, 2001.


                                          SCRIVNER TRANSPORTATION, INC.,
                                          an Oklahoma corporation

                                          By     /s/ CARLOS M. HERNANDEZ
                                            ------------------------------------
                                                    Carlos M. Hernandez
                                                         Secretary

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------                      -------------------
  4.1    Credit Agreement, dated as of July 25, 1997, among Fleming
         Companies, Inc. the Lenders party thereto, BancAmerica
         Securities, Inc., as syndication agent, Societe Generale, as documentation agent and the Chase Manhattan Bank, as
         administrative agent, filed as Exhibit 4.16 to Form 10-Q for the quarter ended July 12, 1997 and incorporated herein by reference.
  4.2    Security Agreement, dated as of July 25, 1997, between
         Fleming Companies, Inc., the company subsidiaries party
         thereto and The Chase Manhattan Bank, as collateral agent, filed as Exhibit 4.17 to Form 10-Q for the quarter ended
         July 12, 1997 and incorporated herein by reference.
  4.3    Pledge Agreement, dated as of July 25, 1997, among Fleming
         Companies, Inc., the company subsidiaries party thereto and
         The Chase Manhattan Bank, as collateral agent, filed as
         Exhibit 4.18 to Form 10-Q for the quarter ended July 12,
         1997 and incorporated herein by reference.
  4.4    Guarantee Agreement among the company subsidiaries party
         thereto and The Chase Manhattan Bank, as collateral agent, filed as Exhibit 4.19 to Form 10-Q for the quarter ended
         July 12, 1997 and incorporated herein by reference.
  4.5    Indenture, dated as of July 25, 1997, among Fleming
         Companies, Inc., the Subsidiary Guarantors named therein and
         Manufacturers and Traders Trust Company, as Trustee,
         regarding 10 5/8% Senior Subordinated Notes due 2007, filed as Exhibit 4.20 to Form 10-Q for the quarter ended July 12,
         1997 and incorporated herein by reference.
  4.6    Indenture, dated as of July 25, 1997, among Fleming
         Companies, Inc., the Subsidiary Guarantors named therein and
         Manufacturers and Traders Trust Company regarding 10 1/2%
         Senior Subordinated Notes due 2004, filed as Exhibit 4.21 to
         Form 10-Q for quarter ended July 12, 1997 and incorporated herein by reference.
  4.7    First Amendment, dated as of October 5, 1998, to Credit
         Agreement dated July 25, 1997, filed as Exhibit 4.8 to Form
         10-Q for the quarter ended October 3, 1998 and incorporated herein by reference.
  4.8    Second Amendment, dated as of December 21, 1999, to Credit
         Agreement dated July 25, 1997, filed as Exhibit 4.9 to Form
         10-Q for quarter ended April 15, 2000 and incorporated
         herein by reference.
  4.9    Third Amendment, dated as of February 26, 2001, to Credit
         Agreement dated July 25, 1997.
  4.10   Indenture, dated as of March 15, 2001, among Fleming
         Companies, Inc., the Subsidiary Guarantors named therein and
         Bankers Trust Company, as Trustee, regarding the 10 1/8%
         Senior Notes due 2008.+
  4.11   Indenture, dated as of March 15, 2001, among Fleming
         Companies, Inc., the Subsidiary Guarantors named therein and
         Bank One, N.A., as Trustee, regarding the 5.25% Convertible
         Senior Subordinated Notes due 2009, filed as Exhibit 4.3 to
         Form S-3 filed on May 3, 2001 and incorporated herein by
         reference.
  4.12   Registration Rights Agreement, dated as of March 15, 2001, among Fleming Companies, Inc., the Subsidiary Guarantors
         named therein, Deutsche Banc Alex. Brown Inc., Bear, Stearns
         & Co. Inc., Lehman Brothers Inc., Chase Securities Inc. and
         UBS Warburg LLC.+
  4.13   Registration Rights Agreement, dated as of March 15, 2001, among Fleming Companies, Inc., the Subsidiary Guarantors
         named therein, Deutsche Banc Alex. Brown Inc., Bear, Stearns
         & Co. Inc., Lehman Brothers Inc., JPMorgan Securities Inc.
         and UBS Warburg LLC, filed as Exhibit 4.4 to Form S-3 filed on May 3, 2001 and incorporated herein by reference.
  5.1    Opinion of Latham & Watkins.
  5.2    Opinion of McAfee & Taft.
 12.1    Statement of Computation of Ratios.
 15.1    Letter of Independent Auditors re Unaudited Interim
         Financial Information.
 23.1    Consent of Latham & Watkins (included in Exhibit 5.1).
 23.2    Consent of McAfee & Taft (included in Exhibit 5.2).

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------                      -------------------
 23.3    Independent Auditors' Consent.
 24.1    Power of Attorney.+
 25.1    Statement of Eligibility under the Trust Indenture Act of
         1939 of a Corporation Designated to Act as Trustee of
         Bankers Trust Company (Form T-1).+
 99.1    Letter of Transmittal with Respect to the Exchange Offer.+
 99.2    Notice of Guaranteed Delivery with Respect to the Exchange
         Offer.+
 99.3    Letter to DTC Participants Regarding the Exchange Offer.+
 99.4    Letter to Beneficial Holders Regarding the Exchange Offer.+
 99.5    Guidelines for Certification of Taxpayer Identification
         Number on Substitute Form W-9.+


-------------------------

+Previously filed.